Exhibit 99.4
            Appraisal Report of Keller & Company, Inc.

                    CONVERSION VALUATION APPRAISAL REPORT


                                Prepared For:

                   Empire Federal Savings and Loan Association

                                        and

                            Empire Federal Bancorp, Inc.
                                 Livingston, Montana


                                        As Of:
                                   September 6, 1996


                                      Prepared By:

                                 Keller & Company, Inc.
                                 555 Metro Place North
                                       Suite 524
                                   Dublin, Ohio 43017
                                     (614) 766-1426


                                    KELLER & COMPANY

                        CONVERSION VALUATION APPRAISAL REPORT


                                   Prepared for:

                           Empire Federal Bancorp, Inc.
                                       and
                                  Empire Federal
                           Savings and Loan Association

                                Livingston, Montana


                                       As Of:
                                 September 6, 1996


                                   Prepared By:

                                Michael R. Keller
                                    President

                              KELLER & COMPANY, INC.
                              555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                                 (614) 766-1459 FAX

September 26, 1996


Board of Directors
Empire Federal Savings
  and Loan Association
123 South Main Street
Livingston, MT 59047

Gentlemen:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of Empire Federal Bancorp, Inc. (the "Corporation"), which is the newly formed holding company of Empire Federal Savings and Loan Association, Livingston, Montana ("Empire Federal" or the "Association"). The Corporation will hold all of the shares of the common stock of the Association. Such stock is to be issued in connection with the Association's conversion from a federally chartered mutual savings and loan association to a federally chartered capital stock savings bank in accordance with the Association's Plan of Conversion. This appraisal was prepared and provided to the Association in accordance with the conversion requirements and regulations of the Office of Thrift Supervision of the United States Department of the Treasury.

Keller & Company, Inc. is an independent financial institution consulting firm that serves both banks and thrift institutions. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in market studies, business and strategic plans, stock valuations, conversion appraisals, and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Empire Federal and the material provided by the independent auditor, KPMG Peat Marwick LLP, Billings, Montana, are both accurate and complete. We did not proceed to verify the financial statements provided to us, nor did we conduct independent valuations of the Association's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Board of Directors
Empire Federal
  Savings and Loan Association
September 26, 1996

Page 2


In the completion of this appraisal, we held discussions with the management of Empire Federal, with the law firm of Breyer & Aguggia, Washington, D.C., the Association's conversion counsel, and with KPMG Peat Marwick LLP. Further, we viewed the Association's local economy and primary market area.

This valuation must not be considered as a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock in this conversion will subsequently be able to sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Association's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Association as determined by this firm, we will proceed to make necessary adjustments to the Association's appraised value in such appraisal update.

It is our opinion that as of September 6, 1996, the pro forma market value or appraised value of the Corporation is $19,600,000. Further, the range for this valuation is from a minimum of $16,600,000 to a maximum of $22,540,000, with a super-maximum of $25,921,000.

Very truly yours,

KELLER & COMPANY, INC.

(Signature of Michael R. Keller)
Michael R. Keller
President

                                TABLE OF CONTENTS


                                                                            PAGE

INTRODUCTION                                                                  1

  I.     Description of Empire Federal Savings and Loan Association
         General                                                              4
         Performance Overview                                                 8
         Income and Expense                                                  10
         Yields and Costs                                                    16
         Interest Rate Sensitivity                                           17
         Lending Activities                                                  19
         Non-Performing Assets                                               23
         Investments                                                         25
         Deposit Activities                                                  25
         Borrowings                                                          26
         Subsidiaries                                                        26
         Office Properties                                                   27
         Management                                                          27

II.      Description of Primary Market Area                                  28

III.     Comparable Group Selection
         Introduction                                                        35
         General Parameters
           Merger/Acquisition                                                36
           Mutual Holding Companies                                          37
           Trading Exchange                                                  37
           IPO Date                                                          38
           Geographic Location                                               38
           Asset Size                                                        39
         Balance Sheet Parameters
           Introduction                                                      40
           Cash and Investments to Assets                                    40
           Mortgage-Backed Securities to Assets                              41
           One- to Four-Family Loans to Assets                               42
           Total Net Loans to Assets                                         42
           Total Net Loans and Mortgage-Backed Securities to Assets          42
           Advances to Assets                                                43
           Equity to Assets                                                  43
         Performance Parameters
           Introduction                                                      44

                                                                           PAGE

III.     Comparable Group Selection (cont.)
         Performance Parameters (cont.)
           Return on Average Assets                                          44
           Return on Average Equity                                          45
           Net Interest Margin                                               45
           Operating Expenses to Assets                                      46
           Noninterest Income to Assets                                      46
         Asset Quality Parameters
           Introduction                                                      47
           Nonperforming Assets to Asset Ratio                               47
           Repossessed Assets to Assets                                      47
           Loans Loss Reserves to Assets                                     48
         The Comparable Group                                                48
         Summary of Comparable Group Institutions                            49

IV.      Analysis of Financial Performance                                   52

V.       Market Value Adjustments
         Earnings Performance                                                55
         Market Area                                                         59
         Financial Condition                                                 60
         Dividend Payments                                                   61
         Subscription Interest                                               62
         Liquidity of Stock                                                  63
         Management                                                          63
         Marketing of the Issue                                              64

VI.      Valuation Methods                                                   65
         Price to Book Value Ratio Method                                    66
         Price to Earnings Method                                            67
         Price to Net Assets Method                                          68
         Valuation Conclusion                                                70

                                LIST OF EXHIBITS



NUMERICAL                                                                  PAGE
EXHIBITS

   1                       Balance Sheet - June 30, 1996                     71
   2                       Balance Sheet - June 30, 1992 through 1995        72
   3                       Income Statement - Year Ended June 30, 1996       73
   4                       Income Statement - June 30, 1992 through 1995     74
   5                       Selected Consolidated Financial Data              75
   6                       Income and Expense Trends                         76
   7                       Normalized Earnings Trend                         77
   8                       Performance Indicators                            78
   9                       Volume/Rate Analysis                              79
  10                       Yield and Cost Trends                             80
  11                       Market Value of Portfolio Equity                  81
  12                       Loan Portfolio Composition                        82
  13                       Loan Maturity Schedule                            83
  14                       Loan Portfolio Originations                       84
  15                       Classified Assets                                 85
  16                       Allowance for Loan Losses                         86
  17                       Investment Portfolio Composition                  87
  18                       Mix of Deposits                                   88
  19                       Deposit Activity                                  89
  20                       Borrowed Funds                                    90
  21                       Office and Subsidiary Information                 91
  22                       List of Key Officers and Directors                92
  23                       Key Demographic Data and Trends                   93
  24                       Key Housing Data                                  94
  25                       Major Sources of Employment                       95
  26                       New Housing Permits and Growth Rates              96
  27                       Unemployment Rates                                97
  28                       Market Share of Deposits                          98
  29                       National Interest Rates by Quarter                99
  30                       Thrift Stock Prices and Pricing Ratios           100
  31                       Key Financial Data and Ratios                    111
  32                       Recently Converted Thrift Institutions           123
  33                       Acquisitions and Pending Acquisitions            125
  34                       Thrift Stock Prices and Pricing Ratios -
                             Mutual Holding Companies                       126

NUMERICAL                                                                  PAGE
EXHIBITS



  35                       Key Financial Data and Ratios -
                             Mutual Holding Companies                       127
  36                       Balance Sheets Parameters -
                             Comparable Group Selection                     128
  37                       Operating Performance and Asset Quality Parameters -
                             Comparable Group Selection                     130
  38                       Balance Sheet Ratios -
                             Final Comparable Group                         133
  39                       Operation Performance and Asset Quality Ratios
                                    Final Comparable Group                  134
  40                       Balance Sheet Totals - Final Comparable Group    135
  41                       Market Area Comparison - Final Comparable Group  136
  42                       Balance Sheet - Asset Composition
                                    Most Recent Quarter                     137
  43                       Balance Sheet - Liability and Equity
                                    Most Recent Quarter                     138
  44                       Income and Expense Comparison
                                    Trailing Four Quarters                  139
  45                       Income and Expense Comparison as a Percent of
                                    Average Assets - Trailing Four Quarters 140
  46                       Yields, Costs & Earnings Ratios
                                    Trailing Four Quarters                  141
  47                       Dividends, Reserves and Supplemental Data        142
  48                       Market Pricings and Financial Ratios -
                                    Stock Prices Comparable Group           143
  49                       Valuation Analysis and Conclusions               144
  50                       Pro Forma Minimum Valuation                      145
  51                       Pro Forma Mid-Point Valuation                    146
  52                       Pro Forma Maximum Valuation                      147
  53                       Pro Forma Superrange Valuation                   148
  54                       Summary of Valuation Premium or Discount         149

ALPHABETICAL EXHIBITS                                                      PAGE

   A                       Background and Qualifications                    151
   B                       RB 20 Certification                              155
   C                       Affidavit of Independence                        156

INTRODUCTION

         Keller & Company, Inc., is an independent appraisal firm for financial institutions, and prepared this Conversion Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of Empire Federal Bancorp, Inc. (the "Corporation"), a Delaware corporation, formed as a holding company to own all of the to-be-issued shares of common stock of Empire Federal Savings and Loan Association, Livingston, Montana, ("Empire Federal" or the "Association"). The stock is to be issued in connection with the Association's Application for Approval of Conversion from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the Association's conversion, there will be a simultaneous issuance of all the Association's stock to the Corporation, which will be formed by the Association. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Association's management and the Association's conversion counsel, Breyer & Aguggia, Washington, D.C.

         This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation ss.563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

         The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Association is a going concern and that the shares issued by the Corporation in the conversion are sold in non-control blocks.

         In preparing this conversion appraisal, we have reviewed the audited financial statements for the five fiscal years ended June 30, 1992 through 1996, and discussed them with Empire Federal's management, with Empire Federal's independent auditors, KMPG Peat Marwick, Billings, Montana. We have also discussed and reviewed with management other financial matters. We have reviewed the Corporation's preliminary Form S-1 and the Association's preliminary Form AC and discussed them with management and with the Association's conversion counsel.

         We have visited Empire Federal's home office and two branch offices and have traveled the surrounding area. We have studied the economic and demographic characteristics of the primary market area and analyzed the Association's primary market area relative to Montana and the United States. We have also examined the competitive savings and loan environment within which Empire Federal operates, giving consideration to the area's key characteristics, both positive and negative.

         We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Empire Federal to those selected institutions.

         Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.       DESCRIPTION OF EMPIRE FEDERAL SAVINGS AND LOAN
         ASSOCIATION

GENERAL

         Empire Federal Savings and Loan Association, Livingston, Montana, was organized in 1923 as a Montana savings and loan association with the name of Empire Savings and Loan Association. The Association converted to a federal mutual savings and loan association in 1970, changing its name to Empire Federal Savings and Loan Association.

         Empire Federal conducts its business from its home office in Livingston, Montana, and its two branch offices in Bozeman and Big Timber. The Association's primary market area includes Gallatin, Park, and Sweet Grass Counties with the Association's three offices located in the county seats of these three counties. Empire Federal's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Association is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Empire Federal is a member of the Federal Home Loan Bank (the "FHLB") of Seattle and is regulated by the OTS, and by the FDIC. As of June 30, 1996, Empire Federal had assets of $86,810,000, deposits of $68,548,000 and equity of $15,876,000.

         Empire Federal is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its market area. Empire Federal has been actively and consistently involved in the origination of residential mortgage loans for the purchase of one- to four-family dwellings, comprising 59.8 percent of its loan originations during the fiscal year ended June 30, 1996, excluding construction loans, and 64.1 percent of its loan originations during the fiscal year ended June 30, 1995. At June 30, 1996, 81.7 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings, not including residential construction loans, compared to a larger 84.7 percent at June 30,

1995, with the primary source of its funds being retail deposits from residents in its local communities. The Association is also an originator of multifamily loans, commercial real estate loans, construction and land loans and also offers consumer loans. Consumer loans include automobile loans, mobile home loans, loans on savings accounts, home equity loans, and home improvement loans. Consumer and share loans represented a moderate 7.0 percent share of the Association's total loans at June 30, 1996.

         The Association had $6.4 million, or 7.4 percent of its assets in cash and investments including FHLB stock. The Association had an additional $35.2 million, or 40.6 percent of its assets, in mortgage-backed securities, with the combined total of investment securities, mortgage-backed securities and interest-bearing deposits being $41.6 million or 47.9 percent of assets. Deposits, FHLB advances and retained earnings have been the sources of funds for the Association's lending and investment activities.

         The management of Empire Federal is aware of the emphasis being placed on matching the maturities of assets and liabilities and monitoring the Association's interest rate sensitivity position and market value of portfolio equity. The Association understands the nature of interest rate risk and the potential earnings impact during times of rapidly changing rates, either rising or falling. Empire Federal also recognizes the need and importance of attaining a competitive net interest margin.

         The Association's gross amount of stock to be sold in the conversion will be $19,600,000 or 1,960,000 shares at $10 per share based on the midpoint of the appraised value, with net conversion proceeds of $18,980,000 reflecting conversion expenses of $620,000. The actual cash proceeds to the Association of $9.5 million will represent fifty percent of the net conversion proceeds, including the ESOP of $1,568,000, and will be invested in fixed-rate mortgage loans, construction loans, and mortgage-backed securities over time, and initially invested in short term investments. The Association may also use the proceeds to expand services, expand operations or other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its proceeds to fund the ESOP and to initially invest in short-and intermediate-term government securities.

         Empire Federal has seen modest deposit growth over the past five fiscal years with deposits increasing 9.1 percent from June 30, 1992, to June 30, 1996, or an average of 2.3 percent per year. The Association anticipates very modest growth in the future with an actual decrease in deposits as a result of the conversion due to depositors withdrawing savings to purchase stock. The Association has focused on increasing its loan portfolio during the past five years, modestly increasing its level of investments and mortgage-backed securities, monitoring its earnings and increasing its capital to assets ratio. Equity to assets increased from 14.68 percent of assets at June 30, 1992, to
18.29 percent at June 30, 1996.

         Empire Federal's primary lending strategy has been to originate and retain both adjustable-rate and fixed-rate residential mortgage loans with a stronger emphasis on fixed-rate mortgage loans with a moderate level of multifamily loans, commercial real estate loans and consumer loans.

         Empire Federal's share of one- to four-family mortgage loans has decreased moderately, from 84.7 percent of gross loans at June 30, 1995, to 81.7 percent as of June 30, 1996. Construction loans increased from 0.7 percent of gross loans at June 30, 1995, to 3.2 percent at June 30, 1996. Multifamily and commercial real estate loans combined decreased from 9.9 percent of gross loans at June 30, 1995, to 8.2 percent at June 30, 1996. The decrease in multifamily and commercial real estate loans was offset by the Association's small increase in consumer loans and construction loans. The Association's share of consumer loans, including share loans, witnessed an increase from 4.8 percent at June 30, 1995, to 7.0 percent at June 30, 1996.

         Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and the resultant higher levels of allowances currently maintained in the industry. At June 30, 1995, Empire Federal had $145,000 in its loan loss allowance or 0.36 percent of loans, which increased to $200,000 and represented a higher but still moderate 0.46 percent of loans outstanding at June 30, 1996.

         Interest income from loans and investments has been the basis of earnings with the net interest income being the key determinant of net earnings. With a dependence on net interest margin for earnings, current management will focus on strengthening the Association's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW

         Empire Federal's financial position over the past five fiscal years of June 30, 1992, through June 30, 1996, is highlighted through the use of selected financial data in Exhibit 5. Empire Federal has focused on strengthening its equity position, controlling its overhead ratio, increasing its savings and loan levels, and maintaining its net interest margin. Empire Federal has experienced a modest rise in assets from 1992 to 1996 and a smaller but similar rate of increase in deposits with an average increase in equity over the past five fiscal years. Due to the Association's modest growth, the resultant impact has been a moderate increase in the Association's equity to assets ratio from 1992 to 1996.

         Empire Federal  witnessed a total increase in assets of $8.2 million or
10.5 percent for the period of June 30, 1992, to June 30, 1996, representing an average annual increase in assets of 2.6 percent. For the year ended June 30, 1996, assets increased $1.3 million or 1.5 percent. Of those fiscal periods, the Association experienced its largest dollar rise in assets of $4.5 million in fiscal year 1993, which represented a 5.8 percent increase in assets funded primarily by a rise in deposits. This increase was succeeded by a $3.0 million or 3.7 percent increase in assets in fiscal year 1994, a decrease in 1995 of $648,000 or 0.8 percent and an increase of $1.3 million or 1.5 percent in 1996.

         The Association's net loan portfolio, including mortgage loans and consumer loans, increased from $37.0 million at June 30, 1992, to $41.9 million at June 30, 1996, and represented a total increase of $4.9 million, or 47.2 percent. The average annual increase during that period was 13.08 percent. That increase was primarily the result of higher levels of loan originations of one- to four-family loans. For the year ended June 30, 1996, loans increased $2.5 million or 6.2 percent.

         Empire Federal has pursued obtaining funds through deposit growth in accordance with the demand for loans and has also made use of FHLB advances during the past five years. The Association's competitive rates for savings in its local market in conjunction with its focus on services have been the sources of retail deposits. Deposits increased a modest 3.8 percent from 1992 to 1993, followed by a stronger increase of 4.8 percent in fiscal year 1994 and then a minimal decrease in 1994 and a modest increase of 2.2 percent in fiscal 1996, with an average annual rate of increase of 2.3 percent from June 30, 1992, to June 30, 1996. The Association's strongest fiscal year deposit growth was in fiscal year 1994, when deposits increased $3.1 million or 4.8 percent.

         Empire Federal has been able to increase its equity each fiscal year from 1992 through 1996. At June 30, 1992, the Association had equity (GAAP basis) of $11.5 million representing a 14.68 percent equity to assets ratio, increasing to $15.9 million at June 30, 1996, and representing an 18.29 percent equity to assets ratio. The moderate rise in the equity to assets ratio is the result of the Association's steady earnings performance in 1992 through 1996 combined with a modest rise in assets. Equity increased 37.6 percent from June 30, 1992, to June 30, 1996, representing an average annual increase of 9.4 percent.

INCOME AND EXPENSE

         Exhibit 6 presents selected operating data for Empire Federal, reflecting the Association's income and expense trends. This table provides selected audited income and expense figures in dollars for the fiscal years ended June 30, 1992 through 1996.

         Empire Federal has witnessed a decrease in its dollar level of interest income from June 30, 1992, through June 30, 1996, ranging from a high of $6.7 million in 1993 to a low of $6.27 million in 1994, and with a four year decrease from 1992 to 1996 of 4.8 percent, or an average decrease of 1.2 percent per year. This overall trend was a combination of a moderate increase from 1992 to 1993 followed by a moderate decrease in 1994 and then a minimal increase in 1995 and basically no change in 1996. In fiscal year 1996, interest income decreased only $1,000 to $6.3 million. The overall decrease in interest income was due primarily to the Association's decrease in yield on loans.

         The Association's interest expense experienced a similar declining trend from fiscal year 1992 to 1996. Interest expense decreased $921,000, or
25.9 percent, from 1992 to 1994, compared to a decrease in interest income of $355,000, or 5.4 percent, for the same time period. Interest expense then increased $297,000 or 11.2 percent from 1994 to 1995, compared to an increase in interest income of $33,000 or 0.5 percent. Such increase in interest income, more than offset by the increase in interest expense, resulted in a moderate decrease in annual net interest income to $3,367,000 for the fiscal year ended June 30, 1995, and a decrease in net interest margin. Interest expense continued to increase in fiscal 1996 by $372,000, or 12.7 percent, compared to a $1,000 decrease in interest income and again resulting in a decrease in net interest income. Net interest income increased from $3,065,000 in 1992 to its highest level of $3,709,000 in 1993, and then decreased to its lowest level of $2,994,000 in 1996.

         The Association has made provisions for loan losses in three of the past five fiscal years of 1992 through 1996. The amounts of those provisions were determined in recognition of the Association's level of nonperforming assets, charge-offs and repossessed assets and current industry norms. The loan loss provisions were $31,000 in 1992, $82,000 in 1993, and $55,000 in 1996. The impact of these loan loss provisions has been to provide Empire Federal with a general valuation allowance of $200,000 at June 30, 1996, or 0.46 percent of gross loans.

         Total other income or noninterest income indicated only moderate volatility in fiscal years 1992 to 1996, with an overall rising trend from 1992 to 1996. The Association has indicated a consistently higher level of noninterest income due to its subsidiary income from its insurance agency. The highest level of noninterest income was in fiscal year 1996 at $878,000 or 1.01 percent of assets, and the lowest level at $528,000 was in 1992, representing
0.67 percent of assets. The Bank's higher levels of noninterest income are the result of insurance commission income from its subsidiary, Dime Service Corporation. Insurance commissions represented 78.4 percent of noninterest income in 1996 and a lesser but still strong 61.7 percent in 1992. The rise in noninterest income from 1992 to 1996 was due entirely to the rise in insurance commissions with other income actually decreasing. The average noninterest income level for the past five fiscal years was $733,000 or 0.87 percent of average assets using actual noninterest income and a lower $182,000 or 0.22 percent excluding insurance commissions. Noninterest income excluding insurance commissions consists primarily of service charges and loan origination fees.

         The Association's general and administrative expenses or noninterest expenses, which include subsidiary expenses, increased from $2,234,000 for the fiscal year of 1992 to $2,786,000 for the fiscal year ended June 30, 1996. The dollar increase in noninterest expenses was $552,000 from 1992 to 1996, representing an average annual increase of $138,000 or 5.6 percent. The average annual increase in other expenses was due to the Association's normal rise in overhead expenses and the normal rise in overhead expenses for the subsidiary. On a percent of assets basis, operating expenses increased from a low 2.57 percent of assets for the fiscal year ended June 30, 1993, to a high of 3.21 percent for the fiscal year ended June 30, 1996, which was similar to the Association's ratio in fiscal 1995 of 3.14 percent which are both higher than current industry averages of approximately 2.29 percent due to the overhead cost of the subsidiary.

         The net earnings position of Empire Federal has indicated profitable performance in each of the past five fiscal years ended June 30, 1992 through 1996. The annual net income figures for the past five fiscal years of 1992, 1993, 1994, 1995 and 1996 have been $830,000, $1,259,000, $1,245,000, $952,000, and $632,000, representing returns on average assets of 1.10 percent, 1.55 percent, 1.47 percent, 1.12 percent and 0.72 percent, respectively. The average return on assets for the past five fiscal years was 1.19 percent.

         Exhibit 7 provides the Association's normalized earnings or core earnings for fiscal years 1994 to 1996. The Association's normalized earnings eliminate any nonrecurring income and expense items. There were no adjustments for 1995 and 1996 and a modest $56,000 downward adjustment in 1994 to eliminate a positive adjustment for change in accounting for income taxes.

         The key performance indicators comprised of selected operating ratios, asset quality ratios and equity ratios are shown in Exhibit 8 to reflect the results of performance. The Association's return on assets increased from 1.10 percent in fiscal year 1992 to its highest level of 1.55 percent in fiscal year 1993, decreasing to 1.47 percent in fiscal year 1994, then down to 1.12 percent in 1995 and to its lowest level of 0.72 percent in fiscal year 1996.

         The  Association's  average net interest rate spread  strengthened from
3.31 percent in fiscal year 1992 to 3.96 percent in fiscal year 1993, then declined during the next three fiscal years to 2.80 percent in 1996, its lowest level over the past five years. The Association's net interest margin indicated a similar trend, increasing from 4.12 percent in fiscal year 1992 to 4.63 percent in fiscal year 1993 then decreasing to 3.97 percent in fiscal 1995, and then decreasing to 3.57 percent for the fiscal year 1996. Empire Federal's net interest rate spread increased 65 basis points in 1993 to
3.96 percent from 3.31 percent in 1992 and then decreased 9 basis points in 1994 to 3.87 percent as the result of a decrease in yield. Net interest rate spread then decreased 54 basis points to 3.33 percent for fiscal year 1995 and decreased another 53 basis points to 2.80 percent for the fiscal year ended June 30, 1996. The Association's net interest margin followed a similar trend, increasing 51 basis points to 4.63 percent in 1993 and then decreasing 20 basis points to 4.43 percent in 1994. Net interest margin decreased 46 basis points to
3.97 percent in 1995 and continued to decrease another 40 basis points to 3.57 percent in 1996.


         The Association's return on average equity increased from 1992 to 1993, but decreased in 1994 through 1996. The return on average equity increased from
7.42 percent in 1992 to 10.25 percent in fiscal year 1993, and then went down to
9.13 percent in fiscal year 1994. The return on equity then decreased to 6.33 percent in fiscal year 1995, and decreased further to 3.99 percent for the fiscal year ended June 30, 1996.

         Empire Federal's ratio of interest-earning assets to interest-bearing liabilities increased gradually from 116.99 percent at June 30, 1992, to 119.33 percent at June 30, 1996.

         The Association's ratio of net interest income after provision for loan losses to total other expenses decreased from 135.84 percent in fiscal year 1992 to 105.49 percent in fiscal year 1996. Such ratio reflects an institution's ability to maintain its net interest income after provision for loans losses relative to noninterest expenses. A decreasing ratio indicates a more rapid rise in noninterest expenses relative to net interest income after provision for loan losses, which is what occurred at Empire Federal. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to net interest income referred to as the "efficiency ratio". The industry norm is 60.0 percent. The Association has been characterized with a reduced level of efficiency over the past five years reflected in its rise in its efficiency ratio, which increased from a low 49.32 percent in 1993 to 71.95 percent in 1996, going from more efficient than the industry to less efficient than the industry and reflective of the impact of the subsidiary's overhead.

         Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Empire Federal witnessed a decrease in its nonperforming asset ratio from 1992 to 1996. Nonperforming assets consist of loans delinquent 90 days or more, nonaccruing loans and repossessed assets. The ratio of nonperforming assets to total assets was 0.65 percent at June 30, 1992, and decreased to 0.62 percent at June 30, 1993. The ratio then decreased to 0.02 percent in 1994, to zero in 1995 and remained at zero in 1996. The Association's allowance for loan losses was 91.36 percent of nonperforming assets at June 30, 1992, and increased significantly during the next two fiscal years, resulting primarily from the decrease in nonperforming assets. As a percentage of loans outstanding, Empire Federal's allowance for loan losses was 0.35 percent in 1993, 0.34 percent in 1994, 0.36 percent in 1995 and 0.46 percent in 1996.

         Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past two fiscal years of 1995 and 1996. In fiscal year 1995, net interest income decreased $264,000, due to an increase in interest expense of $297,000 reduced by a $73,000 increase in interest income. The increase in interest income was due to an increase due to a change in volume of $148,000 reduced by a decrease due to rate of $86,000 and a decrease due to a combination of rate/volume of $29,000. The increase in interest expense was due to an increase due to rate of $231,000 accented by an increase due to a change in volume of $861,000 and an increase due to a combination of rate/volume of $5,000.

         In fiscal year 1996, net interest income decreased $373,000, due to a $1,000 decrease in interest income accented by a $372,000 increase in interest expense. The decrease in interest income was due to a $67,000 increase due to volume offset by a $49,000 increase due to rate and a $17,000 increase due to a combination of rate/volume. The increase in interest expense was due to a $429,000 increase due to volume accented by a $220,000 increase due to rate.

YIELDS AND COSTS

         The overview of yield and cost trends for the years ended June 30, 1995 and 1996, and at June 30, 1996, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

         Empire Federal's weighted average yield on its loan portfolio decreased 7 basis points from fiscal year 1995 to 1996, from 8.51 percent to 8.44 percent, and then decreased 28 basis points to 8.16 percent at June 30, 1996. The yield on mortgage-backed securities increased 13 basis points from fiscal year 1995 to 1996 from 6.65 percent to 6.78 percent and then increased 8 basis points to 6.86 percent at June 30, 1996. The yield on investment securities increased 149 basis points from 3.83 percent in 1995 to 5.32 percent in 1996 and then decreased to
5.28 percent at June 30, 1996. Other interest-earning assets indicated a decrease in their yield of 90 basis points from 7.36 percent in 1995 to 6.46 percent in 1996 and then decreased to 6.18 percent at June 30, 1996. The combined weighted average yield on all interest-earning assets increased 8 basis points to 7.51 percent from 1995 to 1996. The yield on interest-earning assets then decreased 9 basis points to 7.42 percent at June 30, 1996.

         Empire Federal's weighted average cost of interest-bearing liabilities increased 61 basis points to 4.71 percent from fiscal year 1995 to 1996, which was greater than the Association's 8 basis point increase in yield, resulting in the decline in the Association's interest rate spread of 53 basis points from
3.33 percent to 2.80 percent from 1995 to 1996. The Association's average cost of interest-bearing liabilities then decreased for the period of fiscal year 1996 to June 30, 1996 by 4 basis points to 4.67 percent compared to a 9 basis point decrease in yield on interest-earning assets. The result was a continued decrease in the Association's interest rate spread of 5 basis points to 2.75 percent at June 30, 1996. The Association's net interest margin decreased 40 basis points from 3.97 percent in fiscal year 1995 to 3.57 percent in fiscal year 1996.

INTEREST RATE SENSITIVITY

         Empire Federal has monitored its interest rate sensitivity position due to its focus on the origination of fixed rate mortgage loans by maintaining a higher level of liquid assets, which were 23.9 percent of assets at June 30, 1996. Empire Federal recognized the thrift industry's significant interest rate risk exposure in the 1980's, which caused a negative impact on earnings and market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance.

         The Association measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Association is calculated on a quarterly basis by the OTS as well as the change in the NPV for the Association under rising and falling interest rates. Such changes in NPV under changing rates is one indicator of the Association's interest rate risk exposure. The Association also uses its sensitivity measure as calculated by OTS each quarter.

         There are other factors which have a measurable influence on interest rate sensitivity. Such key factors to consider when analyzing interest rate sensitivity include level of liquidity, the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, and deposit withdrawals.

         Exhibit 11 provides the Association's NPV as of June 30, 1996, and the change in the Association's NPV under rising and declining interest rates. Such calculations are provided by OTS, and the focus of this exposure table is a 200 basis points change in interest rates either up or down.

         The Association's change in its NPV at June 30, 1996, based on a rise in interest rates of 200 basis points was a 17.0 percent decrease, representing a dollar decrease in equity value of $3,165,000. In contrast, based on a decline in interest rates of 200 basis points, the Association's NPV was estimated to increase 8.0 percent or $1,484,000 at June 30, 1996. The Association's exposure at June 30, 1996, increases to a 36.0 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to increase 12.0 percent based on a 400 basis point decrease in rates. The Association's sensitivity measure was a negative 277 basis points at June 30, 1996, compared to a lesser negative 220 basis points at June 30, 1995.

         The Association is aware of its higher interest rate risk exposure under rapidly rising rates and moderately positive exposure under falling rates. Due to Empire Federal's recognition of the need to control its interest rate exposure, the Association has accumulated a higher level of liquid assets and
plans  to  be  more  active  in   purchasing   adjustable-rate   mortgage-backed
securities.

LENDING ACTIVITIES

         Empire Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings. Exhibit 12 provides a summary of Empire Federal's loan portfolio, by loan type, at June 30, 1995 and 1996.

         Residential loans secured by one- to four-family dwellings excluding residential construction loans was the primary loan type representing a significant 81.7 percent of the Association's gross loans as of June 30, 1996. This share has seen a moderate increase from 84.7 percent at June 30, 1995. The second largest real estate loan type as of June 30, 1996, was multifamily loans which comprised 5.4 percent of gross loans compared to a larger 6.4 percent as of June 30, 1995. The multifamily loan category was also the second largest real estate loan type in 1995. The third key real estate loan type was construction loans, which represented 3.2 percent of gross loans as of June 30, 1996, compared to a much smaller 0.7 percent at June 30, 1995. The Association's construction loans are single-family residential loans. Construction loans were the fourth largest real estate loan type at June 30, 1995. These three real estate loan categories represented 90.3 percent of gross loans at June 30, 1996, compared to a slightly larger 91.7 percent of gross loans at June 30, 1995. Commercial real estate loans were the fourth real estate loan category and represented 2.7 percent of gross loans at June 30, 1996, compared to a larger
3.6 percent at June 30, 1995, when they were the third largest real estate loan category.

         The consumer loan category including share loans was the only other loan type at June 30, 1996, and represented 7.0 percent of gross loans compared to 4.8 percent at June 30, 1995. Consumer loans were the second largest overall loan type at June 30, 1996, and the third largest loan type in 1995, surpassing all but one- to four-family and multifamily loans. The Association originates savings account loans, mobile home loans, automobile loans, home equity loans and home improvement loans. The overall mix of loans has witnessed only modest change from fiscal year-end 1995 to fiscal year-end 1996, with the

Association having increased its share of consumer loans, including share loans, and construction loans to offset its decreases in one- to four-family loans, multifamily loans and commercial real estate loans.

         The emphasis of Empire Federal's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Empire Federal's market area, which includes Gallatin, Park, and Sweet Grass Counties. The Association also originates interim construction loans on single-family residences primarily to individual owners with such loans converting to permanent loans. At June 30, 1996, 81.7 percent of Empire Federal's gross loans consisted of loans secured by one- to four-family residential properties, excluding construction loans. Construction loans represented another 3.2 percent of gross loans.

         The Association originates two types of adjustable-rate mortgage loans, ("ARMs") with an adjustment/maturity period of one year. ARMs are originated for the Association's portfolio. The interest rates on ARMs are indexed either to the OTS Median Cost of Funds Index or the Semi-Annual Cost of Funds Index ("COFI"). The majority of ARMs are tied to COFI, which is a lagging model index w hich may cause the yield on such loans to adjust more slowly than the cost of funds in a rapidly rising interest rate environment. The Association's ARMs have a maximum rate adjustment of 1.5 to 2.0 percent and a 5.0 percent maximum adjustment over the life of the loan or to a specific ceiling rate.

         The majority of ARMs have terms of 15 to 20 years, and fixed rate loans have terms of up to 30 years. Substantially all one- to four-family mortgage loans are for amounts of less than $250,000 and have terms of 20 to 25 years. The Association retains its fixed rate loans. Historically, the large majority of Empire Federal's mortgage loans are fixed-rate mortgage loans, which represented 83.1 percent of loans due after June 30, 1996. All of Empire Federal's consumer loans were fixed rate, excluding its home equity loans.

         The original loan to value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings is generally limited to 80 percent at Empire Federal, with most loans having loan-to-value ratios of 75 percent or less.

         Empire Federal has also been an originator of commercial real estate loans, and has been more active in multifamily loans in the past. The Association will continue to make multifamily and commercial real estate loans. The Association had a total of $1.2 million in commercial real estate loans at June 30, 1996, or 2.7 percent of gross loans, compared to $1.4 million or 3.6 percent of gross loans at June 30, 1995. Multifamily loans have decreased from $2.6 million or 6.4 percent of gross loans at June 30, 1995, to $2.3 million or
5.4 percent of gross loans at June 30, 1996. The major portion of commercial real estate loans are secured by office buildings, churches, farms, retail stores and other commercial properties.

         Empire Federal has been moderately active in consumer lending. Consumer loans originated consist primarily of automobile loans, home equity loans, mobile home loans, savings account loans, and home improvement loans, which represented a combined total of $3.0 million or 7.0 percent of gross loans at June 30, 1996, up from $1.9 million or 4.8 percent in 1995.

         Exhibit 13 provides a breakdown and summary of Empire Federal's fixed- and adjustable-rate loans, indicating a strong predominance of fixed-rate loans. At June 30, 1996, 83.1 percent of the Association's total loans due after June 30, 1996, were fixed-rate and 16.9 percent were adjustable-rate. While most loans are fixed-rate, it is evident that a strong 76.5 percent of one- to four-family residential mortgage loans and 79.3 percent of total loans have maturities of less than 20 years.

         As indicated in Exhibit 14, Empire Federal experienced a significant decrease in both its one-to four-family loan originations and total loan originations from fiscal years 1993 to 1995 and then an increase in 1996. Total loan originations in fiscal year 1996 were $12.4 million compared to $16.2 million in fiscal year 1993, with fiscal year 1994 indicating a lower $15.6 million and 1995 indicating a much lower $4.5 million. The decrease in one-to four-family residential loan originations from 1993 to 1996 constituted 148.0 percent of the $3.9 million aggregate decrease in total loan originations from 1993 to 1996 with that overall decrease partially offset by increases in construction and consumer loans. Loan originations for the purchase of one- to four-family residences, excluding construction loans, represented 80.8 percent of total loan originations in fiscal year 1993, compared to a higher 84.9 percent in fiscal year 1994, a much lower 64.1 percent in fiscal year 1995, and a still lower 59.8 percent in 1996. Overall, loan originations exceeded principal payments and repayments in fiscal 1993 by $3.2 million, exceeded reductions in fiscal year 1994 by $1.3 million, fell short of reductions in 1995 by $2.5 million reflective of the decline in originations, and then exceeded reductions in fiscal 1996 by $3.0 million.

NONPERFORMING ASSETS

         Empire Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions  throughout  many  regions of the  country.  A number of  financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses, setting aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Empire Federal has not been faced with such problems and has made a concerted effort to control its nonperforming assets.

         Empire Federal's delinquent loans at June 30, 1996 indicated a very modest level. Loans delinquent 30 to 89 days totaled $290,000 or 0.67 percent of gross loans. Loans delinquent 90 days or more were zero June 30, 1996, as were nonaccrual loans.

         Empire Federal reviews each loan when it becomes delinquent 30 days or more, to assess its collectibility and to initiate direct contact with the borrower. The Association does not send the borrower a late payment notice until 30 days after the payment is due. A second notice is mailed 30 days thereafter, if necessary. The Association does not charge the borrower late penalty fees on payments due after the contractual due date. The Association initiates both written and oral communication with the borrower if the loan remains delinquent. When the loan becomes delinquent at least 90 days, the Association will consider foreclosure proceedings. The Association does not normally accrue interest on loans past due 90 days or more. Any loans delinquent 90 days or more are placed on a non-accrual status, and at that point in time, the Association considers the possibility of pursuing foreclosure. Empire Federal had no real estate owned as of June 30, 1995 or 1996, and no nonaccrual loans or loans delinquent 90 days or more at June 30, 1995 or 1996.

         Empire Federal's zero level of nonperforming assets is lower than its level of classified assets. The Association's level of classified assets was $75,000 or 0.09 percent of assets at June 30, 1996 (reference Exhibit 15). The Association's classified assets consisted of $75,000 in substandard assets, with no assets classified as doubtful or loss.

         Exhibit 16 shows Empire Federal's allowance for loan losses at June 30, 1995 and 1996, indicating the activity and the resultant balances. Empire Federal has witnessed an increase in its balance of allowance for loan losses from $145,000 in 1995 to $200,000 at June 30, 1996, with no provisions in 1995 and $55,000 in fiscal 1996. The Association had no net charge-offs in 1995 or 1996. The Association's ratio of allowance for loan losses to loans outstanding increased from 0.36 percent at June 30, 1995, to 0.46 percent at June 30, 1996, due to an increase in allowances. Allowance for loan losses to nonperforming assets was not meaningful due to the absence of nonperforming assets.

INVESTMENTS

         The investment and securities portfolio of Empire Federal has been comprised of U.S. government and federal agency securities, mortgage-backed securities, interest-bearing deposits, FHLMC stock, mutual funds and FHLB stock.
Exhibit 17 provides a summary of Empire Federal's investment portfolio at June 30, 1995 and 1996. Investment securities were $6.3 million at June 30, 1996, compared to $6.0 million at June 30, 1995. The primary component of investment securities, excluding mortgage-backed securities, was U. S. government and federal agency securities representing 39.4 percent of investments, followed by securities available-for-sale, comprised of FHLMC stock and mutual funds, representing 21.8 percent, interest-bearing deposits representing 21.1 percent and FHLB stock representing 17.7 percent. The securities portfolio had a weighted average yield of 5.71 percent, and the mortgage-backed securities had a weighted average yield of 6.78 percent in fiscal 1996.

         The Association had mortgage-backed securities totaling $35.1 million at June 30, 1996, which decreased from $36.8 million at June 30, 1995. The Association's mortgage-backed securities consisted of 5.3 percent in REMIC securities, 2.8 percent in GNMA securities, 25.8 percent in FNMA securities, and a strong 66.1 percent in FHLMC securities. Mortgage-backed securities are included in total investments and shown in Exhibit 17. Mortgage-backed securities represented a strong 84.7 percent of total investments and mortgage-backed securities at June 30, 1996, and 40.4 percent of assets.


DEPOSIT ACTIVITIES

         The mix of deposits at June 30, 1996, is provided in Exhibit 18. NOW accounts, passbook savings and money market accounts represented 41.61 percent of deposits at June 30, 1996, with passbook savings comprising 52.3 percent of this group. Passbook savings, NOW accounts and money market accounts totaled $28.6 million and certificates including accrued interest totaled $68.7 million. The largest category of certificates based on term were the 7 to 12 month certificates which represented 13.36 percent of total deposits, followed by certificates with terms of 13 to 24 months which represented 10.73 percent of deposits, followed closely by longer term 25 to 36 month certificates which represented 10.43 percent of deposits.

         Exhibit 19 shows the Association's deposit activity for the three years ended June 30, 1995 and 1996. Including interest credited, Empire Federal experienced a net decrease in deposits in fiscal years 1995 and a net increase in 1996. In fiscal year 1995, there was a net decrease in deposits of $1.3 million or 1.9 percent of deposits, followed by a $1.5 million net increase or
2.2 percent in 1996.


BORROWINGS

         Empire Federal has relied on retail deposits as its primary source of funds but has also used FHLB advances during the past five fiscal years ended June 30, 1996. The Bank had advances totaling $1.5 million at June 30, 1996, with an average cost of 5.98 percent and a larger $1.8 million at June 30, 1995, at a cost of 5.43 percent (reference Exhibit 20).


SUBSIDIARIES

         Empire Federal has one wholly-owned subsidiary, Dime Service Corporation ("Dime"). Dime was established in 1985 to operate in the insurance agency business. In 1992 and 1993, Dime purchased the insurance business of two local insurance agencies and operates under the name Dime Insurance Agency ("Agency"). The Agency provides full service property and casualty insurance. The Association's investment in Dime was $495,000 at June 30, 1996, and Dime had net income of $50,000 in fiscal 1996 and $74,000 in fiscal 1995.

OFFICE PROPERTIES

         Empire Federal has three offices, its home office located in downtown Livingston and branches in Big Timber and Bozeman, Montana. The Big Timber branch was established in 1980 in connection with the Association's merger with Big Timber Building and Loan Association. The office of Big Timber was relocated to the current branch location. The branch in Bozeman was opened in 1958 in connection with a merger with Pioneer Building and Loan Association and relocated to its current facility in 1971. The Association's home office is leased, with the owners being the Association's president, its executive vice president and its general counsel. While the lease expires in March, 1997, the Association has negotiated with the three owners to purchase the building, and this has been approved by the OTS. The Association also leases office space for its two Dime Insurance offices located in Livingston and Big Timber. The Association's investment in its office premises and equipment totaled $1.3 million or 1.5 percent of assets at June 30, 1996 (reference Exhibit 21).


MANAGEMENT

         The president, chief executive officer, and managing officer of Empire Federal is Beverly D. Harris. Mrs. Harris joined the Association in 1956, and served the Association in various capacities before becoming president in 1972. Mrs. Harris became a director in 1971. Mrs. Harris is also a board member of Dime, of the Financial Institution's Retirement Fund and of the Montana Power Company. Mrs. Harris is a member of the Thrift Advisory Council of the Federal Reserve Board. The executive vice president of the Association is Ernest A. Sandberg who has been with the Association since 1969 and served as executive vice president and secretary since 1979. Mr. Sandberg has been a director since 1971 and is also a director of Dime (reference Exhibit 22).

II.      DESCRIPTION OF PRIMARY MARKET AREA

         Empire Federal's market area encompasses those regions surrounding its offices in Gallatin County, Park County and Sweet Grass County, Montana, ("the market area"). The Association's home office is located in Livingston, Montana with branches in Bozeman and Big Timber. Its primary market area is comprised of the market area counties mentioned above.

         Empire Federal's market area trends and economic performance have been very dependent on the overall economic trends in its market area. The market area is primarily agricultural with the services and tourism industries also contributing to the economy. The major employers are Montana State University, Livingston School District, Livingston Rebuild Center, Livingston Memorial Hospital, R-Y Lumber, Industrial Towel and state and local government. Unemployment rates in the market area are lower than both state and national unemployment rates and have declined consistently over the past few years. The market area is characterized as having higher than average growth rates in population and household levels, while having average levels of income and housing with the cost of living being close to the national average but remaining significantly less than in major metropolitan areas.

         Exhibit 23 provides a summary of key demographic data and trends for the market area, Gallatin County, Park County, Sweet Grass County, Montana and the United States for the periods of 1990, 1995, and 2000. Overall, the period of 1990 to 1995 was characterized by a rise in the market area population level by 15.7 percent from 68,179 residents to 78,883 residents. Of the market area counties, Gallatin County witnessed the highest population growth, increasing its population by 18.0 percent, compared to an increase in population of 10.1 percent in Park County and a smaller increase of 4.9 percent in Sweet Grass County. Population in Montana increased by 8.9 percent, while the national population level increased by 5.7 percent. During the period of 1995 through 2000, population is projected to continue to rise in the market area by 13.0 percent to 89,155 residents. Population in Gallatin County is expected to grow at a faster rate than Park County and Sweet Grass County. Population in Gallatin County is projected to increase by 14.5 percent to 68,193 residents, in Park County by 9.2 percent to 17,509 residents and Sweet Grass County by 4.4 percent to 3,453 residents. Montana's population is expected to rise by 8.1 percent, while the national population is expected to increase by a lower 5.4 percent.

         In conformance with its increasing trend in population, the market area witnessed increases in households (families) of 15.1 percent from 1990 to 1995, from 25,915 households to 29,830 households. By the year 2000, the market area's households are projected to increase by 13.3 percent to 33,799. Gallatin County had higher increases in households than Park County and Sweet Grass County. From 1990 to 1995, Gallatin County's households increased by 17.3 percent, compared to a 10.2 percent household increase in Park County and a 4.4 percent household increase in Sweet Grass County. From 1995 to 2000, Gallatin County is expected to increase its households by 14.9 percent, while Park County households are projected to grow by 9.5 percent and Sweet Grass County by a smaller 4.3 percent. Households in Montana and in the United States increased by 8.5 percent and 5.6 percent, respectively, from 1990 to 1995. By the year 2000, Montana's households are expected to increase by 8.1 percent, while the United States' number of households are projected to grow by 5.3 percent.

         The market area had higher per capita income levels than Montana but lower per capita income levels than the United States in 1990 and 1995. In 1990, the market area had a per capita income level of $11,078, while Montana had a per capita income level of $10,969, and the United States had a per capita income level of $16,405. From 1990 to 1995, the United States had the largest increase in per capita income, followed by the market area and then by Montana. The market area had a per capita income level of $14,536 in 1995, 8.8 percent higher than the per capita income level in Montana by of $13,366, and 12.9 percent lower than the national per capita income of $16,405. The market area per capita income had a high in Gallatin County of $14,750, and a low in

Sweet Grass County of $13,749, with both market area counties having a higher per capita income levels than Montana, but lower per capita income levels than the United States for 1995.

         In 1990, the median household income level in the market area was similar to Montana's median household income, but lower than the United States' median household income. The market area's median household income of $24,460 was slightly higher than Montana's median household income of $24,363, but 15.5 percent lower than the United States' median household income level of $28,255. From 1990 to 1995, median household income in the market area grew by 11.4 percent, increasing to $27,259, compared to Montana's median household income growth of 12.1 percent to $27,174 and the United States' increase in median household income by 19.0 percent to $33,610. Of the market area counties, Gallatin County had the lowest percent increase in median housing income, while Sweet Grass County had the highest percent increase in median household income. By the year 2000, Montana and the United States are projected to decline in median household income to $27,174 and $32,972, respectively, as Empire Federal's market area will have a moderate increase to $27,653, with a high of $29,531 in Park County and a low of $$27,081 in Gallatin County.

         Exhibit 24 provides a summary of key housing data for the market area, Gallatin County, Park County, Sweet Grass County, Montana, and the United States. Empire Federal's market area had a 60.9 percent rate of owner-occupancy in 1990, which is lower than the 67.3 percent owner-occupancy rates for Montana and the 64.2 percent owner-occupancy for the United States. Gallatin County had a 58.5 percent rate of owner-occupancy compared to a higher 66.3 percent for Park County and an even higher 72.1 percent for Sweet Grass County. As a result, the market area supports a higher rate of renter-occupied housing of 39.1 percent, compared to 32.7 percent for Montana and a higher 35.8 percent for the United States. Gallatin County had a rate of renter-occupied housing of 41.5 percent, Park County has a lower rate of 33.7 percent, while Sweet Grass County had the lowest rate with 27.9 percent.

         The market area median housing value of $64,453 is higher than Montana's median housing value of $56,600 and lower than the United States' median housing value of $79,098. Gallatin County's median housing value of $70,200 was highest of the market area counties. Park County and Sweet Grass County had similar median housing values with $48,100 and $48,000, respectively. The average median rent of the market area is $273, which is higher than the $251 median rent for Montana, but lower than the United States which has a median rent value of $374. Of the market area counties, Gallatin County had the highest median rent with $292, followed by Park County with $224 and Sweet Grass County with $195.

         The major business source of employment by industry group, based on number of employees for the market area was the wholesale/retail industry responsible for 37.1 percent of the jobs in 1993 which was higher than Montana at 35.1 percent and also higher than the United States at 27.5 percent. (Reference, Exhibit 25). The services industry was the second major employer in the market area and in Montana with 34.6 percent for both areas. The services industry was the largest employer in the United States with 34.0 percent. The manufacturing group was the third major source of employment in the market area at 10.7 percent, in Montana at 9.2 percent and in the United States at 19.2 percent. The construction group, finance, insurance and real estate group, transportation/utilities group, and the agriculture/mining group combined to provide 17.6 percent of the jobs in the market area, 21.0 percent of jobs in Montana, and 19.3 percent in the United States. The wholesale/retail group was the major provider of employment in Gallatin and Sweet Grass Counties, while the services industry was the major contributor in Park County. Some of the major employers in the market area are:

Employer                                   Product/Service            Number of Employees

Montana State University                   Services                           2,000
Livingston School District                 Services                             230

Livingston Memorial Hospital               Services                             205
Livingston Rebuild Center                  Manufacturing                        200

         An economic indicator that pertains more directly to the banking and thrift industries is the issuance of new housing permits and permits for commercial buildings because of its direct relationship to lending activity (reference Exhibit 26). In 1991, 248 new housing permits were authorized in the market area, 1,263 in Montana, and 796,647 in the United States. In 1992, the issuance of new housing permits authorized increased in the market area by 46.8 percent as 364 new housing permits were issued. Montana and the United States witnessed positive growth rates of 56.1 percent and 20.1 percent, respectively, with 1,972 and 956,494 new housing permits authorized. In 1993, the market area, Montana and the United States witnessed increases in the number of new housing permits authorized. The market area counties authorized 475 new permits, an increase of 30.5 percent, Montana authorized 2,451 new permits, a growth of 24.3 percent, while the United States exhibited a growth of 8.6 percent with 1,038,907 new permits. Gallatin County was the major contributor to the number of new housing permits authorized in the market area by authorizing 244 new permits in 1991, 354 new permits in 1992, and 453 new permits in 1993.

         Commercial building permit information was not available for the market area, Gallatin County, Park County and Sweet Grass County. Commercial building permits in Montana followed a similar pattern for the years 1991 through 1993, with a large increase in 1992 followed by a smaller increase in 1993. Montana decreased its permit activity by 1.9 percent from 1991 to 1992 issuing commercial building permits with a value of $121.0 million in 1992 compared to $125.0 million in 1991. In 1993, Montana experienced an increase of 12.4 percent in commercial building permit valuations to $136.0 million. In 1992, the United States witnessed a slight decline in commercial building permit valuations of 0.1 percent, from $56.9 billion in 1991 to $56.8 billion in 1992. The United States rebounded in 1993 with growth of 8.1 percent, rising to $61.43 billion in the value of new commercial building permits.

         The unemployment rate is another key economic indicator. Exhibit 27 shows the average unemployment rates in the market area, Gallatin County, Park County, Sweet Grass County, Montana, and the United States in 1994, 1995 and July, 1996. Unemployment rates in the market area have historically been characterized as being lower than both the state and national unemployment rates. The market area showed a small increase in its unemployment rate from 2.9 percent in 1994 to 3.1 percent in 1995. Montana's unemployment rate increased from 5.1 percent to 5.9 percent and the United States' unemployment rate decreased from 6.1 percent to 5.2 percent in that same time period. In July 1996, unemployment decreased to 2.9 percent in the market area and to 5.2 percent in Montana and increased in the United States. Individually, Gallatin County, Park County and Sweet Grass County have been characterized as having lower unemployment rates than both Montana and the United States. In July 1996, Gallatin County and Sweet Grass County had identical unemployment rates of 1.9 percent, while Park County had an unemployment rate of 3.3 percent.

         Exhibit 28 provides deposit data for banks, thrifts and credit unions in Gallatin, Park and Sweet Grass Counties. Empire Federal's deposit base in the market area was $67.1 million or 57.2 percent of the $117.3 million total thrift deposits but a much smaller 9.1 percent share of total market area deposits which totaled $736.6 million. The market area is clearly dominated by the banking industry. Total bank deposits were $591.8 million representing 80.4 percent of total deposits, compared to a lower $117.3 million or 15.9 percent of deposits for thrifts, and a moderate $27.4 million or 3.7 percent of total deposits held by credit unions. It is evident from the size of both thrift deposits and bank deposits that the market area has a moderate deposit base with the Association having a major share of market penetration of all thrift deposits, but a much smaller level of market penetration of total deposits.

         Exhibit 29 provides interest rate data for each quarter for the years 1992 through 1995 and for the first two quarters of 1996. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Interest rates experienced a declining trend in the first two quarters of 1992, but then began to rise in the second half of the year. In 1993 rates experienced slight volatility until the last two quarters, which indicated the beginning of a rising trend. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime at 9.00 percent. However, throughout 1995, interest rates saw dramatic decreases, as the prime rate fell to its 1994 year end level of 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent and then remained at 8.25 percent through the second quarter in 1996. Rates on T-bills, however, witnessed an increase with 30-Year Treasury Bills experiencing the largest increase.


SUMMARY

         To summarize, the market area represents an area with growing population and number of households during the mid 1990s. The market area displayed a higher per capita income than Montana in 1995 but well below the United States, and the market area's median household income in 1995 was below Montana's median household income and well below the United States. The market area had a median housing value and average median rent level that was higher than Montana but lower than the United States. Further, the market area has a competitive financial institution market dominated by banks with a deposit base that exceeds $736.6 million in deposits for all of the market area and a higher share of credit union deposits than most small community markets.

III.  COMPARABLE GROUP SELECTION

Introduction

         Integral to the valuation of Empire Federal Bancorp, Inc. is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, SAIF-insured thrifts in the United States and all publicly-traded, SAIF-insured thrifts in the West and Montana.

         Exhibits 30 and 31 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 338 publicly-traded, SAIF-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 30 and 31 also subclassify all thrifts by region, including the 40 publicly-traded thrifts in the western United States ("Western thrifts") and the 4 publicly-traded thrifts in Montana ("Montana thrifts"), and by trading exchange.
Exhibit 32 presents prices, pricing ratios and price trends for all SAIF-insured thrifts completing their conversions between January 1, 1996, and September 6, 1996.

         The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Empire Federal as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Empire Federal's basic operation. In as much as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.


GENERAL PARAMETERS

Merger/Acquisition

         The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The thrift institutions that were potential comparable group candidates but were not considered due to their involvement in a merger/acquisition or a potential merger/acquisition include the following:

         Institution                                           State

Marshalltown Financial Corp.                                   Iowa
WFS Bancorp                                                    Kansas
Mutual Bancompany                                              Missouri

         No thrift institution in Empire Federal's city, county or market area is currently involved in merger/acquisition activity or have been recently so involved, as indicated in Exhibit 33.

Mutual Holding Companies

         The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 35 presents pricing ratios and Exhibit 36 presents key financial data and ratios for all publicly-traded, SAIF-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

       Institution                                           State

Pocahontas Federal S & L Assn.                               Arkansas
Webster City Federal Savings Bank, MHC                       Iowa
Pulaski Bank, Savings Bank, MHC                              Missouri
Riverview Savings Bank, MHC                                  Washington


Trading Exchange

         It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the American Stock Exchange, or traded over-the-counter ("OTC") and listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 356 publicly-traded, SAIF-insured institutions, including 18 mutual holding companies, 14 are traded on the New York Stock Exchange, 17 are traded on the American Stock Exchange and 325 are listed on NASDAQ.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of September 6, 1996, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to March 31, 1995.


Geographic Location

         The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Empire Federal, including the Mid-Atlantic states, the Southeastern states and the New England states.

         The geographic location parameter consists of Montana, its surrounding states of Washington, North Dakota, South Dakota, Wyoming and Idaho, as well as the states of California, Colorado, Iowa, Kansas, Minnesota, Missouri, New Mexico, Texas, Washington and Wisconsin, for a total of sixteen states. In the case of Empire Federal, the geographic parameter was extended moderately due to the small universe potential comparable group candidates in Montana and its contiguous states. We are confident that the states surveyed for comparable group candidates constitute demographic and economic regions and markets sufficiently similar to Empire Federal market area. The selection process will be further refined by the definition and application of the specific parameters established in this section.

Asset Size

         Asset size was another key parameter used in the selection of the comparable group. The maximum total assets for any comparable group institution considered was $400 million, due to the typically different operating strategies, expansion capabilities, liquidity of stock and acquisition appeal of larger institutions when compared to Empire Federal, with assets of approximately $87 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten institutions within the geographic regions designated above.

         In  connection  with  asset  size,  we did not  consider  the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.


SUMMARY

         Exhibits 36 and 37 show the 33 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

Introduction

         The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 36. The balance sheet ratios consist of the following:

              1.       Cash and Investments/Assets
              2.       Mortgage-Backed Securities/Assets
              3.       One- to Four-Family Loans/Assets
              4.       Total Net Loans/Assets
              5.       Total Net Loans and Mortgage-Backed Securities/Assets
              6.       Borrowed Funds/Assets
              7.       Equity/Assets

         The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from Empire Federal with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Empire Federal. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.


Cash and Investments to Assets

         Empire Federal's level of cash and investments to assets was 7.4 percent at June 30, 1996, and reflects the Association's level of investments lower than national and regional averages. The Association's investments consist primarily of federal agency securities, deposits in other institutions, FHLMC stock and mutual funds. It should be noted that Federal Home Loan Bank stock is not included in cash and investments, but rather is part of other assets in order to be consistent with reporting requirements and sources of statistical and comparative analysis. During its last five fiscal years, Empire Federal's ratioof cash and investments to assets has averaged 5.5 percent, from a high of 6.0 percent at June 30, 1993, to a low of 4.0 percent in fiscal year 1995.

         In order  to  prevent  the  elimination  of  otherwise  good  potential comparable group candidates, the parameter range for cash and investments is broad due to the volatility of this parameter and recognizing that mortgage-backed securities, often eligible for regulatory liquidity, afford additional investment choices for many institutions. The range has been defined as 45.0 percent or less of total assets, with additional reference to the mortgage-backed securities parameter.


Mortgage-Backed Securities to Assets

         At June 30, 1996, Empire Federal's ratio of mortgage-backed securities to assets was 40.54 percent, much higher than both the regional average of 14.7 percent and the national average of 13.7 percent. The Association's five year average ratio is 43.4 percent of total assets, similar to its current ratio. Many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, supplementing its loan portfolio. This parameter is, therefore, moderately broad at 45.0 percent or less of assets and a midpoint of 22.5 percent, but does not extend significantly beyond Empire Federal's current and historical ratios of mortgage-backed securities to assets in order to provide relativity between this parameter and the previous cash and investments parameter.

One- to Four-Family Loans to Assets

         Empire Federal's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, not including construction loans, represented 40.55 percent of the Association's assets at June 30, 1996, which is somewhat below industry averages. The parameter for this characteristic requires any comparable group institution to have from 20.0 percent to 70.0 percent of its assets in one- to four-family loans with a midpoint of 45.0 percent.


Total Net Loans to Assets

         At June 30, 1996, Empire Federal had a ratio of total net loans to assets of 48.2 percent and a very similar five fiscal year average of 47.6 percent, which is significantly lower than the national and regional averages of
67.3 percent and 68.4 percent, respectively. The parameter for the selection of the comparable group is from 30.0 percent to 85.0 percent with a midpoint of
57.5 percent. The wider range is simply due to the fact that, as the referenced national and regional averages indicate, many larger institutions purchase a greater volume of investment securities and/or mortgage-backed securities as a cyclical alternative to lending.


Total Net Loans and Mortgage-Backed Securities to Assets

         As discussed previously, Empire Federal's shares of mortgage-backed securities to assets and total net loans to assets were 40.5 percent and 48.3 percent, respectively, for a combined share of 88.8 percent. Recognizing the industry and regional ratios of 13.7 percent and 14.7 percent, respectively, of mortgage-backed securities to assets, as well as the Association's lower level of investment securities, the parameter range for the comparable group in this category is 55.0 percent to 97.0 percent, with a midpoint of 78.5 percent.

Borrowed Funds to Assets

         Empire Federal had FHLB advances of $1.5 million or 1.7 percent of total assets at June 30, 1996, which was lower than its balance of $1.8 million or 2.0 percent of total assets at June 30, 1995, and also lower than its five fiscal year average of $2.6 million or 3.14 percent. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds.

         The public demand for longer term funds increased in 1995 due to the higher cost of deposits. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

         The range of borrowed funds to assets is 30.0 percent or less with a midpoint of 15.0 percent, similar to the national average of 13.2 percent.


Equity to Assets

         Empire Federal's equity to assets ratio as of June 30, 1996, was 18.29 percent. After conversion, based on the midpoint value of $19,600,000 and net proceeds to the Association of approximately $9.5 million, Empire Federal's equity is projected to stabilize in the area of 29.0 percent. Based on those equity ratios, we have defined the equity ratio parameter to be 7.0 percent to
25.0 percent with a midpoint ratio of 16.0 percent.

PERFORMANCE PARAMETERS

Introduction

         Exhibit 37 presents five parameters identified as key indicators of Empire Federal's earnings performance and the basis for such performance. The primary performance indicator is the Association's return on average assets ("ROAA"). The second performance indicator is the Association's return on average equity ("ROAE"). To measure the Association's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Association is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Association's ratio of operating expenses, also referred to as noninterest expenses, to assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.


Return on Average Assets

         The key performance parameter is the ROAA. Empire Federal's most recent ROAA was 0.72 percent for the twelve months ended June 30, 1996, based on net earnings after taxes and 0.78 percent based on core earnings after taxes, as detailed in Item I of this report and presented in Exhibit 7. The Association's ROAA over the past five fiscal years, based on net earnings, has ranged from a low of 0.72 percent in 1996 to a high of 1.55 percent in 1993 with an average ROAA of 1.19 percent. ROAA has declined steadily since June 30, 1993. For the four quarters following conversion in early 1997, Empire Federal's ROAA is projected to range between 1.04 percent and 1.11 percent.

         Considering the historical, current and projected earnings performance of Empire Federal, the range for the ROAA parameter based on net income has been defined as 0.55 percent to a high of 1.35 percent with a midpoint of 0.95 percent.

Return on Average Equity

         The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Association's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

         The consolidated ROAE for the Association and the Corporation on a pro forma basis at the time of conversion will be 2.99 percent based on the midpoint valuation. Prior to conversion, the Association's ROAE was 3.99 percent for the twelve months ended June 30, 1996, based on net income and 4.33 percent based on core income, with a five year average net ROAE of 7.42 percent. The parameter range for the comparable group, based on net income, is from 3.0 percent to 10.0 percent with a midpoint of 6.5 percent.


Net Interest Margin

         Empire Federal had a net interest margin of 3.57 percent based on the twelve months ended June 30, 1996, indicating a declining trend since June 30, 1993. The Association's range of net interest margin for the past five fiscal years has been from a low of 3.57 percent in 1996 to a high of 4.63 percent in 1993 with an average of 4.14 percent.

         The parameter range for the selection of the comparable group is from a low of 2.75 percent to a high of 4.25 percent with a midpoint of 3.50 percent.

Operating Expenses to Assets

         Empire Federal had an average operating expense to average assets ratio of 3.18 percent for the twelve months ended June 30, 1996. The Association's operating expenses have been reasonably stable in recent years, ranging from a low of 2.64 percent in fiscal year 1993 to a high of 3.18 percent in its most recent fiscal year of 1996, with an average of 2.96 percent, higher than the current industry average of 2.29 percent due to the additional expenses related to the Associaton's subsidiary insurance agency.

         The operating expense to assets parameter for the selection of the comparable group is from a low of 2.00 percent to a high of 3.90 percent with a midpoint of 2.95 percent, similar to Empire Federal's five year average.


Noninterest Income to Assets

         Empire Federal has experienced a higher than average dependence on noninterest income as a source of additional income, with a strong majority of that income consisting of insurance commissions earned by its subsidiary, Dime. The Association's noninterest income to average assets was 1.00 percent for the twelve months ended June 30, 1996, which is considerably above the industry average of 0.44 percent for that period. Empire Federal's noninterest income for the past five fiscal years has fluctuated from a high of 1.00 percent of average assets in both fiscal years 1996 and 1995 to a low of 0.69 percent in fiscal year 1992 with an average ratio of 0.88 percent.

         The range for this parameter for the selection of the comparable group is 1.25 percent or less of average assets with a midpoint of 0.63 percent, considerably higher than the national average of 0.44 percent.

ASSET QUALITY PARAMETERS

Introduction

         The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 39. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position reasonably similar to that of Empire Federal. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.


Nonperforming Assets to Assets Ratio

         Empire Federal was absent nonperforming assets at June 30, 1996, compared to the national average of 1.20 percent, the Western regional average of 1.82 percent and the Montana average of 0.36 percent. The Association's most recent five fiscal year average ratio of nonperforming assets to total assets is
0.26 percent, from zero in fiscal years 1996 and 1995 to a high of 0.65 percent at June 30, 1992.

         The parameter range for nonperforming assets to assets has been defined as 1.00 percent of assets or less with a midpoint of 0.50 percent.


Repossessed Assets to Assets

         Empire Federal was absent repossessed assets at June 30, 1996, and had a like zero balance at June 30, 1993, 1994 and 1995, with a small $62,000 balance or 0.08 percent of total assets at June 30, 1992, resulting in a five year average of 0.016 percent of total assets. National and regional averages were 0.65 percent and 0.83 percent, respectively, at June 30, 1996.

         The range for the repossessed assets to total assets parameter is 0.20 percent of assets or less with a midpoint of 0.10 percent.


Loans Loss Reserves to Assets

         Empire Federal had a loan loss reserve or allowance for loan losses of $200,000, representing a loan loss allowance to total assets ratio of 0.23 percent at June 30, 1996, which is higher than its ratio of 0.17 percent at June 30, 1995.

         The loan loss allowance to assets parameter range used for the selection of the comparable group focused on a minimum required ratio of 0.20 percent of assets.


THE COMPARABLE GROUP

         With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 38, 39 and 40. The comparable group institutions range in size from $69.3 million to $372.2 million with an average asset size of $177.3 million and have an average of 5.9 offices per institution compared to Empire Federal with assets of $86.8 million and three offices. One of the comparable group institutions was converted in 1986, one in 1992, four in 1993, two in 1994, and two in 1995.

         Exhibit 41 presents a comparison of Empire Federal's market area demographic data with that of each of the institutions in the comparable group.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS

         Capital Savings Bancorp, Inc., Jefferson City, Missouri, is a holding company for Capital Savings Bank, FSB. The Bank operates two full service offices in Jefferson City and five additonal full service offices in California, Eldon, Fulton, Rolla and Owensville, Missouri, and a loan origination office in Lake Ozark, Missouri. The Bank has total assets of $202.6 million, total equity of $21.1 million, and a reported ROAA of 0.95 percent for its most recent four quarters.

         East Texas Financial Services, Inc., Tyler, Texas, is the holding company for First Federal Savings and Loan Association, operating two offices in the east Texas community of Tyler. The Association currently has total assets of $115.3 million and equity of $21.8 million, and reported an ROAA of 0.81 percent for its most recent four quarters.

         First Bancshares, Inc., Mountain Grove, Missouri, is a unitary savings and loan holding company for the First Home Savings Bank, with three full service branches in Marshfield, Ava and Gainesville, Missouri. The Bank has assets of $143.7 million, equity of $23.7 million and had an ROAA of 0.85 percent for its most recent four quarters.

         Fort Bend Holding Corporation, Rosenberg, Texas, is a unitary saving and loan holding company which owns Fort Bend Federal Savings and Loan Association of Rosenberg. The Association's four offices serve the market area of Fort Bend County, which is a western suburb of Houston. The Association has assets of $254.7 million, equity of $18.0 million and reported an ROAA of 0.70 percent for its most recent four quarters.

         FSF Financoal Corp., Hutchinson, Minnesota, is the holding company for First State Federal Savings and Loan Association. The Association conducts business from 11 offices located in McLeod, Dakota, Meeker, Sibley, Carver, Stearns and Wright Counties, Minnesota. At the end of its most recent quarter, the Association has assets of $331.3 million, equity of $47.6 million and reported an ROAA of 0.64 percent for its trailing four quarters.

         Mid-Iowa Financial Corp., Newton, Iowa, is the holding company for Mid-Iowa Savings Bank, FSB. The Bank operates 6 offices in the central Iowa area and focuses its lending activity on one-to-four family mortgage loans. The Bank has total assets of $115.2 million and total equity of $10.8 million, with an ROAA of 0.93 percent.

         Mississippi View Holding Company, Little Falls, Minnesota, is the holding company for Community Federal Savings and Loan Association of Little Falls, which serves Morrison, Todd, Cass and Stearns Counties, Minnesota, from its single office. The Association had total assets of $69.3 million and equity of $12.8 million at the end of its most recent quarter, and reported an ROAA of
1.31 percent for its most recent four quarters.

         Northwest Equity Corporation, Amery, Wisconsin, is the unitary thrift holding company for Northwest Savings Bank, a community oriented institution with three offices serving Polk County. The Bank had assets of $91.8 million and equity of $11.7 million at the close of its most recent quarter and reported an ROAA of 1.00 percent and an ROAE of 6.91 percent for its trailing four quarters.

         Security Bancorp, Billings, Montana, is the holding company for Security Bank, FSB, which operates 15 full service offices in Montana. With total assets of $372.2 million and equity of $30.7 million, the Bank reported an ROAA of 0.71 percent and an ROAE of 8.22 percent for its most recent four quarters.

         Tri-County Bancorp, Torrington, Wyoming, is the holding company for Tri-County Federal Savings and Loan Association, with 2 offices serving Goshen, Niobrara and Platte Counties, Wyoming. At the end of its most recent quarter, the Association has assets of $76.7 million, equity of $12.4 million and had an ROAA of 0.95 percent for its most recent four quarters.

IV.  ANALYSIS OF FINANCIAL PERFORMANCE

         This section reviews and compares the financial performance of Empire Federal to all thrifts, regional thrifts, Montana thrifts and the ten institutions constituting Empire Federal's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 42 through 47.

         As presented in Exhibits 42 and 43, at June 30, 1996, Empire Federal's total equity of 18.29 percent of assets was higher than the 13.23 percent for the comparable group, the 13.10 for all thrifts, the 9.73 percent ratio for
Western  thrifts,   and  the  13.78  percent  ratio  for  Montana  thrifts.  The
Association had a 48.25 percent share of net loans in its asset mix, considerably lower than the comparable group at 58.61 percent, and also lower than all thrifts at 67.29 percent, Western thrifts at 68.39 percent and Montana thrifts at 54.32 percent. Empire Federal's share of net loans, lower than industry averages, is primarily the result of its higher level mortgage-backed securities of 40.54 percent. The comparable group had a lower 14.29 percent share of mortgage-backed securities and a higher 24.33 percent share of cash and investments. All thrifts had 13.73 percent of assets in mortgage-backed securities and 15.09 percent in cash and investments. Empire Federal's share of deposits of 78.96 percent was higher than the comparable group, and also higher than the three geographic categories, reflecting the Association's lower 1.73 percent share of FHLB advances and higher than average ratio of equity to assets. The comparable group had deposits of 71.68 percent and borrowings of
13.88 percent. All thrifts averaged a 72.25 percent share of deposits and 13.16 percent of borrowed funds, while Western thrifts had a 69.82 percent share of deposits and a higher 18.81 percent share of borrowed funds. Montana thrifts averaged a 66.53 percent share of deposits and a 17.95 percent share of borrowed funds. Empire Federal had a minimal 0.01 percent share of goodwill, compared to
0.12 percent for the comparable group, 0.32 percent for all thrifts, 0.18 percent for Western thrifts and 0.30 percent for Montana thrifts.

         Operating performance indicators are summarized in Exhibits 44 and 45 and provide a synopsis of key sources of income and key expense items for Empire Federal in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

         As shown in Exhibit 46, for the twelve months ended June 30, 1996, Empire Federal had a yield on average interest-earning assets similar to the comparable group but lower than the three geographical categories. The Association's yield on interest-earning assets was 7.51 percent compared to the comparable group at 7.59 percent, all thrifts at 7.73 percent, Western thrifts at 7.72 percent and Montana thrifts at 7.70 percent.

         The Association's cost of funds for the twelve months ended June 30, 1996, was lower than the comparable group and the three geographical categories. Empire Federal had an average cost of interest-bearing liabilities of 4.71 percent compared to 4.89 percent for the comparable group, 4.92 percent for all thrifts, 5.09 percent for Western thrifts and 4.73 for Montana thrifts. The Association's interest income and interest expense ratios resulted in an interest rate spread of 2.80 percent, which was higher than the comparable group at 2.70 percent and Western thrifts at 2.63 percent, identical to all thrifts at
2.70 percent and lower than Montana thrifts at 2.96 percent. Empire Federal demonstrated a net interest margin of 3.57 percent for the twelve months ended June 30, 1996, based on average interest-earning assets, which was higher than the comparable group ratio of 3.34 percent. All thrifts also averaged a lower
3.35 percent net interest margin for the trailing four quarters, as did Western thrifts at 3.00 percent. Montana thrifts, however, indicated a slightly higher net interest margin of at 3.61 percent.

         Empire Federal's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 45. The Association made a $55,000 provision for loan losses during the twelve months ended June 30, 1996, representing 0.06 percent of average assets and reflecting the Association's objective to strengthen its reserves for loan losses in accordance with general industry norms. The comparable group indicated a provision representing 0.03 percent of assets, with all thrifts at
0.12 percent, Western thrifts at 0.33 percent and Montana thrifts at 0.02 percent.

         The Association's non-interest income was $879,000 or 1.00 percent of average assets for the twelve months ended June 30, 1996, of which 78.4 percent or 0.79 percent of average assets constituted insurance commissions from its subsidiary. Such non-interest income was significantly higher than the comparable group at 0.46 percent, all thrifts at 0.44 percent, Western thrifts at 0.51 percent and Montana thrifts at 0.85. For the twelve months ended June 30, 1996, Empire Federal's operating expense ratio was 3.18 percent, higher than the comparable group and the three geographical averages. The comparable group's operating expense ratio was 2.34 percent, while all thrifts averaged 2.29 percent, Western thrifts averaged 2.31 percent and Montana thrifts averaged 2.59 percent.

         The overall impact of Empire Federal's income and expense ratios is reflected in the Association's net income and return on assets. For the twelve months ended June 30, 1996, the Association had an ROAA of 0.72 percent based on net income and a higher ROAA of 0.78 percent based core income. For its most recent four quarters, the comparable group had a higher net ROAA of 0.89 percent, and also a higher ROAA of 0.78 percent based on core income. All thrifts averaged an ROAA of 0.88 percent, similar to the comparable group, while Western thrifts averaged a lower ROAA of 0.55 percent and Montana thrifts averaged a higher 1.15 percent. All thrifts indicated a core ROAA of 0.81 percent, while Western thrifts and Montana thrifts averaged a core ROAA of 0.46 percent and 1.08 percent, respectively, compared to Empire Federal's core ROAA of 0.78 percent.

V.   MARKET VALUE ADJUSTMENTS

         This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Empire Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, market area, financial condition, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted, however, that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.


EARNINGS PERFORMANCE

         In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the level of current and historical classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level of non-interest expenses.

         As discussed earlier, the Association's historical business philosophy has focused on maintaining its net interest income, further reducing its current ratio of nonperforming assets, increasing its level of interest sensitive assets relative to interest sensitive liabilities and thereby improving its sensitivity measure and its overall interest rate risk, maintaining an adequate level of general valuation allowances to reduce the impact of any unforeseen losses, and closely monitoring and improving its reasonable level of overhead expenses. The Association's current philosophy will continue to focus on maintaining its net interest spread, net interest margin, net income and return on assets, generating additional non-interest income, and increasing its level of interest sensitive assets relative to interest sensitive liabilities.

         Earnings are often related to an institution's ability to generate loans. The Association was an active originator of mortgage loans in fiscal years 1993 to 1996, although originations were significantly lower in fiscal year 1995 than in the other three years. During the twelve months ended June 30, 1996, originations of $12.4 million exceeded the originations of $4.5 million in fiscal year 1995 by $8.0 million, with increases in the categories of one- to four family residential mortgage loans, construction loans and consumer loans. Originations during the twelve months ended June 30, 1994 and 1993 were $15.6 million and $16.2 million, respectively.

         Empire Federal experienced a significant decrease in principal repayment levels from fiscal year 1994 to fiscal year 1995, although such repayments exceeded loan originations in fiscal year 1995, resulting in a net decrease of $2.5 million in its outstanding loans. Loans receivable increased by $3.0 million in fiscal year 1996, $3.2 million in fiscal year 1993 and $1.3 million in fiscal year 1994. The Association's focus has historically been on the origination of one- to four-family mortgage loans, with that loan category constituting 80.8 percent, 84.9 percent, 64.1 percent and 59.8 percent of total origination in fiscal years 1993, 1994, 1995 and 1996, respectively. In those four periods, the second largest category of originations was construction loans, with consumer loans being the third largest. In Empire Federal's most recent fiscal year of 1996, however, the origination of construction loans only slightly exceeded consumer loans and that trend is expected to continue. The impact of these primary lending efforts has been to generate a yield on average interest-earning assets of 7.51 percent for Empire Federal for the twelve months ended June 30, 1996, compared to 7.59 percent for the comparable group, 7.73 percent for all thrifts and 7.72 for Western thrifts. The Association's level of interest income to average assets was 7.21 percent for the twelve months ended June 30, 1996, which was lower than the comparable group at 7.31 percent, all thrifts at 7.42 percent and Western thrifts at 7.39 percent for their most recent four quarters.

         Offsetting its lower yield, Empire Federal's cost of interest-bearing liabilities of 4.71 percent for the twelve months ended June 30, 1996, was lower than the comparable group at 4.89 percent and also lower than all thrifts at
4.92 percent and Western thrifts at 5.09 percent. As a result, the Association's net interest margin of 3.57 percent, based on average interest-earning assets for the twelve months ended June 30, 1996, was higher than the comparable group at 3.34 percent and also higher than all thrifts at 3.35 percent. Empire Federal's net interest spread of 2.80 percent for the twelve months ended June 30, 1996, was higher than the comparable group at 2.61 percent, identical to all thrifts at 2.80 percent and higher than Western thrifts at 2.96 percent.

         The Association's ratio of noninterest income to assets was 1.00 percent for the twelve months ended June 30, 1996, considerably higher than the comparable group at 0.46 percent, all thrifts at 0.44 percent and Western thrifts at 0.51 percent. As previously noted, a recurring major component of Empire Federal's non-interest income is insurance commissions earned by its subsidiary, which has constituted between 65.0 percent and 80.0 percent of noninterest income in recent years. The Association has indicated noninterest income higher than the comparable group, but its operating expenses have also been higher than the comparable group and Western thrifts and similar to all thrifts. For the twelve months ended June 30, 1996, Empire Federal had an operating expenses to assets ratio of 3.18 percent compared to a lower 2.34 percent for the comparable group, 2.29 percent for all thrifts and 2.31 percent for Western thrifts.

         For the twelve months ended June 30, 1996, Empire Federal generated much higher noninterest income, a higher ratio of noninterest expenses, and a higher net interest margin relative to its comparable group. Notwithstanding that higher net interest margin, however, the Association's net income was lower than its comparable group for the twelve months ended June 30, 1996. Based on net earnings, the Association had a return on average assets of 1.10 percent in fiscal year 1992,
1.55 percent in fiscal year 1993, 1.47 percent in fiscal year 1994, 1.12 percent in fiscal year 1995, and 0.72 percent in fiscal year 1996. For its most recent four quarters, the comparable group had a higher net ROAA of 0.89 percent, while all thrifts indicated a similar 0.88 percent. The Association's core or normalized earnings, as shown in Exhibit 7, were $632,000, indicating an identical 0.72 percent core return on assets for the most recent twelve months ended June 30, 1996. That core ROAA was also lower than the comparable group at
0.83 percent and all thrifts at 0.81 percent.

         Empire Federal's earnings stream will continue to be dependent on the overall trends in interest rates, with considerable additional reliance on its non-interest income, with net interest income indicating a steady and moderate downward trend since June 30, 1993. The Association's cost of interest-bearing liabilities will continue its modest upward trend as deposits reprice at higher rates, with the overall cost increases partially offset by a growth in lower cost transaction accounts. This upward pressure on savings costs is likely to continue based on current rates, although the rate of increase may subside somewhat during the next few years. As previously stated, has also been recognized that although Empire Federal's current net interest margin is higher than that of its comparable group for the most recent four quarters, the Association has also experienced a consistent downward trend in its net interest margin, ROAA, and net interest spread since June 30, 1993. In recognition of the foregoing earnings related factors, a moderate downward adjustment has been made to Empire Federal's pro forma market value for earnings performance.

MARKET AREA

         Empire Federal's primary market area consists of Gallatin, Park and Sweet Grass Counties, Montana, including the cities of Bozeman, Big Timber and Livingston, the latter city being the location of the Association's home office. As discussed in Section II, this market area has evidenced active growth in both population and households since 1990, and has experienced lower unemployment levels compared to the comparable group markets, Montana and the United States. The unemployment rate in Empire Federal's market area counties averaged 2.9 percent in July, 1996, compared to 4.8 percent for Montana and 5.6 percent for the United States. Per capita and household income levels in the Association's market area are lower than the comparable group, but higher than state averages. The market area is also characterized by higher median housing values than the comparable group and Montana, but lower than the United States. The market area is generally rural and agricultural, with the wholesale/retail and services sectors indicating similar shares of market area employment, followed distantly by the manufacturing sector. The level of financial competition in the Association's market area is strong, including a considerable presence of credit unions, and dominated by the banking industry. Empire Federal had net decreases in deposits in its most recent three fiscal years of 1994 through 1996, as deposits, not including interest credited, were exceeded by withdrawals. In recognition of all these factors, we believe that a minimum downward adjustment is warranted for the Association's market area.

FINANCIAL CONDITION

         The financial condition of Empire Federal is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 40, 42 and 43. The Association's total equity ratio before conversion was 18.29 percent at June 30, 1996, which was higher than the comparable group at 13.23 percent, Western thrifts at 9.73 percent and all thrifts at 13.10 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to 30.75 percent, and the Association's pro forma equity to assets ratio will increase to approximately
29.0 percent.

         The Association's mix of assets indicates some areas of significant variation from its comparable group. Empire Federal had a lower share of net loans at 48.25 percent of total assets at June 30, 1996, compared to the comparable group at 58.61 percent and all thrifts at 67.29 percent. The Association's share of cash and investments was a significantly lower 7.35 percent compared to 24.33 percent for the comparable group and 15.09 percent for all thrifts. Empire Federal's ratio of mortgage-backed securities to total assets was 40.54 percent, significantly higher than both the comparable group at
14.24 percent and all thrifts at 13.73 percent. The Association had a 78.96 percent share of deposits and a 1.73 percent share of FHLB advances, compared to the comparable group's 71.68 percent of deposits and 13.88 percent of borrowed funds.

         The Association had nominal goodwill of 0.01 percent and was absent repossessed real estate compared to percentages of 0.12 and 0.05 of goodwill and repossessed real estate, respectively, for the comparable group. All thrifts indicated goodwill of 0.32 percent and repossessed real estate of 0.65 percent. The financial condition of Empire Federal is further affected by its absence of nonperforming assets at June 30, 1996, compared to 0.37 percent for the comparable group. The Association was also absent nonperforming assets at June 30, 1995, and indicated ratios of nonperforming assets to total assets of 0.02 percent, 0.62 percent and 0.65 percent in fiscal years 1994, 1993 and 1992, respectively, evidencing a downward trend and the elimination of nonperforming assets since 1992.

         The  Association  had a lower share of high risk real  estate  loans at
5.63 percent compared to 7.41 percent for the comparable group and 14.49 percent for all thrifts. Empire Federal had $200,000 in general valuation allowances in spite of its absence of nonperforming assets at the end of its two most recent fiscal years. The comparable group had a ratio of reserves to nonperforming assets of 190.28 percent, with all thrifts at 91.98 percent and Western thrifts at 78.61 percent. Empire Federal has experienced moderate levels of interest rate risk, as reflected by its exposure under conditions of rising interest rates. Overall, we believe that a moderate upward adjustment is warranted for Empire Federal's current financial condition.


DIVIDEND PAYMENTS

         Empire Federal has not indicated its intention to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. All ten institutions in the comparable group pay cash dividends for an average dividend yield of 2.25 percent for those ten institutions.

         Currently, many thrifts are committing to initial cash dividends in comparison to the more common absence of such a dividend commitment in 1994 and some 1995 conversions. As a result, we believe that a minimum downward adjustment to the pro forma market value is warranted at this time related to dividend payments.

SUBSCRIPTION INTEREST

         The general interest in thrift conversion offerings was often difficult to gauge in 1995. Based upon recent offerings, subscription and community interest weakened significantly in early 1995 but regained some strength by the second half of the year. In the first half of 1996, interest in new issues was mixed, with the number of conversions decreasing from the same period in 1995. Such interest has frequently been directly related to the financial performance and condition of the thrift institution converting, the strength of the local economy, general market conditions and aftermarket price trends.

         Empire Federal will focus its offering to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $690,000 or 3.5 percent of the conversion stock based on the appraised midpoint valuation. Empire Federal will form an 8.0 percent ESOP, which plans to purchase stock in the initial offering. Additionally, the Prospectus restricts to 25,000 shares, based on the $10.00 per share purchase price, the total number of shares in the conversion that may be purchased by a single person, or by persons and associates acting in concert as part of either the subscription offering or the direct community offering.

         The Association has secured the services of Charles Webb & Company ("Webb") to assist the Association in the marketing and sale of the conversion stock. Based on the size of the offering, current market conditions, local market interest and the terms of the offering, we believe that a moderate downward adjustment is warranted for the Association's anticipated subscription interest.

LIQUIDITY OF THE STOCK

         Empire Federal will offer its shares through concurrent subscription and community offerings with the assistance of Webb. If necessary, Webb will conduct a syndicated community offering upon the completion of the subscription and community offering. Empire Federal will pursue two market makers for the stock. The size of Association's offering is considerably below the national average and approximately 61.2 percent below the Montana average, but similar in size to that of the comparable group. It is likely that the stock of Empire Federal will be somewhat less liquid than thrift stocks nationally and in its Western market area. Nevertheless, we believe that no adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.


MANAGEMENT

         The president of Empire Federal is Beverly D. Harris. Mrs. Harris has been employed by the Association since 1956, has been president since 1972 and has been a director since 1971. The executive vice president of Empire Federal is Ernest A. Sandberg, who has been with the Association since 1969 and executive vice president since 1979. Mr. Sandberg has also been a director of the Association since 1971. Both Mrs. Harris and Mr. Sandberg serve on the board of directors of the Association's service corporation, Dime Service Corporation.

         Mrs. Harris and the management of Empire Federal have made a concerted effort to maintain the Association's deposits and market share, and to strengthen lending activity and asset quality.

         Empire Federal has been able to strengthen its equity level and increase its equity ratio over the past few years and its asset quality has improved significantly since 1992. Net interest spread and net interest margin are currently above comparable group, although they have declined modestly since 1994, while net income is modestly lower than both the comparable group and industry averages. The Association's non-interest expenses are currently higher than the comparable group, and also higher than all thrifts and Western thrifts. It is our opinion that a minimum upward adjustment to the pro forma market value is warranted for management.


MARKETING OF THE ISSUE

         The response to a newly issued thrift institution stock is more difficult to predict, due to the volatility of new thrift stocks. Further, with each conversion, there is a high level of uncertainty with regard to the stock market particularly thrift institution stocks and interest rate trends. The impact of recent increases in interest rates has made it more difficult for more thrift institutions to strengthen their earnings and resulted in downward market prices. Recent conflicts of opinion on interest rate trends and the recent rise in interest rates have resulted in some significant stock volatility. Further, the impact of the difference in a thrift's premium level on deposits compared to BIF-insured institutions is another key concern, along with the one time assessment of SAIF-insured thrifts to increase the capitalization of the SAIF insurance fund.

         The necessity to build a new issue discount into the stock price of a converting thrift has prevailed in the thrift industry in recognition of higher uncertainty among investors as a result of the thrift industry's dependence on interest rate trends. We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation, and we have made a maximum downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI.      VALUATION METHODS

         Under normal stock market conditions, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm is the price to book value ratio method. The focus on the price to book value method is due to the volatility of earnings in the thrift industry. As earnings in the thrift industry improved in late 1993, 1994 and 1995, there has been more emphasis placed on the price to earnings method, but the price to book value method continues to be the primary valuation method. These two pricing methods have both been used in determining the pro forma market value of the Corporation.

         In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method has been used, the price to net assets method. The price to net assets method is used less often for valuing ongoing institutions; however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

         In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

PRICE TO BOOK VALUE METHOD

         The price to book value method focuses on a thrift institution's financial condition, and does not give as much consideration to the institution's performance as measured by net earnings. Therefore, this method is sometimes considered less meaningful for institutions that do provide a consistent earnings trend. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance.

         Consideration was given to the adjustments to the Association's pro forma market value discussed in Section V. A moderate upward adjustment was made for financial condition and a minimum upward adjustment was made for management. Minimum downward adjustments were made for market area and dividend payments. Moderate downward adjustments were made for earnings performance and subscription interest and a maximum downward adjustment was made for the marketing of the issue. No adjustment was made for the liquidity of the Association's stock.

         Exhibit 48 shows the average and median price to book value ratios for the comparable group which were 86.84 percent and 86.69 percent, respectively. The total comparable group indicated a moderately wide range, from a low of
75.36 percent (East Texas Financial Services) to a high of 103.57 percent (Security Bancorp). This variance cannot be attributed to any one factor such as the institution's equity ratio or earnings performance. Excluding the low and the high in this group, the price to book value range narrowed minimally from a low of 76.21 percent to a high of 101.25 percent.

         Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 60.24 percent at the midpoint, and ranging from a low of 55.55 percent at the minimum to a high of 68.09 percent at the super maximum for the Corporation.

         The Corporation's price to book value ratio of 60.24 is influenced by the Association's financial condition, as well as local and regional market and subscription interest in thrift stocks. The Association's equity to assets after conversion will be approximately 29.00 percent compared to a similar 13.23 percent for the comparable group. Based on this price to book value ratio and the Association's equity of $15,876,000 at June 30, 1996, the indicated pro forma market value for the Association using this approach is $19,601,009 at the midpoint (reference Exhibit 49).


PRICE TO EARNINGS METHOD

         The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Empire Federal is displayed in Exhibit 3, indicating after tax net earnings for the twelve months ended June 30, 1996, of $632,000. Exhibit 7 indicates the derivation of the Association's identical core or normalized earnings of $632,000 for the twelve months ended June 30, 1996. To arrive at the pro forma market value of the Association by means of the price to earnings method, we used the net and core earnings base of $632,000.

         In determining the appropriate price to earnings multiple for the Association, we reviewed the range of price to net earnings and core earnings multiples for the comparable group and all publicly-traded thrifts. The average price to net earnings multiple for the comparable group was 14.03, while the median was 12.24. The average price to core earnings multiple was 15.05 and the median multiple was 15.09. The comparable group's price to net earnings multiple was lower than the average for all publicly-traded, SAIF-insured thrifts of 16.25, but higher than their median of 13.71. The price to core earnings multiple for all thrifts was also higher than the comparable group with an average at 17.46 times core earnings and a median at 14.84 times core earnings. The range in the price to net earnings multiple for the comparable group was from a low of 9.48 (Fort Bend

Holding Corp.) to a high of 21.05 (FSF Financial Corp.). The primary range in the price to net earnings multiple for the comparable group, excluding the high and low ranges, was from a low price to earnings multiple of 10.64 to a high of
17.84 times earnings for eight of the ten institutions in the group.

         Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined an identical price to net earnings multiple and price to core earnings multiple of 20.12 at the midpoint, based on Empire Federal's net and core earnings of $632,000 for twelve months ended June 30, 1996. The price to earnings multiple is from 18.09 times earnings at the minimum of the valuation range to 23.78 times earnings at the supermaximum.

         Based on such the Association's core earnings base of $632,000 (reference Exhibits 48 and 49), the pro forma market value of the Corporation using the price to earnings method is $19,601,372 at the midpoint.


PRICE TO NET ASSETS METHOD

         The final valuation method is the price to net assets method. This method is not as frequently used due to the fact that it does not focus as much on an institution's equity position or earnings performance. Exhibit 48 indicates that the average price to net assets ratio for the comparable group was 11.55 percent and the median was 11.58 percent. The range in the price to net assets ratios for the comparable group varied from a low of 5.43 percent (Fort Bend Holding Corp.) to a high of 15.42 percent (Mississippi View Holding Co.). It narrows only slightly with the elimination of the two extremes in the group to a low of 8.54 percent and a high of 14.79 percent.

         Based on the adjustments made previously for Empire Federal, it is our opinion that an appropriate price to net assets ratio for the Corporation is
18.52  percent at the  midpoint,  which is higher than the  comparable  group at
11.55 and ranges from a low of 16.19 percent at the minimum to 23.12 percent at the super maximum.

         Based on the Association's June 30, 1996, asset base of $86,810,000, the indicated pro forma market value of the Corporation using the price to net assets method is $19,599,435 at the midpoint (reference Exhibit 49).

VALUATION CONCLUSION

         Exhibit 54 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 60.24 percent for the Corporation represents a discount of 30.63 percent relative to the comparable group and decreases to 21.59 percent at the super maximum. The price to earnings multiple of 20.12 for the Corporation at the midpoint value indicates a premium of 43.40 percent, increasing to a premium of 94.39 percent at the super maximum. The price to assets ratio at the midpoint represents a premium of 60.32 percent, increasing to a premium of 100.14 percent at the super maximum.

         It is our opinion that as of September 6, 1996, the pro forma market value of the Corporation is $19,600,000 at the midpoint, representing 1,960,000 shares at $10.00 per share. The valuation range for this stock is from a minimum of $16,660,000 or 1,666,000 shares at $10.00 per share to a maximum of $22,540,000 or 2,254,000 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $25,921,000 or 2,592,100 shares at $10.00 per share (reference Exhibits 48 to 53). The appraised value of Empire Federal Bancorp, Inc. as of September 6, 1996, is $19,600,000.

                                   NUMERICAL
                                    EXHIBITS

                                    EXHIBIT 1

                   EMPIRE FEDERAL SAVINGS AND LOAN ASSOCIATION
                               LIVINGSTON, MONTANA

                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                AT JUNE 30, 1996

                                 (In thousands)
                                                                  June 30,
                                                                    1996
                                                                 ------------
                             ASSETS

    Cash and cash equivalents                                    $     1,161
    Interest-bearing deposits                                          1,338
    Investment and mortgage-backed securities
        available for sale                                            13,877
    Investment and mortgage-backed securities held-
        to-maturity (estimated market value of $25,008
        in 1996 and $39,525 in 1995)                                  25,196
    Loans receivable, net                                             41,882
    Stock in Federal Home Loan Bank of Seattle, at cost                1,123
    Accrued interest receivable                                          328
    Income tax receivable                                                 65
    Premises and equipment, net                                        1,338
    Prepaid expenses and other assets                                    502
                                                                 ------------

              Total assets                                       $    86,810

                     LIABILITIES AND EQUITY

    Liabilities:
        Deposits                                                      68,548
        Advances from Federal Home Loan Bank                           1,500
        Advances from borrowers for taxes and insurance                  206
        Accrued expenses and other liabilities                           449
        Income taxes payable                                               -
        Deferred income taxes                                            231
                                                                 ------------

              Total Liabilities                                  $    70,934

    Equity:
        Retained earnings, substantially restricted                   15,621
        Unrealized gain on securities available for sale,
           net of deferred taxes                                         255
                                                                 ------------

              Total equity                                            15,876
                                                                 ------------

              Total liabilities and equity                       $    86,810
                                                                 ============



Source:  Empire Federal's audited financial statements

                                    EXHIBIT 2

                   EMPIRE FEDERAL SAVINGS AND LOAN ASSOCIATION
                               LIVINGSTON, MONTANA

                                 BALANCE SHEET
                          AT JUNE 30, 1992 THROUGH 1995







                                                                        Year ended June 30,
                                                      --------------------------------------------------------
                                                         1995          1994           1993           1992
                                                      -----------   ------------   ------------   ------------
                                                                          (In thousands)

          ASSETS
Cash and cash equivalents                             $      961    $     1,787    $     1,792    $     1,864
Interest-bearing deposits                                  1,235            311            100            992
Securities available for sale                                  -          1,081              -              -
Investment securities (estimated market value of
    $1,165 in 1994, $3,726 in 1993, and
    $1,444 in 1992                                         1,192          1,200          3,067          1,017
Mortgage-backed securities (estimated market value
    of $39,525 in 1995, $36,729 in 1994, $36,385
    in 1993 and $36,296 in 1992                           39,441         37,605         34,943         35,205
Loans receivable, net                                     39,432         41,387         40,347         37,038
Stock in Federal Home Loan Bank of Seattle, at cost        1,044            983            886            770
Accrued interest receivable                                  363            309            354            356
Premises and equipment                                     1,161            866            925          1,024
Other real estate owned                                        -              -              -             62
Prepaid expenses and other assets                            666            614            694            258
                                                      -----------   ------------   ------------   ------------

           Total Assets                               $   85,495    $    86,143    $    83,107    $    78,586


    LIABILITIES AND MEMBERS' EQUITY
Liabilities:
    Deposits                                              67,064         68,336         65,234         62,835
    Advances from Federal Home Loan Bank                   1,751          2,189          4,106          3,513
    Advances from borrowers for taxes and insurance          239            236            237            224
    Accrued expenses and other liabilities                   590            494            632            282
    Income taxes payable                                      37            136              5            121
    Deferred income taxes                                    315            277            101             77
                                                      -----------   ------------   ------------   ------------

           Total Liabilities                              69,995         71,668         70,315         67,052

Equity:
    Retained earnings, substantially restricted           14,989         14,037         12,792         11,534
    Net unrealized gain on securities available for sale,
        net of deferred taxes                                511            438              -              -

           Total equity                                   15,500         14,475         12,792         11,534
                                                      -----------   ------------   ------------   ------------

           Total liabilities and equity               $   85,495    $    86,143    $    83,107    $    78,586
                                                      ===========   ============   ============   ============





Source:  Empire Federal's audited financial statements

                                    EXHIBIT 3

                   EMPIRE FEDERAL SAVINGS AND LOAN ASSOCIATION
                               LIVINGSTON, MONTANA

                        CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1996


                                                          Year ended
                                                            June 30,
                                                              1996
                                                         -------------
                                                        (In thousands)
Interest income:
     Loans receivable                                    $      3,441
     Mortgage-backed securities                                 2,517
     Investment securities                                        214
     Other                                                        132
                                                         -------------
                 Total interest income                          6,304
                                                         -------------

Interest expense:
     Deposits                                                   3,214
     Advances from Federal Home Loan Bank                          96
                                                         -------------
                 Total interest expense                         3,310
                                                         -------------

                 Net interest income                            2,994

Provision for loan losses                                          55
                                                         -------------
     Net interest income after provision for loan losses        2,939

Noninterest income:
     Insurance commission income                                  688
     Loan origination fees and services charges                   145
     Other                                                         45
                                                         -------------
                 Total nonintererst income                        878
                                                         -------------

Noninterest expense:
     Compensation and benefits                                  1,615
     Occupancy and equipment                                      340
     Deposit insurance premiums                                   185
     Data processing services                                     106
     Other                                                        540
                                                         -------------
                 Total noninterest expense                      2,786
                                                         -------------

                 Income before income taxes                     1,031

Income taxes                                                      399
                                                         -------------


                 Net income                              $        632
                                                         =============




Source:  Empire Federal's audited financial statements

                                    EXHIBIT 4

                   EMPIRE FEDERAL SAVINGS AND LOAN ASSOCIATION
                               LIVINGSTON, MONTANA

                                INCOME STATEMENTS
                     YEARS ENDED JUNE 30, 1992 THROUGH 1995


                                                                       Year ended June 30,
                                              ----------------------------------------------------------------------
                                                     1995                 1994             1993             1992
                                              --------------------   --------------   --------------   -------------
                                                                              (In thousands)

Interest income:
     Loans receivable                         $             3,408    $       3,612    $       3,738    $      3,626
     Mortgage-backed securities                             2,530            2,368            2,615           2,703
     Investment securities                                    143              145               83              66
     Other                                                    224              147              228             233
                                              --------------------   --------------   --------------   -------------
                                                            6,305            6,272            6,664           6,627
Interest expense:
     Deposits                                               2,793            2,486            2,777           3,491
     Advances from Federal Home Loan Bank                     145              155              177              71
                                              --------------------   --------------   --------------   -------------
                                                            2,938            2,641            2,955           3,562

         Net interest income                                3,367            3,631            3,709           3,065

Provision for loan losses                                       -                -               82              31
                                              --------------------   --------------   --------------   -------------
         Net interest income after provision
              for loan losses                               3,367            3,631            3,627           3,034
                                              --------------------   --------------   --------------   -------------

Noninterest income:
     Insurance commission income                              691              589              461             326
     Loan origination fees and service charges                130              149              141             145
     Other                                                     36               37               25              57
                                              --------------------   --------------   --------------   -------------
         Total noninterest income                             857              775              627             528

Noninterest expense:
     Compensation and benefits                              1,542            1,385            1,134             955
     Occupancy and equipment                                  264              267              262             244
     Deposit insurance premiums                               226              177              139             152
     Data processing services                                  86              102               98             100
     Other                                                    565              572              444             376
                                              --------------------     ------------   --------------   -------------
         Total general and administrative                   2,683            2,504            2,077           1,827
     Provision for losses on real estate owned                  -                -               62             406
                                              --------------------   --------------   --------------   -------------
         Total noninterest expense                          2,683            2,504            2,138           2,234
                                              --------------------   --------------   --------------   -------------

         Income before taxes                                1,541            1,902            2,115           1,328

Income taxes                                                  589              713              857             498
                                              --------------------   --------------   --------------   -------------
     Income before cumulative effect of change                  -
         in accounting principle                                -            1,189            1,259             830
Cumulative effect of a change in accounting
     for income taxes                                           -               56                -               -
                                              --------------------   --------------   --------------   -------------

         Net income                           $               952    $       1,245    $       1,259    $        830
                                              ====================   ==============   ==============   =============



Source:  Empire Federal's audited financial statements

                                    EXHIBIT 5


           SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA
                          AT JUNE 30, 1992 THROUGH 1996



                                                                    At June 30,
                                         ----------------------------------------------------------------
                                             1996         1995         1994          1993         1992
                                         -----------  -----------  ------------  -----------  -----------
                                                                  (In thousands)

SELECTED BALANCE SHEET
     DATA:

Total assets                             $   86,810   $   85,495    $   86,143   $   83,107   $   78,586
Cash and interest-bearing deposits            2,499        2,196         2,098        1,892        2,857
Loans receivable, net                        41,882       39,432        41,387       40,347       37,038
Investment and mortgage-backed
     securities available-for-sale           13,877        1,192         1,081            -            -
Investment and mortgage-backed
     securities held-to-maturity             25,196       39,441        38,805       38,010       36,222
Savings Deposits                             68,548       67,064        68,336       65,234       62,835
Other borrowings                              1,500        1,751         2,189        4,106        3,513

     Total equity                            15,876       15,500        14,475       12,792       11,534





Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                    EXHIBIT 6


                            INCOME AND EXPENSE TRENDS
              FOR THE FISCAL YEARS ENDED JUNE 30, 1992 THROUGH 1996


                                                             For the years ended June 30,
                                      --------------------------------------------------------
                                         1996       1995        1994       1993        1992
                                      ---------  ----------  ---------  ----------  ----------
                                                              (In thousands)

SELECTED OPERATIONS DATA:

Interest income                       $  6,304   $   6,305   $  6,272   $   6,664   $   6,627
Interest expense                         3,310       2,938      2,641       2,955       3,562
                                      ---------  ----------  ---------  ----------  ----------
      Net interest income                2,994       3,367      3,631       3,709       3,065
Provision for loan losses, net               -           -          -          82          31
                                      ---------  ----------  ---------  ----------  ----------
      Net interest income after
         provision for loan losses       2,994       3,367      3,631       3,627       3,034
                                      ---------  ----------  ---------  ----------  ----------
Non-interest income:
   Loan origination fees and
      service charges                      145         130        149         141         145
   Insurance commission income             688         691        589         461         326
   Other income                             45          36         37          25          57
                                      ---------  ----------  ---------  ----------  ----------
      Total other income                   878         857        775         627         528

Non-interest expense:
   Compensation and employee
      benefits                           1,615       1,542      1,385       1,134         955
   Occupancy and equipment                 340         264        268         262         244
   Deposit insurance premiums              185         226        177         139         152
   Other general and administrative        646         651        674         542         476
   Provision for losses on real
      estate owned                           -           -          -          61         407
                                      ---------  ----------  ---------  ----------  ----------
      Total non-interest expense         2,786       2,683      2,504       2,138       2,234
                                      ---------  ----------  ---------  ----------  ----------
      Income before income taxes         1,031       1,541      1,902       2,116       1,328
Income tax expense                         399         589        713         857         498
                                      ---------  ----------  ---------  ----------  ----------
Income before cumulative effect of
   change in accounting principle          632         952      1,189       1,259         830
Cumulative effect of change in
   accounting for income taxes               -           -         56           -           -
                                      ---------  ----------  ---------  ----------  ----------

      Net income                      $    632   $     952   $  1,245   $   1,259   $     830
                                      =========  ==========  =========  ==========  ==========




Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                        EXHIBIT 7


                            NORMALIZED EARNINGS TREND
              FOR THE FISCAL YEARS ENDED JUNE 30, 1994 THROUGH 1996


                                                  Fiscal years ended
                                                       June 30,
                                           ----------------------------------
                                           1996        1995        1994
                                           ---------   ---------   ----------
                                                    (In thousands)

Net income after taxes                     $    632    $    952    $   1,245

Net income before taxes and effect
     of accounting adjustments                1,031       1,541        1,902

Income adjustments                                0           0           56

Expense adjustments                               0           0            0

Normalized earnings before taxes              1,031       1,541        1,846

Taxes                                           399         589          702
                                           ---------   ---------   ----------

Normalized earnings after taxes            $    632    $    952    $   1,144
                                           =========   =========   ==========



(1)  Based on tax rate of 38.0 percent


Source:  Empire Federal Bancorp, Inc.

                                    EXHIBIT 8


                             PERFORMANCE INDICATORS
              FOR THE FISCAL YEARS ENDED JUNE 30, 1992 THROUGH 1996



                                                                   Years ended June 30,
                                                 ----------------------------------------------------------
                                                    1996        1995       1994        1993        1992
                                                 ----------- ----------- ----------  ----------  ----------

SELECTED FINANCIAL RATIOS AND OTHER DATA:

PERFORMANCE RATIOS:
     Return on average assets                         0.72%       1.12%      1.47%       1.55%       1.10%
     Return on average equity                         3.99%       6.33%      9.13%      10.25%       7.42%
     Average interest-earning assets to
         average interest-bearing liabilities       119.33%     118.48%    117.34%     118.34%     116.99%
     Net interest income after provision for
         loan losses to total other expenses        105.49%     125.49%    145.02%     169.63%     135.84%
     Non-interest rate spread                         2.80%       3.33%      3.87%       3.96%       3.31%
     Net yield on average interest-earning
         assets                                       3.57%       3.97%      4.43%       4.63%       4.12%
     Efficiency ratio                                71.95%      63.52%     56.83%      49.32%      62.17%
EQUITY RATIOS:
     Average equity to average assets ratio          18.11%      17.07%     16.08%      15.52%      14.80%
     Equity to assets at period end                  18.29%      18.13%     16.80%      15.39%      14.68%

ASSET QUALITY RATIOS:
     Nonperforming assets to total assets             -           -          0.02%       0.62%       0.65%
     Nonperforming loans to total assets              -           -          0.02%       0.06%       0.06%
     Non-performing loans to net loans                -           -          0.04%       0.13%       0.12%
     Allowance for loan losses, REO and other
        repossessed assets to nonperforming
        assets                                      N/M         N/M        966.67%     117.51%      91.36%
     Allowance for loan losses to total
        loans, outstanding                            0.46%       0.36%      0.34%       0.35%       0.17%


Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                    EXHIBIT 9


                              VOLUME/RATE ANALYSIS
                FOR THE FISCAL YEARS ENDED JUNE 30, 1995 AND 1996




                                                  Year ended June 30, 1996                 Year ended June 30, 1995
                                                         compared to                             compared to
                                                  Year ended June 30, 1995                 Year ended June 30,1994
                                                     Increase (Decrease)                     Increase (Decrease)
                                                           Due to                                   Due to
                                            --------------------------------------  ---------------------------------------
                                                                 Rate/                                   Rate/
                                            Volume     Rate     Volume     Net       Volume     Rate     Volume     Net
                                            --------  --------  -------- ---------  --------- --------- --------- ---------

Interest-earning assets:
     Loans receivable                       $    59   $   (28)  $     2  $     33   $   (148) $    (54) $     (2) $   (204)
     Mortgage-backed securities                 (64)       49         1       (14)       181       (18)        -       163
     Investment securities                       12        55         5        72         98       (60)      (41)       (3)
     Other interest-earning assets              (74)      (27)        9       (92)        17        46        14        77
                                            --------  --------  -------- ---------  --------- --------- --------- ---------

        Total interest-earning assets           (67)       49        17        (1)       148       (86)      (29)       33
                                            --------  --------  -------- ---------  --------- --------- --------- ---------

Interest expense:
     Savings accounts                            (6)      428        (1)      421         74       228         5       307
     Other liabilities                          (58)       15        (6)      (49)       (13)        3         -       (10)
                                            --------  --------  -------- ---------  --------- --------- --------- ---------
        Total interest-bearing liabilities      (64)      443        (7)      372         61       231         5       297
                                            --------  --------  -------- ---------  --------- --------- --------- ---------

Net change in interest income               $    (3)  $   394   $    24  $   (373)  $     87  $   (317) $    (34) $    264
                                            ========  ========  ======== =========  ========= ========= ========= =========



Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                   EXHIBIT 10


                              YIELD AND COST TRENDS
                  FOR FISCAL YEARS JUNE 30, 1995 AND 1996, AND
                                AT JUNE 30, 1996


                                                At          Year ended June 30,
                                              June 30,   -----------------------
                                               1996        1996         1995
                                             ---------   ----------   ----------

INTEREST-EARNING ASSETS:
     Loans receivable (1)                     8.16%        8.44%        8.51%
     Mortgage-backed securities               6.86%        6.78%        6.65%
     Investment securities                    5.28%        5.32%        3.83%
     Other interest-earning assets(2)         6.18%        6.46%        7.36%
                                             ---------   ----------   ----------
          Total interest-earning assets       7.42%        7.51%        7.43%

INTEREST-BEARING LIABILITIES:
     Savings accounts                         4.64%        4.68%        4.05%
     Other liabilities                        5.98%        6.02%        5.43%
                                             ---------   ----------   ----------
          Total interest-bearing liabilities  4.67%        4.71%        4.10%

Net interest rate spread (3)                  2.75%        2.80%        3.33%
                                             =========   ==========   ==========
Net yield on interest earning assets (4)        -          3.57%        3.97%
                                             =========   ==========   ==========
Ratio of interest-earning assets to average
      interest-bearing liabilities                        119.33%      118.48%
                                                         ==========   ==========





(1)  Average balances include non-accrual loans.
(2)  Includes interest-bearing deposits in other financial institutions.
(3) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net yield on interest-earning assets represents net interest income as a percentage of average interest-earning assets.
(5)  Includes investments in FHLB stock.


Source:  Empire Federal Bancorp, Inc.'s Proospectus

                                   EXHIBIT 11


             INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE (NPV)
                                AT JUNE 30, 1996



                                                        Net Portfolio as % of
   Basis                    Net Portfolio Value      Portfolio Value of Assets
               ------------------------------------ ----------------------------
Point ("bp")
 Change in
   Rates        $ Amount   $ Change     % Change       NPV Ratio    Change
-------------  ---------- ------------ ------------ ------------- ------------
                            (Dollars in thousands)

  +400 bp        $11,766   $(6,495)     (36.00)%        14.51 %    -598 bp
  +300 bp         13,403    (4,957)     (27.00)%        16.13 %    -436 bp
  +200 bp         15,095    (3,165)     (17.00)%        17.72 %    -277 bp
  +100 bp         16,762    (1,498)      (8.00)%        19.22 %    -127 bp
     0 bp         18,260        -          -            20.49 %         -
  -100 bp         19,346     1,085        6.00 %        21.35 %    + 86 bp
  -200 bp         19,744     1,484        8.00 %        21.59 %    +110 bp
  -300 bp         19,937     1,677        9.00 %        21.64 %    +115 bp
  -400 bp         20,417     2,157       12.00 %        21.93 %    +144 bp







Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                   EXHIBIT 12


                           LOAN PORTFOLIO COMPOSITION
                            AT JUNE 30, 1995 AND 1996


                                               At June 30,
                              -------------------------------------------------
                                      1996                         1995
                              ----------------------     ----------------------
                                           Percent                    Percent
                                             of                         of
                                Amount      Total          Amount      Total
                              ----------- ----------     ----------- ----------
                                               (In thousands)
TYPE OF LOAN:
   One- to four-family        $   35,202      81.66%     $   33,974       84.67%
   Multifamily                     2,333       5.41           2,557        6.37
   Nonresidential                  1,182       2.74           1,425        3.55
   Construction                    1,380       3.20             257        0.65
   Consumer                        2,112       4.90           1,456        3.63
   Share loans                       901       2.09             455        1.13
                              ----------- ----------     ----------- ----------
     Total                    $   43,110     100.00%     $   40,124      100.00%
                                          ==========                 ==========

Less:
   Loans in process                  770                        315
   Deferred loan origination
     fees and costs                  252                        232
   Allowance for loan losses         145                        145
                              -----------                -----------
     Total loans, net         $   41,943                 $   39,432
                              ===========                ===========





Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                   EXHIBIT 13


                             LOAN MATURITY SCHEDULE
                                AT JUNE 30, 1996



                                                                      At June 30, 1996
                                       -------------------------------------------------------------------------------
                                        One- to
                                         Four-
                                         Family      Multifamily  Commercial    Construction  Consumer       Total
                                       -----------   -----------  ------------  -----------  ------------  -----------
                                                                       (In thousands)

Amounts due:
     Within 3 months                   $        5    $        -   $         -   $      210    $      361   $      576
     3 months to 1 year                         7             -             -        1,170           421        1,598
     After one year:
        1 to 3 years                          244           190            42            -           136          612
        3 to 5 years                          455            40            28            -           260          783
        5 to 10 years                       2,392           822           207            -           571        3,992
        10 to 20 years                     23,833         1,078           905            -         1,241       27,057
        Over 20 years                       8,266           203             -            -            23        8,492
                                       -----------   -----------  ------------  -----------  ------------  -----------
Total due after one year                   35,190         2,333         1,182            -         2,231       40,936
                                       -----------   -----------  ------------  -----------  ------------  -----------

Total amount due                       $   35,202    $    2,333   $     1,182   $    1,380    $    3,013   $   43,110
                                       ===========   ===========  ============  ===========  ============  ===========


                                              Due After June 30, 1996
                                       ---------------------------------------
                                                     Floating- or
                                         Fixed       Adjustable-
                                         Rates         Rates         Total
                                       -----------   -----------  ------------
                                                   (In thousands)

One- to four family                    $   29,586    $    5,616   $    35,202
Multifamily                                   646         1,687         2,333
Commercial                                  1,182             -         1,182
Construction                                1,380             -         1,380
Consumer and share                          3,013             -         3,013
                                       -----------   -----------  ------------
     Total                             $   35,807    $    7,303   $    43,110
                                       ===========   ===========  ============



Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                   EXHIBIT 14


                                LOAN ORIGINATIONS
                 FOR THE YEARS ENDED JUNE 30, 1993 THROUGH 1996


                                                            Year ended June 30,
                                      -------------------------------------------------------
                                         1996          1995          1994           1993
                                      ------------  ------------  ------------   ------------
                                            (In thousands)

Total gross loans receivable at
   beginning of period                $    40,124   $    42,637   $    41,344    $    38,120
                                      ------------  ------------  ------------   ------------
Loans originated:
   One- to four-family                      7,411         2,857        13,223         13,115
   Multifamily                                225            57             -            311
   Construction                             2,631           641         1,937          1,592
   Commercial                                  47             -             -             18
   Consumer                                 2,069           899           413          1,200
                                      ------------  ------------  ------------   ------------
      Total loans originated               12,383         4,454        15,573         16,236

Loans sold:
   Whole loans                                  -             -             -              -
   Participations sold                          -             -             -              -
      Total loans sold                          -             -             -              -

Loan principal repayments                  (9,397)       (6,967)      (14,280)       (13,012)
                                      ------------  ------------  ------------   ------------

Net loan activity                           2,986        (2,513)        1,293          3,224
                                      ------------  ------------  ------------   ------------

      Total gross loans receivable
        at end of period              $    43,110   $    40,124        42,637         41,344
                                      ============  ============  ============   ============





Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                   EXHIBIT 15


                                CLASSIFIED ASSETS
                                AT JUNE 30, 1996


                                          At June 30,
                                             1996
                                          ------------


Classified Assets:
     Substandard                          $   75,000
     Doubtful                                    0
     Loss                                        0
                                          ------------
        Total classified assets           $   75,000
                                          ============







Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                    EXHIBIT 16


                         ALLOWANCE FOR LOAN LOSSES
             FOR THE FISCAL YEARS ENDED JUNE 30, 1995 AND 1996



                                                    Years ended June 30,
                                                  --------------------------
                                                     1996           1995
                                                  -----------    -----------
                                                       (In thousands)

Total loans outstanding                           $   43,110     $   40,124
                                                  -----------    -----------
Allowance balances (at beginning of period)              145            145
                                                  -----------    -----------

Provision (credit)                                        55              -

Net charge-offs (recoveries)                               -              -
                                                  -----------    -----------

Allowance balance (at end of period)              $      200     $      145
                                                  ===========    ===========

Allowance for loan losses as a percent of
     total loans outstanding                            0.46%          0.36%





Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                   EXHIBIT 17


                        INVESTMENT PORTFOLIO COMPOSITION
                            AT JUNE 30, 1995 AND 1996


                                             Carrying Value
                                               At June 30,
                                       -----------------------------
                                       1996         1995
                                       -----------  --------------
                                              (In thousands)
Investment securities:
   U.S. Government securities          $        -   $           -
   U.S. Agency securities                   2,499           2,498
                                       -----------  --------------
   Corporate notes and bonds                    -               -
   Other securities                             -               -
                                       -----------  --------------
     Total investment securities            2,499           2,498
                                       -----------  --------------
Securities available-for-sale               1,385           1,192
Interest-bearing deposits                   1,338           1,235
FHLB stock                                  1,123           1,044
                                       -----------  --------------
     Total                             $    6,345   $       5,969
                                       ===========  ==============



                                                       At June 30,
                                    --------------------------------------------
                                              1996               1995
                                    ---------------------- ---------------------
                                                Percent                 Percent
                                      Amount    of total     Amount    of total
                                    ----------- ----------  --------  ---------
                                                 (Dollars in thousands)
Mortgage-backed securities:
   REMIC                            $    1,865      5.32%     1,865        5.07%
   GNMA                                    996      2.84%     1,262        3.43%
   FNMA                                  9,042     25.78%    11,998       32.61%
   FHLMC                                23,167     66.06%    21,670       58.89%
                                    ----------- ---------  --------    ---------
     Total                              35,070    100.00%    36,795      100.00%
                                                =========              =========

Net premiums                               118                  148
                                    -----------            ---------
     Net mortgage-backed securities $   35,188             $ 36,943
                                    ===========            =========





Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                   EXHIBIT 18


                                 MIX OF DEPOSITS
                                AT JUNE 30, 1996

                                At June 30, 1996
 -------------------------------------------------------------------------------
 Weighted                                                             Percentage
 Average          Original         Check and Savings                   of Total
 Interest Rate      Term             Deposits               Balance    Deposits
 -------------  -------------   ------------------------ ------------ ----------
                                                         (In thousands)

 2.50%           None           NOW accounts              $   8,673       12.63%
 3.25%           None           Regular savings              14,949       21.77%
 3.50%           None           Money market accounts         4,950        7.21%

                                Certificates of deposit:
 5.11%           1-3 months     Fixed term, fixed rate          967        1.41%
 5.18%           4-6 months     Fixed term, fixed rate        6,716        9.78%
 5.55%           7-12 months    Fixed term, fixed rate        9,172       13.36%
 6.12%           13-24 months   Fixed term, fixed rate        7,369       10.73%
 5.88%           25-36 months   Fixed term, fixed rate        7,161       10.43%
 5.87%           37-48 months   Fixed term, fixed rate          957        1.39%
 6.35%           49-120 months  Fixed term, fixed rate        4,299        6.26%
 6.01%                  -       Jumbo certificates            3,334        4.87%
                                                          ----------  ----------
                                                             68,547        -
                 Accrued interest on deposits                   107        0.16%
                                                          ----------  ----------
 4.64%           Total                                    $  68,654      100.00%
                                                          ==========  ==========





   Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                   EXHIBIT 19


                                DEPOSIT ACTIVITY
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1996



                                         Year ended June 30,
                                      ---------------------------
                                      1996            1995
                                      -----------     -----------
                                            (In thousands)

Net increase (decrease) before
     interest credited                $   (1,778)     $   (3,971)
Interest credited                          3,262           2,699
                                      -----------     -----------
Net increase (decrease) in
     savings deposits                 $    1,484      $   (1,272)
                                      ===========     ===========








Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                   EXHIBIT 20


                                 BORROWED FUNDS
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1996


                                                            Year ended
                                                             June 30,
                                                     ----------------------
                                                        1995        1994
                                                     ----------   ---------
                                                         (In thousands)

Short-term FHLB advances:
    Average balance outstanding                      $   1,595    $  2,668
    Maximum amount outstanding at any
       month-end during the period                       1,925       4,210
    Weighted average interest rate at end
       of period of FHLB advances                         5.98%       5.43%

Total short-term borrowings at end of period         $   1,500    $  1,751









Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                   EXHIBIT 21


                      OFFICE AND SUBSIDIARY INFORMATION FOR
                   EMPIRE FEDERAL SAVINGS AND LOAN ASSOCIATION
                                AT JUNE 30, 1996


                                     OFFICES

                                                                Net Book Value
                                            Date      Square    of Property at
     Description/Address   Leased/Owned   Acquired    Footage  At June 30, 1996
-------------------------- -------------- ---------- --------- ----------------

Main Office:

123 South Main Street         Leased        1923      15,000         $103,172
Livingston, MT  59047


Branch Offices:

101 McLeod Street              Owned        1984       2,026         $137,538
Big Timber, MT  59011

5 West Mendenhall Street       Owned        1971       7,000         $826,940
Bozeman, MT  59715



                                   SUBSIDIARY



                                         Type of        Investment
     Subsidiary         Name             Business         Amount    Date Established
------------------- -------------- -------------------- ----------- ----------------

Service Corporation Dime Insurance Full service          495,000(1)     1985
                       Agency      insurance activities






    (1) 3% of assets may be invested in service corporations, provided at least one-half of any amount in excess of 1% is used primarily for community, inner-city and and community development projects. The Association did not exceed these limits.




    Source:  Empire Federal Bancorp, Inc.'s Prospectus

                                   EXHIBIT 22


                       LIST OF KEY OFFICERS AND DIRECTORS
                                AT JUNE 30, 1996

                                                                                  Year of
                         Term                                                   Commencement
           Name         Expires   Age(1)    Position(s) Held with the Bank     of Directorship
----------------------- -------- ------- ----------------------------------- --------------------

Beverly D. Harris        1998       62   President and Director                     1971

Walter J. Peterson, Jr.  1997       73   Chairman of the Board and Director         1964

Ernest A. Sandberg       1999       60   Executive Vice President,                  1971
                                              Secretary and Director

John R. Boe              1999       72   Director                                   1979

Edwin H. Doig            1998       65   Director                                   1979

Sanroe J. Kaisler, Jr.   1997       71   Director                                   1964

Walter R. Sales          1997       68   Director                                   1977





(1)  As of June 30, 1996

                                   EXHIBIT 23


                         KEY DEMOGRAPHIC DATA AND TRENDS
         MARKET AREA, GALLATIN COUNTY, PARK COUNTY, SWEET GRASS COUNTY,
                          MONTANA AND THE UNITED STATES
                               1990, 1995 AND 2000



                             1990        1995 % Chg.        2000      % Chg.
                             ----        ---- ------        ----      ------
Population
Market Area                68,179      78,883   15.7%       89,155      13.0%
Gallatin County            50,463      59,543   18.0%       68,193      14.5%
Park County                14,562      16,033   10.1%       17,509       9.2%
Sweet Grass County          3,154       3,307    4.9%        3,453       4.4%
Montana                   799,065     870,332    8.9%      940,684       8.1%
United States         248,709,873 263,006,245    5.7%  277,083,635       5.4%



Households
Market Area                25,915      29,830   15.1%       33,799      13.3%
Gallatin County            19,015      22,300   17.3%       25,623      14.9%
Park County                 5,619       6,193   10.2%        6,782       9.5%
Sweet Grass County          1,281       1,337    4.4%        1,394       4.3%
Montana                   306,163     332,142    8.5%      358,899       8.1%
United States          91,947,410  97,069,804    5.6%  102,201,641       5.3%



Per Capita Income
Market Area              $ 11,165    $ 14,536   30.2%         ---       ---
Gallatin County            10,960      14,750   34.6%         ---       ---
Park County                11,945      13,905   16.4%         ---       ---
Sweet Grass County         10,838      13,749   26.9%         ---       ---
Montana                    10,969      13,366   21.9%         ---       ---
United States              12,313      16,405   33.2%         ---       ---



Median Household Income
Market Area              $ 24,460    $ 27,259   11.4%     $ 27,653       1.4%
Gallatin County            24,825      27,258    9.8%       27,081      (0.6)%
Park County                24,691      27,371   10.9%       29,541       7.9%
Sweet Grass County         17,560      26,742   52.3%       29,368       9.8%
Montana                    24,363      27,303   12.1%       27,174      (0.5)%
United States              28,255      33,610   19.0%       32,972      (1.9)%



Source:   Data Users Center and CACI

                                   EXHIBIT 24

                                KEY HOUSING DATA
         MARKET AREA, GALLATIN COUNTY, PARK COUNTY, SWEET GRASS COUNTY,
                          MONTANA AND THE UNITED STATES
                                      1990


Occupied Housing Units
Market Area                                   25,915
Gallatin County                               19,015
Park County                                    5,619
Sweet Grass County                             1,281
Montana                                      306,163
United States                             91,947,410

Occupancy Rate
Market Area
       Owner-Occupied                           60.9%
       Renter-Occupied                          39.1%

Gallatin County
       Owner-Occupied                           58.5%
       Renter-Occupied                          41.5%

Park County
       Owner-Occupied                           66.3%
       Renter-Occupied                          33.7%

Sweet Grass County
       Owner-Occupied                           72.1%
       Renter-Occupied                          27.9%

Montana
       Owner-Occupied                           67.3%
       Renter-Occupied                          32.7%

United States
       Owner-Occupied                           64.2%
       Renter-Occupied                          35.8%

Median Housing Values
Market Area                                 $ 64,453
Gallatin County                               70,200
Park County                                   48,100
Sweet Grass County                            48,000
Montana                                       56,600
United States                                 79,098

Median Rent
Market Area                                    $ 273
Gallatin County                                  292
Park County                                      224
Sweet Grass County                               195
Montana                                          251
United States                                    374


Source:   U.S. Department of Commerce and CACI Sourcebook

                                   EXHIBIT 25


                  MAJOR SOURCES OF EMPLOYMENT BY INDUSTRY GROUP
         MARKET AREA, GALLATIN COUNTY, PARK COUNTY, SWEET GRASS COUNTY,
                          MONTANA AND THE UNITED STATES
                                      1993



                                                      Sweet
                          Market   Gallatin   Park    Grass            United
Industry Group             Area     County    County  County  Montana  States
--------------             ----     ------    ------  ------  -------  ------
Agriculture/Mining         1.6%     1.3%      3.0%    1.6%     2.8%       1.3%
Construction               6.6%     7.0%      3.9%   13.1%     5.2%       4.8%
Manufacturing             10.7%    10.4%     12.1%    8.8%     9.2%      19.2%
Transportation/Utilities   5.1%     5.6%      3.3%    1.1%     7.1%       5.9%
Wholesale/Retail          37.1%    38.1%     31.4%   43.7%    35.1%      27.5%
Finance, Insurance, &
     Real Estate           4.3%     4.6%      2.4%    7.7%     5.9%       7.3%
Services                  34.6%    32.9%     43.8%   23.9%    34.6%      34.0%




Source:   Bureau of the Census County Business Patterns

                                   EXHIBIT 26


                               NEW HOUSING PERMITS
         MARKET AREA, GALLATIN COUNTY, PARK COUNTY, SWEET GRASS COUNTY,
                          MONTANA AND THE UNITED STATES
                                    1991-1993



                                            New Housing Permits
                                              1-4 Family Homes


                                            % Chg.                 % Chg.
                      1991       1992      '91-'92       1993     '92-'93
                     ---------- --------- ---------- ----------- -----------

Market Area                248       364      46.8%        475       30.5%
Gallatin County            244       354      45.1%        453       28.0%
Park County                  4         7      75.0%         19      171.4%
Sweet Grass County           -         3     N/M             3        0.0%
Montana                  1,263     1,972      56.1%      2,451       24.3%
United States          796,647   956,494      20.1%  1,038,907        8.6%


N/M = Not Meaningful


Source:  Bureau of the Census



                          Commercial Permit Valuations
                            (In millions of dollars)


                                            % Chg.                 % Chg.
                     1991         1992     '91-'92       1993     '92-'93
                   ----------- ----------- ---------- ---------- ---------

Market Area               N/A         N/A      N/A           N/A    N/A
Gallatin County           N/A         N/A      N/A           N/A    N/A
Park County               N/A         N/A      N/A           N/A    N/A
Sweet Grass County        N/A         N/A      N/A           N/A    N/A
Montana             $     125   $     121     (3.2)%   $     136   12.4%
United States          56,862      56,798     (0.1)%      61,427    8.1%


N/A = Not Available


Source:  Commerce Department Construction Review

                                   EXHIBIT 27


                               UNEMPLOYMENT RATES
                MARKET AREA, GALLATIN COUNTY, SWEET GRASS COUNTY,
                          MONTANA AND THE UNITED STATES
                               1994, 1995 AND 1996



Location                         1994    1995    1996(2)
--------                         ----    ----    ----

Market Area(1)                   2.9%    3.1%     2.9%

Gallatin County                  2.3%    2.7%     1.9%

Park County                      4.0%    4.6%     3.3%

Sweet Grass County               2.8%    3.7%     1.9%

Montana                          5.1%    5.9%     4.8%

United States                    6.1%    5.2%     5.6%


(1) Based on a weighted average comprised of Gallatin County, Park County and Sweet Grass County.

(2) July 1996



Source:   Montana Employment and Labor Trends

                                   EXHIBIT 28


                            MARKET SHARE OF DEPOSITS
         MARKET AREA, GALLATIN COUNTY, PARK COUNTY, SWEET GRASS COUNTY,




               Gallatin, Park      Empire Federal       Empire Federal
               & Sweet Grass       Savings & Loan       Savings & Loan
               Counties' Deposits   Bank's Share         Bank's Share
                   ($000)              ($000)                (%)
              ------------------- ----------------   ---------------------

Banks                  $ 591,803        ---                  ---
Thrifts                  117,318      $ 67,124              57.2%
Credit Unions             27,431        ---                  ---
              ------------------- ----------------   ---------------------

Total                  $ 736,552      $ 67,124               9.1%




Source: Sheshunoff

                                   EXHIBIT 29

                    NATIONAL INTEREST RATES BY QUARTER
                                1992-1996


                              1st Qtr.    2nd Qtr.   3rd Qtr.    4th Qtr.
                                1992        1992       1992        1992

Prime Rate                      6.50%      6.50%       6.00%      6.00%
90-Day Treasury Bills           4.14%      3.63%       2.73%      3.13%
1-Year Treasury Bills           4.49%      4.03%       3.04%      3.57%
30-Year Treasury Bills          7.98%      7.78%       7.67%      7.39%


                              1st Qtr.    2nd Qtr.   3rd Qtr.    4th Qtr.
                                1993        1993       1993        1993

Prime Rate                      6.00%      6.00%       6.00%      6.00%
90-Day Treasury Bills           2.93%      3.07%       2.96%      3.05%
1-Year Treasury Bills           3.27%      3.43%       3.35%      3.58%
30-Year Treasury Bills          6.92%      6.67%       6.03%      6.35%


                              1st Qtr.    2nd Qtr.   3rd Qtr.    4th Qtr.
                                1994        1994       1994        1994

Prime Rate                      6.25%      7.25%       7.75%      8.50%
90-Day Treasury Bills           3.54%      4.23%       5.14%      5.66%
1-Year Treasury Bills           4.40%      5.49%       6.13%      7.15%
30-Year Treasury Bills          7.11%      7.43%       7.82%      7.88%


                              1st Qtr.    2nd Qtr.   3rd Qtr.    4th Qtr.
                                1995        1995       1995        1995

Prime Rate                      9.00%      9.00%       8.75%      8.50%
90-Day Treasury Bills           5.66%      5.58%       5.40%      5.06%
1-Year Treasury Bills           6.51%      5.62%       5.45%      5.14%
30-Year Treasury Bills          7.43%      6.71%       5.69%      5.97%


                              1st Qtr.    2nd Qtr.
                                1996        1996

Prime Rate                      8.25%      8.25%
90-Day Treasury Bills           5.18%      5.25%
1-Year Treasury Bills           5.43%      5.91%
30-Year Treasury Bills          6.73%      7.14%




Source:  The Wall Street Journal

                                   EXHIBIT 30
KELLER & COMPANY                                                     Page 1
Columbus, Ohio614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                            PER SHARE
                                                               *********************************************************************
                                                                Latest  All Time All Time Monthly  Quarterly Book           12 Month
                                                                 Price    High    Low    Change   Change   Value   Assets   Div.
                                              State Exchange      ($)     ($)     ($)     (%)      (%)      ($)     ($)      ($)
                                              ----- --------    ---------------- --------------- -------- ---------------- --------

PLE      Pinnacle Bank                        AL     AMSE           17.625   19.250  4.000    4.44    10.16   17.04   209.56    0.72
SRN      Southern Banc Company, Inc           AL     AMSE           13.250   13.375 11.375    4.95     0.00   15.32    75.45   NA
SZB      SouthFirst Bancshares, Inc.          AL     AMSE           12.750   16.000 10.625    2.00     6.25   15.12   104.89    2.48
VAFD     Valley Federal Savings Bank          AL      NASDAQ        39.000   39.000  8.500   25.81    21.88   26.15   323.08    0.60
FFBH     First Federal Bancshares of AR       AR      NASDAQ        15.000   15.000 12.750   11.11     9.09   16.19    97.98   NA
FTF      Texarkana First Financial Corp       AR     AMSE           14.125   16.875 10.000   -8.87   -13.74   16.93    84.04   NA
AHM      Ahmanson & Company (H.F.)            CA     NYSE           25.375   28.625  2.688   -2.40    -5.58   19.78   461.87    0.88
AFFFZ    America First Financial Fund         CA      NASDAQ        30.250   30.750 14.500    6.14    16.35   25.86   378.34    1.60
BPLS     Bank Plus Corp.                      CA      NASDAQ        10.000   14.000  5.000   -3.61     8.11    9.55   180.71    0.00
BVFS     Bay View Capital Corp.               CA      NASDAQ        37.625   38.250 11.250    5.61    12.73   29.94   492.19    0.60
BYFC     Broadway Financial Corp.             CA      NASDAQ         9.750   11.000  9.750   -2.50    -2.50   14.61   125.31   NA
CAL      Cal Fed Bancorp, Inc.                CA     NYSE           23.000  200.000  6.250    1.66    21.05   13.83   284.34    0.00
CFHC     California Financial Holding         CA      NASDAQ        22.813   23.125  5.909    3.70    11.28   18.54   283.06    0.44
CENF     CENFED Financial Corp.               CA      NASDAQ        24.250   24.250  5.000    5.43    15.48   21.27   426.22    0.33
CSA      Coast Savings Financial              CA     NYSE           31.375   35.125  1.625   -5.64    -6.69   23.13   449.36    0.00
DSL      Downey Financial Corp.               CA     NYSE           24.750   26.190  2.081    5.88    13.14   23.09   277.64    0.47
FSSB     First FS&LA of San Bernardino        CA      NASDAQ         9.875   14.500  6.875   -1.25    -1.25   14.43   312.02    0.00
FED      FirstFed Financial Corp.             CA     NYSE           18.375   26.600  1.125    3.52     5.76   17.96   390.61    0.00
GLN      Glendale Federal Bank, FSB           CA     NYSE           17.500  589.500  5.250   -3.45    -6.67   14.97   309.37    0.00
GDW      Golden West Financial                CA     NYSE           55.000   58.000  3.875   -4.14     0.00   40.78   617.63    0.37
GWF      Great Western Financial              CA     NYSE           25.000   27.125  3.950    2.04     4.71   18.49   318.21    0.94
HTHR     Hawthorne Financial Corp.            CA      NASDAQ         7.500   35.500  2.250  -14.29     0.00   13.29   292.87    0.00
HEMT     HF Bancorp, Inc.                     CA      NASDAQ         9.375   10.250  8.188   -1.97    -5.06   12.91   131.64    0.00
HBNK     Highland Federal Bank FSB            CA      NASDAQ        14.250   17.000 11.000   -3.39   -12.98   15.20   192.18    0.00
MBBC     Monterey Bay Bancorp, Inc.           CA      NASDAQ        13.250   13.500  8.750    7.61    11.58   15.28    95.96    0.00
NHSL     NHS Financial, Inc.                  CA      NASDAQ        11.125   11.250  3.696    1.14     2.30    9.92   112.65    0.16
PSSB     Palm Springs Savings Bank            CA      NASDAQ        14.031   14.125  4.500   -0.67     2.04   10.60   165.64    0.12
PFFB     PFF Bancorp, Inc.                    CA      NASDAQ        11.625   11.750 10.375    3.33     5.11   14.64   108.19   NA
PROV     Provident Financial Holdings         CA      NASDAQ        11.250   11.375 10.125    2.27    NA      NA       NA      NA
QCBC     Quaker City Bancorp, Inc.            CA      NASDAQ        14.313   15.000  7.500   -4.58    -0.43   17.81   190.13    0.00
REDF     RedFed Bancorp Inc.                  CA      NASDAQ        10.125   14.500  7.750    9.46     3.85   12.11   205.79    0.00
SGVB     SGV Bancorp, Inc.                    CA      NASDAQ         8.813   10.125  7.750   -3.42     3.68   11.94   122.11   NA
WES      Westcorp                             CA     NYSE           20.875   21.905  3.703   15.97     7.05   12.04   116.54    0.36
FFBA     First Colorado Bancorp, Inc.         CO      NASDAQ        14.000   14.500  3.189   -1.75     4.17   12.17    74.57   NA


                                                       PRICING RATIOS
                                           *************************************
                                           Price/   Price/   Price/   Price/Core
                                           Earnings Bk. Value Assets   Earnings
                                              (X)      (%)       (%)      (X)
                                            -------- -------- --------  --------

PLE      Pinnacle Bank                          9.58   103.43      8.41    10.75
SRN      Southern Banc Company, Inc            NA       86.49     17.56    NA
SZB      SouthFirst Bancshares, Inc.           21.61    84.33     12.16    37.50
VAFD     Valley Federal Savings Bank           68.42   149.14     12.07    79.59
FFBH     First Federal Bancshares of AR        NA       92.65     15.31    NA
FTF      Texarkana First Financial Corp        NA       83.43     16.81    NA
AHM      Ahmanson & Company (H.F.)              7.51   128.29      5.49    32.53
AFFFZ    America First Financial Fund           9.63   116.98      8.00     9.70
BPLS     Bank Plus Corp.                       NM      104.71      5.53    NM
BVFS     Bay View Capital Corp.               129.74   125.67      7.64    24.27
BYFC     Broadway Financial Corp.              NA       66.74      7.78    NA
CAL      Cal Fed Bancorp, Inc.                 11.17   166.31      8.09    12.78
CFHC     California Financial Holding          14.91   123.05      8.06    16.65
CENF     CENFED Financial Corp.                10.78   114.01      5.69    14.88
CSA      Coast Savings Financial               14.59   135.65      6.98    15.93
DSL      Downey Financial Corp.                12.96   107.19      8.91    14.56
FSSB     First FS&LA of San Bernardino         NM       68.43      3.16    NM
FED      FirstFed Financial Corp.              20.19   102.31      4.70    20.88
GLN      Glendale Federal Bank, FSB            50.00   116.90      5.66    26.52
GDW      Golden West Financial                 11.41   134.87      8.91    11.63
GWF      Great Western Financial               11.90   135.21      7.86    12.76
HTHR     Hawthorne Financial Corp.             NM       56.43      2.56    NM
HEMT     HF Bancorp, Inc.                      28.41    72.62      7.12    28.41
HBNK     Highland Federal Bank FSB             19.52    93.75      7.41    19.79
MBBC     Monterey Bay Bancorp, Inc.            40.15    86.71     13.81    41.41
NHSL     NHS Financial, Inc.                   21.39   112.15      9.88    21.39
PSSB     Palm Springs Savings Bank             13.11   132.37      8.47    15.94
PFFB     PFF Bancorp, Inc.                     NA       79.41     10.74    NA
PROV     Provident Financial Holdings          NA       NA        NA       NA
QCBC     Quaker City Bancorp, Inc.             15.56    80.36      7.53    16.08
REDF     RedFed Bancorp Inc.                   NM       83.61      4.92    NM
SGVB     SGV Bancorp, Inc.                     NA       73.81      7.22    NA
WES      Westcorp                              13.82   173.38     17.91    34.22
FFBA     First Colorado Bancorp, Inc.          NA      115.04     18.77    NA

KELLER & COMPANY                                                        Page 2
Columbus, Ohio614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                            PER SHARE
                                                                ********************************************************************
                                                                Latest  All Time All Time Monthly Quarterly Book            12 Month
                                                                 Price    High    Low    Change   Change   Value   Assets   Div.
                                              State Exchange      ($)     ($)     ($)     (%)      (%)      ($)     ($)      ($)
                                              ----- --------    ---------------- --------------- -------- ---------------- ---------

MORG     Morgan Financial Corp.               CO      NASDAQ       13.000   13.000  6.750    6.12     6.12   12.42    88.88    0.81
EGFC     Eagle Financial Corp.                CT      NASDAQ       25.250   27.750  6.198    3.06     9.78   22.66   310.49    0.90
FFES     First Federal of East Hartford       CT      NASDAQ       19.500   21.500  4.000   11.43    14.71   21.95   364.96    0.58
NTMG     Nutmeg Federal S&LA                  CT      NASDAQ        7.250    8.000  4.645    0.00    -3.33    7.35   128.36    0.04
WBST     Webster Financial Corporation        CT      NASDAQ       32.000   32.750  3.864    9.87    14.29   24.42   473.65    0.64
IFSB     Independence Federal Savings         DC      NASDAQ        7.125   10.250  0.250   -1.72    -3.39   13.44   197.80    0.22
BANC     BankAtlantic Bancorp, Inc.           FL      NASDAQ       12.375   12.800  0.223    6.45     9.51    9.49   132.34    0.14
BKUNA    BankUnited Financial Corp.           FL      NASDAQ        7.625   12.750  2.320    3.39    -1.61    7.95   140.56    0.00
FFFG     F.F.O. Financial Group, Inc.         FL      NASDAQ        2.750   10.000  0.563    4.76     2.23    2.27    36.42    0.00
FFLC     FFLC Bancorp, Inc.                   FL      NASDAQ       18.250   20.250 12.750    0.00    -1.67   21.54   126.81    0.34
FFML     First Family Financial Corp.         FL      NASDAQ       21.500   23.000  5.000    0.00     1.78   16.92   286.04    0.16
FFPB     First Palm Beach Bancorp, Inc.       FL      NASDAQ       22.875   24.875 14.000    9.58     7.65   21.93   277.55    0.35
FFPC     Florida First Bancorp, Inc.          FL      NASDAQ       11.125   11.250  0.750    0.00     1.14    6.31    89.43    0.24
HOFL     Home Financial Corp.                 FL      NASDAQ       13.875   16.250  5.803   -2.63    -0.89   12.86    49.19    0.75
SCSL     Suncoast Savings and Loan            FL      NASDAQ        7.000   10.682  1.250    3.70     8.19    6.66   201.59    0.00
CCFH     CCF Holding Company                  GA      NASDAQ       12.375   12.750 10.750    0.00     7.61   14.86    70.15   NA
EBSI     Eagle Bancshares                     GA      NASDAQ       16.000   19.000  1.875    5.35    -3.03   12.57   136.52    0.54
FGHC     First Georgia Holding, Inc.          GA      NASDAQ        7.000    7.833  1.222   16.67     3.70    5.92    71.17    0.07
FLFC     First Liberty Financial Corp.        GA      NASDAQ       22.750   25.000  4.000   10.98     3.41   17.09   247.67    0.52
FLAG     FLAG Financial Corp.                 GA      NASDAQ       10.500   15.000  3.200  -14.29   -17.65   10.72   112.35    0.31
NFSL     Newnan Savings Bank, FSB             GA      NASDAQ       22.500   23.000  2.955   15.38    13.92   14.22   111.14    0.38
CASH     First Midwest Financial, Inc.        IA      NASDAQ       23.250   24.250 13.250    6.90    -1.06   21.94   192.34    0.41
GFSB     GFS Bancorp, Inc.                    IA      NASDAQ       21.000   21.000 11.000    2.44     2.44   19.52   163.47    0.33
HZFS     Horizon Financial Svcs Corp.         IA      NASDAQ       14.500   16.375 10.375    3.57    -6.45   18.73   164.01    0.32
MFCX     Marshalltown Financial Corp.         IA      NASDAQ       16.250   16.750  8.500    3.17     4.84   13.86    88.78    0.00
MIFC     Mid-Iowa Financial Corp.             IA      NASDAQ        6.500    7.875  2.474    1.96     4.00    6.42    68.49    0.08
MWBI     Midwest Bancshares, Inc.             IA      NASDAQ       24.500   27.125 11.750    0.00    -4.85   26.46   396.78    0.52
FFFD     North Central Bancshares, Inc.       IA      NASDAQ       11.875   12.683  8.071    2.70    11.76   13.90    48.44   NA
PMFI     Perpetual Midwest Financial          IA      NASDAQ       17.250   17.750 10.000   -2.82     1.47   17.90   192.79    0.23
SFFC     StateFed Financial Corporation       IA      NASDAQ       16.000   19.750 10.500    1.59     0.00   18.35    94.29    0.40
AVND     Avondale Financial Corp.             IL      NASDAQ       14.125   15.250 11.500    2.73     4.63   16.33   164.52    0.00
CBCI     Calumet Bancorp, Inc.                IL      NASDAQ       28.000   28.500 10.333    0.90     0.00   33.23   206.72    0.00
CBSB     Charter Financial, Inc.              IL      NASDAQ       11.625   12.250  6.361    1.09    -2.11   13.08    75.29   NA
CBK      Citizens First Financial Corp.       IL     AMSE          10.875   11.000  9.500    6.10     8.75   14.43    87.98   NA



                                                      PRICING RATIOS
                                         ***************************************
                                           Price/   Price/   Price/   Price/Core
                                           Earnings Bk. Value Assets   Earnings
                                             (X)      (%)       (%)      (X)
                                           -------- -------- --------  --------

MORG     Morgan Financial Corp.                15.12   104.67     14.63    15.66
EGFC     Eagle Financial Corp.                  7.11   111.43      8.13    14.11
FFES     First Federal of East Hartford        10.26    88.84      5.34    10.37
NTMG     Nutmeg Federal S&LA                   12.08    98.64      5.65    21.97
WBST     Webster Financial Corporation         13.11   131.04      6.76    12.45
IFSB     Independence Federal Savings           8.28    53.01      3.60    18.27
BANC     BankAtlantic Bancorp, Inc.            10.06   130.40      9.35    13.03
BKUNA    BankUnited Financial Corp.             5.45    95.91      5.42    NM
FFFG     F.F.O. Financial Group, Inc.          16.18   121.15      7.55    13.10
FFLC     FFLC Bancorp, Inc.                    15.60    84.73     14.39    15.60
FFML     First Family Financial Corp.           8.27   127.07      7.52    14.83
FFPB     First Palm Beach Bancorp, Inc.        11.98   104.31      8.24    12.71
FFPC     Florida First Bancorp, Inc.           13.73   176.31     12.44    14.83
HOFL     Home Financial Corp.                  21.35   107.89     28.21    17.13
SCSL     Suncoast Savings and Loan             11.48   105.11      3.47    NM
CCFH     CCF Holding Company                   NA       83.28     17.64    NA
EBSI     Eagle Bancshares                      10.88   127.29     11.72    11.03
FGHC     First Georgia Holding, Inc.           12.07   118.24      9.84    12.96
FLFC     First Liberty Financial Corp.         10.34   133.12      9.19    12.36
FLAG     FLAG Financial Corp.                  11.29    97.95      9.35    13.29
NFSL     Newnan Savings Bank, FSB               9.18   158.23     20.24    10.51
CASH     First Midwest Financial, Inc.         13.29   105.97     12.09    13.44
GFSB     GFS Bancorp, Inc.                     12.21   107.58     12.85    12.57
HZFS     Horizon Financial Svcs Corp.          17.26    77.42      8.84    21.32
MFCX     Marshalltown Financial Corp.          50.78   117.24     18.30    54.17
MIFC     Mid-Iowa Financial Corp.              10.83   101.25      9.49    11.02
MWBI     Midwest Bancshares, Inc.               6.84    92.59      6.17     9.84
FFFD     North Central Bancshares, Inc.        NA       85.43     24.51    NA
PMFI     Perpetual Midwest Financial           23.31    96.37      8.95    26.14
SFFC     StateFed Financial Corporation        14.41    87.19     16.97    14.41
AVND     Avondale Financial Corp.              15.19    86.50      8.59    21.08
CBCI     Calumet Bancorp, Inc.                 11.97    84.26     13.54    11.97
CBSB     Charter Financial, Inc.               NA       88.88     15.44    NA
CBK      Citizens First Financial Corp.        NA       75.36     12.36    NA

KELLER & COMPANY                                                         Page 3
Columbus, Ohio
614-766-1426
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                            PER SHARE
                                                                ********************************************************************
                                                                Latest  All Time All Time Monthly Quarterly Book            12 Month
                                                                 Price    High    Low    Change   Change   Value   Assets   Div.
                                              State Exchange      ($)     ($)     ($)     (%)      (%)      ($)     ($)      ($)
                                              ----- --------    ---------------- --------------- -------- ---------------- --------

CSBF     CSB Financial Group, Inc.            IL      NASDAQ         9.125    9.625  8.810    1.39     1.39   12.40    40.12   NA
DFIN     Damen Financial Corp.                IL      NASDAQ        11.375   11.940 11.000   -0.55    -1.09   13.85    59.81   NA
EGLB     Eagle BancGroup, Inc.                IL      NASDAQ        11.875   11.875 10.500    2.15    NA      NA       NA      NA
FBCI     Fidelity Bancorp, Inc.               IL      NASDAQ        16.750   17.063  9.500    4.28     0.75   16.99   155.90    0.22
FNSC     Financial Security Corp.             IL      NASDAQ        25.750   26.500 11.875   -0.96     1.48   25.69   166.65    0.00
FFBI     First Financial Bancorp, Inc.        IL      NASDAQ        15.500   16.250  9.000    0.00     0.00   16.90   202.80    0.00
FMBD     First Mutual Bancorp, Inc.           IL      NASDAQ        13.063   14.750 11.125    4.50     4.50   16.83    73.11   NA
FFDP     FirstFed Bancshares                  IL      NASDAQ        16.500   17.625  8.000    1.54     3.13   16.12   186.84    0.30
GTPS     Great American Bancorp               IL      NASDAQ        13.500   15.125 11.875    0.00    -4.42   18.01    64.67    0.38
HNFC     Hinsdale Financial Corp.             IL      NASDAQ        23.500   26.750  9.000    0.53     0.00   20.62   246.26    0.00
HMCI     HomeCorp, Inc.                       IL      NASDAQ        18.250   18.875  5.000    1.39     1.39   18.72   300.36    0.00
KNK      Kankakee Bancorp, Inc.               IL     AMSE           20.250   21.000 13.625    6.58     4.52   24.76   250.52    0.40
LBCI     Liberty Bancorp, Inc.                IL      NASDAQ        24.000   30.625 12.750    1.05     5.49   25.84   262.90    0.60
MAFB     MAF Bancorp, Inc.                    IL      NASDAQ        26.500   26.810  2.727    4.95     8.16   23.42   301.45    0.32
NBSI     North Bancshares, Inc.               IL      NASDAQ        15.750   16.250 11.000   -3.08    -0.79   16.62   107.25    0.20
PFED     Park Bancorp, Inc.                   IL      NASDAQ        10.313   10.625 10.188   NA       NA      NA       NA      NA
SWBI     Southwest Bancshares                 IL      NASDAQ        26.875   28.250 11.750   -0.92    -0.92   22.30   198.77    1.06
SPBC     St. Paul Bancorp, Inc.               IL      NASDAQ        26.250   27.000  3.833    9.95     9.38   20.88   241.13    0.35
STND     Standard Financial, Inc.             IL      NASDAQ        16.250   16.500  9.125    0.00     6.56   16.29   139.15    0.16
SFSB     SuburbFed Financial Corp.            IL      NASDAQ        17.250   18.167  6.667    5.34    -2.13   20.72   301.02    0.32
WCBI     Westco Bancorp                       IL      NASDAQ        21.500   22.000  7.667    0.00    -2.27   18.40   119.07    0.45
FBCV     1ST Bancorp                          IN      NASDAQ        31.500   34.286  4.190    8.62    12.50   32.60   395.29    0.39
AMFC     AMB Financial Corp.                  IN      NASDAQ        10.438   11.000  9.750   -0.59    -0.59   14.42    70.64   NA
ASBI     Ameriana Bancorp                     IN      NASDAQ        13.250   14.438  2.750    0.00     1.92   13.51   121.72    0.54
ATSB     AmTrust Capital Corp.                IN      NASDAQ         9.000   11.250  7.750    0.00   -10.00   13.32   128.88    0.00
CBCO     CB Bancorp, Inc.                     IN      NASDAQ        19.000   19.250  7.125    7.04     9.35   16.44   166.49    0.00
CBIN     Community Bank Shares                IN      NASDAQ        12.875   14.750 12.000   -0.96    -5.50   13.00   117.63    0.32
FFWC     FFW Corp.                            IN      NASDAQ        19.500   20.000 12.500   -2.50    -1.27   21.74   211.61    0.51
FFED     Fidelity Federal Bancorp             IN      NASDAQ        11.000   14.773  1.534    2.33    -8.33    5.73   105.09    0.79
FISB     First Indiana Corporation            IN      NASDAQ        22.938   25.190  1.797    0.83    -6.38   16.40   177.60    0.51
HFGI     Harrington Financial Group           IN      NASDAQ        10.500   11.000  9.875    5.00     1.20    7.10   128.41    0.00
HBFW     Home Bancorp                         IN      NASDAQ        16.375   16.375 12.500    3.97    11.02   16.96   109.43    0.05
HBBI     Home Building Bancorp                IN      NASDAQ        18.250   21.250 10.000    2.82     3.17   20.13   130.06    0.30
HOMF     Home Federal Bancorp                 IN      NASDAQ        26.250   27.750  3.222   -0.94     2.94   23.14   282.99    0.45


                                                      PRICING RATIOS
                                         ***************************************
                                          Price/   Price/   Price/   Price/Core
                                          Earnings Bk. Value Assets   Earnings
                                            (X)      (%)       (%)      (X)
                                          -------- -------- --------  --------
CSBF     CSB Financial Group, Inc.            NA       73.59     22.74    NA
DFIN     Damen Financial Corp.                NA       82.13     19.02    NA
EGLB     Eagle BancGroup, Inc.                NA       NA        NA       NA
FBCI     Fidelity Bancorp, Inc.               17.09    98.59     10.74    17.09
FNSC     Financial Security Corp.             19.36   100.23     15.45    16.30
FFBI     First Financial Bancorp, Inc.        13.14    91.72      7.64    14.90
FMBD     First Mutual Bancorp, Inc.           NA       77.62     17.87    NA
FFDP     FirstFed Bancshares                  17.74   102.36      8.83    33.67
GTPS     Great American Bancorp               32.14    74.96     20.88    32.93
HNFC     Hinsdale Financial Corp.             15.16   113.97      9.54    16.91
HMCI     HomeCorp, Inc.                       15.87    97.49      6.08    25.00
KNK      Kankakee Bancorp, Inc.               15.94    81.79      8.08    15.94
LBCI     Liberty Bancorp, Inc.                18.05    92.88      9.13    18.05
MAFB     MAF Bancorp, Inc.                     9.60   113.15      8.79     9.53
NBSI     North Bancshares, Inc.               28.64    94.77     14.69    31.50
PFED     Park Bancorp, Inc.                   NA       NA        NA       NA
SWBI     Southwest Bancshares                 13.71   120.52     13.52    13.78
SPBC     St. Paul Bancorp, Inc.               13.67   125.72     10.89    13.96
STND     Standard Financial, Inc.             15.93    99.75     11.68    17.47
SFSB     SuburbFed Financial Corp.            12.87    83.25      5.73    14.74
WCBI     Westco Bancorp                       15.58   116.85     18.06    15.36
FBCV     1ST Bancorp                           3.65    96.63      7.97    NM
AMFC     AMB Financial Corp.                  NA       72.39     14.78    NA
ASBI     Ameriana Bancorp                     13.52    98.08     10.89    13.80
ATSB     AmTrust Capital Corp.                25.00    67.57      6.98   100.00
CBCO     CB Bancorp, Inc.                      9.05   115.57     11.41     9.13
CBIN     Community Bank Shares                13.55    99.04     10.95    13.84
FFWC     FFW Corp.                             9.15    89.70      9.22     9.51
FFED     Fidelity Federal Bancorp              9.40   191.97     10.47    11.00
FISB     First Indiana Corporation            11.24   139.87     12.92    13.49
HFGI     Harrington Financial Group           18.42   147.89      8.18    17.21
HBFW     Home Bancorp                         18.61    96.55     14.96    18.61
HBBI     Home Building Bancorp                30.93    90.66     14.03    33.18
HOMF     Home Federal Bancorp                  8.15   113.44      9.28     9.62

KELLER & COMPANY                                                      Page 4
Columbus, Ohio614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                            PER SHARE
                                                               *********************************************************************
                                                                Latest  All Time All Time Monthly Quarterly Book            12 Month
                                                                 Price    High    Low    Change   Change   Value   Assets   Div.
                                              State Exchange      ($)     ($)     ($)     (%)      (%)      ($)     ($)      ($)
                                              ----- --------    ---------------- --------------- -------- ---------------- --------

HWEN     Home Financial Bancorp               IN      NASDAQ        12.750   13.750  9.875    8.51    NA      NA       NA      NA
INCB     Indiana Community Bank, SB           IN      NASDAQ        13.250   16.750 11.000    0.00    -5.36   15.35   102.46    0.33
IFSL     Indiana Federal Corporation          IN      NASDAQ        20.000   21.500  4.000    8.11     3.90   14.84   156.92    0.79
LOGN     Logansport Financial Corp.           IN      NASDAQ        14.000   14.000 11.250   12.00     6.67   14.99    58.37    0.40
MARN     Marion Capital Holdings              IN      NASDAQ        20.250   21.000 14.250    1.25     1.25   21.47    91.94    0.74
MFBC     MFB Corp.                            IN      NASDAQ        15.500   16.250 10.500    3.33    10.71   19.09   106.67    0.00
NEIB     Northeast Indiana Bancorp            IN      NASDAQ        12.250   13.500 11.250    0.00     4.26   14.13    74.76    0.23
PFDC     Peoples Bancorp                      IN      NASDAQ        19.875   22.500  5.375   -0.63    -3.64   18.46   118.51    0.54
PERM     Permanent Bancorp, Inc.              IN      NASDAQ        16.500   18.500  9.750    4.76     3.13   18.82   192.10    0.20
SOBI     Sobieski Bancorp, Inc.               IN      NASDAQ        12.000   13.250 10.000   -1.03     0.00   16.87    91.25    0.00
WCHI     Workingmens Capital Holdings         IN      NASDAQ        21.156   21.250  4.313    1.35     6.45   14.63   115.12    0.35
FFSL     First Independence Corp.             KS      NASDAQ        19.000   19.250 10.875    2.70     7.04   22.37   181.29    0.35
LARK     Landmark Bancshares, Inc.            KS      NASDAQ        15.625   16.000  9.750    1.63     2.46   17.27   104.74    0.40
MCBS     Mid Continent Bancshares Inc.        KS      NASDAQ        19.125   19.250  9.750    5.52     2.68   18.94   154.43    0.40
WBCI     WFS Bancorp, Inc.                    KS      NASDAQ        23.125   23.125 11.000    0.54     1.38   21.99   171.20    0.40
CKFB     CKF Bancorp, Inc.                    KY      NASDAQ        19.750   20.750 11.375    1.28     1.28   17.34    61.00    0.40
CLAS     Classic Bancshares, Inc.             KY      NASDAQ        11.875   12.125 10.375    5.56    13.10   14.75    51.99   NA
FSBS     First Ashland Financial Corp         KY      NASDAQ        18.250   18.750 12.500    0.00     0.00   16.35    59.75    0.30
FFKY     First Federal Financial Corp.        KY      NASDAQ        21.000   22.000  3.063   -2.33     0.00   11.87    83.80    0.46
FLKY     First Lancaster Bancshares           KY      NASDAQ        14.500   14.500 13.125    1.75    NA      NA       NA      NA
FTSB     Fort Thomas Financial Corp.          KY      NASDAQ        14.000   17.750 11.250  -21.13   -16.42   13.75    56.47    0.25
FKKY     Frankfort First Bancorp, Inc.        KY      NASDAQ        10.750   15.875 10.750  -10.42    -7.53   13.87    40.18   NA
GWBC     Gateway Bancorp, Inc.                KY      NASDAQ        13.250   16.250 11.000    1.92    -5.36   15.64    62.93    1.50
GTFN     Great Financial Corporation          KY      NASDAQ        28.000   29.000 13.875    3.70     3.23   19.38   197.98    0.44
HFFB     Harrodsburg First Fin Bancorp        KY      NASDAQ        16.250   16.750 12.375    0.00     7.44   15.47    50.75   NA
KYF      Kentucky First Bancorp, Inc.         KY     AMSE           13.625   15.250 11.375   -8.40     0.93   13.84    63.59   NA
SFNB     Security First Network Bank          KY      NASDAQ        27.750   41.500 24.250    0.91   -28.85    6.58    13.22   NA
ANA      Acadiana Bancshares, Inc.            LA     AMSE           13.313   13.500 11.690   13.30    NA      NA       NA      NA
CZF      CitiSave Financial Corp              LA     AMSE           14.000   16.500 12.750    1.82   -11.11   14.26    78.91   NA
ISBF     ISB Financial Corporation            LA      NASDAQ        14.875   17.000 12.938   -1.65    -5.56   16.50    96.40    0.31
JEBC     Jefferson Bancorp, Inc.              LA      NASDAQ        22.500   22.500 12.750    1.12     1.69   16.42   120.96    0.30
MERI     Meritrust Federal SB                 LA      NASDAQ        30.750   34.000 13.500   -2.38    -9.56   22.40   295.05    0.58
TSH      Teche Holding Co.                    LA     AMSE           13.000   14.500 11.375    2.97    -2.80   14.72    95.77    0.50
AFCB     Affiliated Community Bancorp         MA      NASDAQ        21.625   21.625 16.060   23.57    27.21   19.30   193.66   NA

                                                         PRICING RATIOS
                                         ***************************************
                                           Price/   Price/   Price/   Price/Core
                                           Earnings Bk. Value Assets   Earnings
                                               (X)      (%)       (%)      (X)
                                           -------- -------- --------  --------

HWEN     Home Financial Bancorp              NA       NA        NA       NA
INCB     Indiana Community Bank, SB          18.93    86.32     12.93    18.93
IFSL     Indiana Federal Corporation         14.71   134.77     12.75    13.89
LOGN     Logansport Financial Corp.          16.47    93.40     23.98    17.50
MARN     Marion Capital Holdings             16.60    94.32     22.03    16.60
MFBC     MFB Corp.                           21.83    81.19     14.53    22.46
NEIB     Northeast Indiana Bancorp           15.31    86.69     16.39    15.31
PFDC     Peoples Bancorp                     11.62   107.67     16.77    11.62
PERM     Permanent Bancorp, Inc.             25.38    87.67      8.59    25.38
SOBI     Sobieski Bancorp, Inc.              32.43    71.13     13.15    32.43
WCHI     Workingmens Capital Holdings        20.74   144.61     18.38    20.54
FFSL     First Independence Corp.            10.33    84.94     10.48    12.03
LARK     Landmark Bancshares, Inc.           16.62    90.47     14.92    18.60
MCBS     Mid Continent Bancshares Inc.       10.87   100.98     12.38    10.87
WBCI     WFS Bancorp, Inc.                   18.65   105.16     13.51    17.26
CKFB     CKF Bancorp, Inc.                   26.69   113.90     32.38    26.69
CLAS     Classic Bancshares, Inc.            NA       80.51     22.84    NA
FSBS     First Ashland Financial Corp        27.65   111.62     30.54    27.65
FFKY     First Federal Financial Corp.       16.15   176.92     25.06    17.80
FLKY     First Lancaster Bancshares          NA       NA        NA       NA
FTSB     Fort Thomas Financial Corp.         17.07   101.82     24.79    17.07
FKKY     Frankfort First Bancorp, Inc.       NA       77.51     26.75    NA
GWBC     Gateway Bancorp, Inc.               20.08    84.72     21.06    20.08
GTFN     Great Financial Corporation         16.87   144.48     14.14    21.54
HFFB     Harrodsburg First Fin Bancorp       NA      105.04     32.02    NA
KYF      Kentucky First Bancorp, Inc.        NA       98.45     21.43    NA
SFNB     Security First Network Bank         NA      421.73    209.91    NA
ANA      Acadiana Bancshares, Inc.           NA       NA        NA       NA
CZF      CitiSave Financial Corp             NA       98.18     17.74    NA
ISBF     ISB Financial Corporation           14.03    90.15     15.43    14.17
JEBC     Jefferson Bancorp, Inc.             18.75   137.03     18.60    18.75
MERI     Meritrust Federal SB                11.06   137.28     10.42    11.35
TSH      Teche Holding Co.                   13.83    88.32     13.57    13.98
AFCB     Affiliated Community Bancorp        NA      112.05     11.17    NA

KELLER & COMPANY                                                       Page 5
Columbus, Ohio
614-766-1426
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                            PER SHARE
                                                                ********************************************************************
                                                                Latest  All Time All Time Monthly Quarterly Book            12 Month
                                                                 Price    High    Low    Change   Change   Value   Assets   Div.
                                              State Exchange      ($)     ($)     ($)     (%)      (%)      ($)     ($)      ($)
                                              ----- --------    ---------------- --------------- -------- ---------------- --------

BFD      BostonFed Bancorp, Inc.              MA     AMSE         13.000   13.125 10.000    9.47     7.22   14.55   118.06   NA
FMLY     Family Bancorp                       MA      NASDAQ      27.250   27.375  1.167    7.92    13.54   16.60   219.50    0.42
ANBK     American National Bancorp            MD      NASDAQ      11.500   11.625  4.639   13.58    13.58   12.87   112.80   NA
EQSB     Equitable Federal Savings Bank       MD      NASDAQ      24.750   26.250 11.250    2.06     2.06   23.64   446.29    0.00
FCIT     First Citizens Financial Corp.       MD      NASDAQ      16.625   19.091  0.375   -2.21   -10.14   13.63   221.53    0.00
FFWM     First Financial-W. Maryland          MD      NASDAQ      24.000   27.250  7.167    7.87    19.25   19.16   147.92    0.48
HRBF     Harbor Federal Bancorp, Inc.         MD      NASDAQ      14.250   15.500  9.750   14.00    10.68   15.84   114.58    0.30
HFMD     Home Federal Corp.                   MD      NASDAQ      10.438   15.873  0.750    1.83     1.83    7.63    87.23    0.12
MFSL     Maryland Federal Bancorp             MD      NASDAQ      29.500   34.125  4.545    1.72    -0.84   29.95   357.10    0.61
WSB      Washington Savings Bank, FSB         MD     AMSE          5.125    6.917  0.281    2.50    -8.89    4.97    60.42    0.09
WHGB     WHG Bancshares Corp.                 MD      NASDAQ      11.500   11.750 10.875    3.37     2.22   NA       NA      NA
MCBN     Mid-Coast Bancorp, Inc.              ME      NASDAQ      19.000   20.250  8.095   -6.17    -0.65   21.67   239.77    0.50
BWFC     Bank West Financial Corp.            MI      NASDAQ      11.000   12.250  8.500   -8.33     7.32   11.99    60.63    0.21
CFSB     CFSB Bancorp, Inc.                   MI      NASDAQ      18.250   21.818  3.169    0.37    -0.86   13.25   161.11    0.41
DNFC     D & N Financial Corp.                MI      NASDAQ      13.000   18.875  2.500   -0.95     4.00   10.30   180.31    0.00
MSBF     MSB Financial, Inc.                  MI      NASDAQ      18.000   19.500 10.750    5.88     7.46   19.21    91.72    0.43
MSBK     Mutual Savings Bank, FSB             MI      NASDAQ       5.750   25.500  3.000   12.20     4.55    9.03   159.10    0.00
OFCP     Ottawa Financial Corp.               MI      NASDAQ      16.250   16.750 10.250    0.78    -0.37   14.84   144.45    0.32
SJSB     SJS Bancorp                          MI      NASDAQ      19.875   20.750 10.810   -0.63    -1.85   17.90   153.42    0.30
SFB      Standard Federal Bancorp             MI     NYSE         42.875   43.125  4.750    4.26     8.54   30.74   486.52    0.74
THR      Three Rivers Financial Corp.         MI     AMSE         13.000   13.625 11.375   -0.95    -2.80   15.17    99.04   NA
BDJI     First Federal Bancorporation         MN      NASDAQ      14.750   14.750 10.625   13.46    13.46   17.88   134.85    0.00
FFHH     FSF Financial Corp.                  MN      NASDAQ      12.000   13.500  7.750    2.67     2.39   15.58    95.29    0.50
HMNF     HMN Financial, Inc.                  MN      NASDAQ      15.938   16.500  9.313    4.51     1.58   17.73   112.77    0.00
MIVI     Mississippi View Holding Co.         MN      NASDAQ      11.750   12.250  8.500    8.05     4.44   14.02    76.20    0.16
QCFB     QCF Bancorp, Inc.                    MN      NASDAQ      15.000   15.250 11.000    1.69     7.14   17.82    81.68   NA
TCB      TCF Financial Corp.                  MN     NYSE         38.000   38.500  2.813   -0.33    11.76   14.98   200.25    0.66
WEFC     Wells Financial Corp.                MN      NASDAQ      12.250   12.500  9.000    3.70    11.36   13.36    92.29    0.00
CMRN     Cameron Financial Corp               MO      NASDAQ      14.500   15.500 10.688    1.75     6.42   16.26    61.69    0.28
CAPS     Capital Savings Bancorp, Inc.        MO      NASDAQ      19.250   19.750 12.250    2.67     6.94   20.34   194.94    0.33
CNSB     CNS Bancorp, Inc.                    MO      NASDAQ      12.750   12.750 11.000   12.09    NA      14.64    59.48   NA
FBSI     First Bancshares, Inc.               MO      NASDAQ      16.750   17.000 10.250    3.08     6.35   18.70   113.24    0.20
GSBC     Great Southern Bancorp, Inc.         MO      NASDAQ      28.500   29.500  2.292    3.64     6.54   15.39   151.63    0.70
HFSA     Hardin Bancorp, Inc.                 MO      NASDAQ      11.250   13.000 11.000   -6.25    -4.26   14.75    85.90   NA



                                                  PRICING RATIOS
                                       ***************************************
                                        Price/   Price/   Price/   Price/Core
                                       Earnings Bk. Value Assets   Earnings
                                         (X)      (%)       (%)      (X)
                                       -------- -------- --------  --------
BFD      BostonFed Bancorp, Inc.             NA       89.35     11.01    NA
FMLY     Family Bancorp                      14.49   164.16     12.41    15.06
ANBK     American National Bancorp           NA       89.36     10.20    NA
EQSB     Equitable Federal Savings Bank       7.88   104.70      5.55     7.91
FCIT     First Citizens Financial Corp.      11.96   121.97      7.50    14.98
FFWM     First Financial-W. Maryland         14.55   125.26     16.22    15.00
HRBF     Harbor Federal Bancorp, Inc.        25.91    89.96     12.44    25.91
HFMD     Home Federal Corp.                  16.84   136.80     11.97    17.40
MFSL     Maryland Federal Bancorp            10.65    98.50      8.26    15.05
WSB      Washington Savings Bank, FSB         9.32   103.12      8.48    12.20
WHGB     WHG Bancshares Corp.                NA       NA        NA       NA
MCBN     Mid-Coast Bancorp, Inc.             13.67    87.68      7.92    14.84
BWFC     Bank West Financial Corp.           24.44    91.74     18.14    42.31
CFSB     CFSB Bancorp, Inc.                  12.59   137.74     11.33    13.42
DNFC     D & N Financial Corp.                7.43   126.21      7.21     8.13
MSBF     MSB Financial, Inc.                 11.76    93.70     19.62    12.00
MSBK     Mutual Savings Bank, FSB            NM       63.68      3.61    NM
OFCP     Ottawa Financial Corp.              18.68   109.50     11.25    19.12
SJSB     SJS Bancorp                         21.60   111.03     12.95    22.08
SFB      Standard Federal Bancorp            10.80   139.48      8.81    12.39
THR      Three Rivers Financial Corp.        NA       85.70     13.13    NA
BDJI     First Federal Bancorporation        16.76    82.49     10.94    16.76
FFHH     FSF Financial Corp.                 21.05    77.02     12.59    21.05
HMNF     HMN Financial, Inc.                 12.75    89.89     14.13    14.76
MIVI     Mississippi View Holding Co.        11.52    83.81     15.42    12.91
QCFB     QCF Bancorp, Inc.                   NA       84.18     18.36    NA
TCB      TCF Financial Corp.                 13.33   253.67     18.98    13.97
WEFC     Wells Financial Corp.               15.12    91.69     13.27    14.94
CMRN     Cameron Financial Corp              14.50    89.18     23.50    14.80
CAPS     Capital Savings Bancorp, Inc.       10.64    94.64      9.87    10.64
CNSB     CNS Bancorp, Inc.                   NA       87.09     21.44    NA
FBSI     First Bancshares, Inc.              17.63    89.57     14.79    17.82
GSBC     Great Southern Bancorp, Inc.        11.63   185.19     18.80    12.50
HFSA     Hardin Bancorp, Inc.                NA       76.27     13.10    NA

KELLER & COMPANY                                                       Page 6
Columbus, Ohio
614-766-1426
                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                            PER SHARE
                                                                ********************************************************************
                                                                Latest  All Time All Time Monthly Quarterly Book            12 Month
                                                                 Price    High    Low    Change   Change   Value   Assets   Div.
                                              State Exchange      ($)     ($)     ($)     (%)      (%)      ($)     ($)      ($)
                                              ----- --------    ---------------- --------------- -------- ---------------- --------
JSBA     Jefferson Savings Bancorp            MO      NASDAQ       23.500   30.750 13.250   -1.05   -12.15   21.82   269.13    0.16
JOAC     Joachim Bancorp, Inc.                MO      NASDAQ       12.750   13.500 11.500    0.49     2.00   14.19    47.99   NA
LXMO     Lexington B&L Financial Corp.        MO      NASDAQ       10.063   10.188  9.500    1.26     5.93   14.81    48.45   NA
MBLF     MBLA Financial Corp.                 MO      NASDAQ       21.750   26.000 12.750    2.35    -9.38   20.68   142.21    0.40
MFSB     Mutual Bancompany                    MO      NASDAQ       21.000   21.750 10.000    0.00     0.00   18.70   159.85    0.00
NASB     North American Savings Bank          MO      NASDAQ       31.500   32.375  2.500    5.22     5.88   22.21   326.41    0.56
NSLB     NS&L Bancorp, Inc.                   MO      NASDAQ       12.000   13.750 11.750   -4.00    -6.80   16.71    71.70    0.45
PCBC     Perry County Financial Corp.         MO      NASDAQ       17.500   21.500 12.375   12.90     1.45   17.62    93.87    0.30
RFED     Roosevelt Financial Group            MO      NASDAQ       18.125   19.750  2.167   12.40    -2.68   10.98   221.32    0.59
SMFC     Sho-Me Financial Corp.               MO      NASDAQ       20.000   20.000  9.375   17.65    29.03   19.59   161.62    0.00
SMBC     Southern Missouri Bancorp, Inc       MO      NASDAQ       14.250   17.500  8.875    1.79     1.79   15.41    93.96    0.50
CFTP     Community Federal Bancorp            MS      NASDAQ       13.375   13.750 12.250    2.88     0.94   14.37    43.56   NA
FFBS     FFBS BanCorp, Inc.                   MS      NASDAQ       21.500   24.250 12.000    4.88    -6.52   16.60    79.65    1.45
MGNL     Magna Bancorp, Inc.                  MS      NASDAQ       21.000   22.500  0.844    0.00    20.00    9.18    95.50    0.25
GBCI     Glacier Bancorp, Inc.                MT      NASDAQ       24.000   24.000  1.495   17.07    11.63   11.45   121.53    0.59
SFBM     Security Bancorp                     MT      NASDAQ       21.750   23.250  4.250    7.41     6.10   21.00   254.58    0.67
UBMT     United Financial Corp.               MT      NASDAQ       18.750   22.500  5.625    4.17     2.40   20.03    85.17    0.85
WSTR     WesterFed Financial Corp.            MT      NASDAQ       15.125   17.125 11.375    7.08     5.22   17.88   128.31    0.36
COOP     Cooperative Bankshares, Inc.         NC      NASDAQ       19.000   22.500  3.467    8.57     7.80   19.77   212.28    0.00
SOPN     First Savings Bancorp, Inc.          NC      NASDAQ       17.000   21.000 13.500   -2.86    -9.33   17.84    68.64    0.54
GSFC     Green Street Financial Corp.         NC      NASDAQ       14.000   14.625 12.125    9.80     9.29   14.60    41.64   NA
HFNC     HFNC Financial Corp.                 NC      NASDAQ       17.625   18.125 13.125    7.63    11.90   14.21    41.66   NA
KSAV     KS Bancorp, Inc.                     NC      NASDAQ       20.000   22.000 11.625    0.00    11.11   20.86   141.02    1.10
MBSP     Mitchell Bancorp, Inc.               NC      NASDAQ       12.125   12.625 10.190   14.12    NA      NA       NA      NA
PDB      Piedmont Bancorp, Inc.               NC     AMSE          15.000   15.125 12.000   13.21    13.21   14.01    48.66   NA
SSB      Scotland Bancorp, Inc                NC     AMSE          12.375   12.625 11.625    3.13     1.02   13.43    38.31   NA
SSM      Stone Street Bancorp, Inc.           NC     AMSE          17.375   18.500 16.250    3.73     2.96   21.00    59.17   NA
UFRM     United Federal Savings Bank          NC      NASDAQ        7.250    8.750  1.750   -3.33    -9.38    6.73    83.35    0.18
CFB      Commercial Federal Corporation       NE     NYSE          39.500   39.500  1.625    2.93     2.93   27.39   437.89    0.40
EBCP     Eastern Bancorp                      NH      NASDAQ       19.250   19.250  3.000    8.45    17.86   17.77   230.19    0.43
NHTB     New Hampshire Thrift Bncshrs         NH      NASDAQ        9.875   13.000  1.750    0.00    -2.47   11.51   152.81    0.50
FBER     1st Bergen Bancorp                   NJ      NASDAQ       10.000   10.500  9.000    0.00     8.11   13.54    79.43   NA
CJFC     Central Jersey Financial             NJ      NASDAQ       33.125   33.125  2.645    5.16     6.43   20.98   175.88    0.64
COFD     Collective Bancorp, Inc.             NJ      NASDAQ       26.875   28.250  1.351   11.98    10.26   17.88   252.55    0.85


                                                        PRICING RATIOS
                                         ***************************************
                                          Price/   Price/   Price/   Price/Core
                                          Earnings Bk. Value Assets   Earnings
                                            (X)      (%)       (%)      (X)
                                          -------- -------- --------  --------
JSBA     Jefferson Savings Bancorp            12.77   107.70      8.73    14.07
JOAC     Joachim Bancorp, Inc.                NA       89.85     26.57    NA
LXMO     Lexington B&L Financial Corp.        NA       67.95     20.77    NA
MBLF     MBLA Financial Corp.                 22.66   105.17     15.29    22.66
MFSB     Mutual Bancompany                    61.76   112.30     13.14    53.85
NASB     North American Savings Bank           8.63   141.83      9.65     9.13
NSLB     NS&L Bancorp, Inc.                   17.65    71.81     16.74    20.34
PCBC     Perry County Financial Corp.         20.59    99.32     18.64    18.62
RFED     Roosevelt Financial Group            14.38   165.07      8.19    10.48
SMFC     Sho-Me Financial Corp.               15.87   102.09     12.37    16.39
SMBC     Southern Missouri Bancorp, Inc       18.04    92.47     15.17    19.52
CFTP     Community Federal Bancorp            NA       93.08     30.70    NA
FFBS     FFBS BanCorp, Inc.                   19.72   129.52     26.99    19.72
MGNL     Magna Bancorp, Inc.                  14.00   228.76     21.99    14.09
GBCI     Glacier Bancorp, Inc.                13.19   209.61     19.75    13.19
SFBM     Security Bancorp                     12.95   103.57      8.54    17.26
UBMT     United Financial Corp.               13.99    93.61     22.01    14.76
WSTR     WesterFed Financial Corp.            14.14    84.59     11.79    14.98
COOP     Cooperative Bankshares, Inc.         33.33    96.11      8.95    33.93
SOPN     First Savings Bancorp, Inc.          17.35    95.29     24.77    17.35
GSFC     Green Street Financial Corp.         NA       95.89     33.62    NA
HFNC     HFNC Financial Corp.                 NA      124.03     42.31    NA
KSAV     KS Bancorp, Inc.                     14.39    95.88     14.18    14.18
MBSP     Mitchell Bancorp, Inc.               NA       NA        NA       NA
PDB      Piedmont Bancorp, Inc.               NA      107.07     30.83    NA
SSB      Scotland Bancorp, Inc                NA       92.14     32.30    NA
SSM      Stone Street Bancorp, Inc.           NA       82.74     29.36    NA
UFRM     United Federal Savings Bank          10.98   107.73      8.70    12.95
CFB      Commercial Federal Corporation       10.59   144.21      9.02    10.70
EBCP     Eastern Bancorp                      12.18   108.33      8.36    16.89
NHTB     New Hampshire Thrift Bncshrs         10.29    85.79      6.46    10.97
FBER     1st Bergen Bancorp                   NA       73.86     12.59    NA
CJFC     Central Jersey Financial             17.53   157.89     18.83    18.00
COFD     Collective Bancorp, Inc.             10.07   150.31     10.64    10.18

KELLER & COMPANY                                                      Page 7
Columbus, Ohio614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                            PER SHARE
                                                                ********************************************************************
                                                                Latest  All Time All Time Monthly Quarterly Book            12 Month
                                                                 Price    High    Low    Change   Change   Value   Assets   Div.
                                              State Exchange      ($)     ($)     ($)     (%)      (%)      ($)     ($)      ($)
                                              ----- --------    ---------------- --------------- -------- ---------------- --------
FSPG     First Home Bancorp, Inc.             NJ      NASDAQ       18.000   19.000  2.531    1.41     1.41   15.19   236.11    0.48
FSFI     First State Financial Services       NJ      NASDAQ       13.000   14.125  1.625   -0.95    26.83   10.17   169.47    0.22
FMCO     FMS Financial Corporation            NJ      NASDAQ       15.500   17.500  1.500   -6.06    -4.62   13.91   209.90    0.20
IBSF     IBS Financial Corp.                  NJ      NASDAQ       14.375   15.455  8.409    2.68     1.77   13.55    68.05    0.21
LVSB     Lakeview Financial                   NJ      NASDAQ       22.750   22.875  8.068    7.06    16.67   19.99   200.89    0.23
LFBI     Little Falls Bancorp, Inc.           NJ      NASDAQ       10.375   11.500  9.500    0.00     1.22   14.40    92.79   NA
OCFC     Ocean Financial Corp.                NJ      NASDAQ       22.500   22.875 19.625    7.46    NA      NA       NA      NA
PBCI     Pamrapo Bancorp, Inc.                NJ      NASDAQ       19.625   26.125  2.563    3.29     1.95   17.23   111.42    0.90
PFSB     PennFed Financial Services,Inc       NJ      NASDAQ       17.500   18.125  9.063    3.70    14.75   20.50   225.25    0.00
PULS     Pulse Bancorp                        NJ      NASDAQ       16.875   18.000  4.000   -5.59    -2.51   12.90   165.62    0.78
SFIN     Statewide Financial Corp.            NJ      NASDAQ       12.500   13.750 11.250    5.26     0.00   13.28   134.12   NA
WYNE     Wayne Bancorp, Inc.                  NJ      NASDAQ       13.500   13.500 10.750   10.20    NA      16.44    94.88   NA
WWFC     Westwood Financial Corporation       NJ      NASDAQ       10.875   11.000 10.250    5.45    NA      NA       NA      NA
FSBC     First Savings Bank, FSB              NM      NASDAQ        5.500   10.417  1.750    0.00    -9.09    7.98   161.62    0.00
GUPB     GFSB Bancorp, Inc.                   NM      NASDAQ       14.125   15.000 12.875    0.89     0.89   17.09    74.23   NA
ALBK     ALBANK Financial Corporation         NY      NASDAQ       29.563   30.625  9.167   14.81     8.49   23.83   250.27    0.44
ALBC     Albion Banc Corp.                    NY      NASDAQ       17.000   18.750 10.500   -2.86     0.00   23.67   229.02    0.31
ASFC     Astoria Financial Corporation        NY      NASDAQ       26.750   28.125 12.688    0.00    -2.28   26.11   329.08    0.41
BFSI     BFS Bankorp, Inc.                    NY      NASDAQ       52.000   52.000  2.500   28.00    35.06   29.73   379.90    0.00
CARV     Carver Federal Savings Bank          NY      NASDAQ        7.938   10.750  6.250   -6.61     2.43   15.03   156.57    0.00
FIBC     Financial Bancorp, Inc.              NY      NASDAQ       15.000   16.250  8.500    9.09    16.50   14.60   146.15    0.25
HAVN     Haven Bancorp, Inc.                  NY      NASDAQ       27.063   28.875 10.000   -1.59    -2.48   21.77   358.85    0.45
LISB     Long Island Bancorp, Inc.            NY      NASDAQ       28.250   32.875 12.090    0.44    -4.24   21.03   210.48    0.40
NYB      New York Bancorp Inc.                NY     NYSE          30.250   32.125  2.425    9.01    19.21   13.78   253.93    0.80
PEEK     Peekskill Financial Corp.            NY      NASDAQ       12.750   13.000 11.125    5.70     5.72   14.58    46.67   NA
PKPS     Poughkeepsie Savings Bank, FSB       NY      NASDAQ        4.938   26.750  0.875    1.29    -8.13    5.65    66.97    0.09
RELY     Reliance Bancorp, Inc.               NY      NASDAQ       18.000   18.000  8.875    5.88    14.29   16.83   195.27    0.46
SFED     SFS Bancorp, Inc.                    NY      NASDAQ       13.000   13.500 11.000    2.97    10.64   17.24   127.17    0.00
TPNZ     Tappan Zee Financial, Inc.           NY      NASDAQ       12.125   13.500 11.250   -4.90     0.54   13.84    76.73   NA
YFCB     Yonkers Financial Corporation        NY      NASDAQ       11.625   11.625  9.310   13.41    19.23   13.73    68.00   NA
ASBP     ASB Financial Corp.                  OH      NASDAQ       14.500   16.500 11.375   -1.69    -3.33   15.93    65.92    0.33
CAFI     Camco Financial Corporation          OH      NASDAQ       17.500   19.286 12.245   -2.78    -8.13   14.13   169.86    0.41
COFI     Charter One Financial                OH      NASDAQ       38.625   38.875  3.445    4.04     5.82   20.76   309.97    0.82
CRCL     Circle Financial Corp.               OH      NASDAQ       36.000   37.000 10.500   -2.70     6.38   34.60   338.11    0.64



                                                     PRICING RATIOS
                                          **************************************
                                           Price/   Price/   Price/   Price/Core
                                          Earnings Bk. Value Assets   Earnings
                                            (X)      (%)       (%)      (X)
                                          -------- -------- --------  --------
FSPG     First Home Bancorp, Inc.              8.37   118.50      7.62     8.57
FSFI     First State Financial Services       NM      127.83      7.67    NM
FMCO     FMS Financial Corporation             9.51   111.43      7.38     9.51
IBSF     IBS Financial Corp.                  19.69   106.09     21.12    19.17
LVSB     Lakeview Financial                   10.83   113.81     11.32    17.77
LFBI     Little Falls Bancorp, Inc.           NA       72.05     11.18    NA
OCFC     Ocean Financial Corp.                NA       NA        NA       NA
PBCI     Pamrapo Bancorp, Inc.                13.44   113.90     17.61    13.44
PFSB     PennFed Financial Services,Inc       11.29    85.37      7.77    11.36
PULS     Pulse Bancorp                        12.23   130.81     10.19    12.23
SFIN     Statewide Financial Corp.            NA       94.13      9.32    NA
WYNE     Wayne Bancorp, Inc.                  NA       82.12     14.23    NA
WWFC     Westwood Financial Corporation       NA       NA        NA       NA
FSBC     First Savings Bank, FSB              10.00    68.92      3.40    12.79
GUPB     GFSB Bancorp, Inc.                   NA       82.65     19.03    NA
ALBK     ALBANK Financial Corporation         14.21   124.06     11.81    14.21
ALBC     Albion Banc Corp.                    31.48    71.82      7.42    32.08
ASFC     Astoria Financial Corporation        11.73   102.45      8.13    12.86
BFSI     BFS Bankorp, Inc.                     8.72   174.91     13.69     9.03
CARV     Carver Federal Savings Bank          22.68    52.81      5.07    24.81
FIBC     Financial Bancorp, Inc.              17.44   102.74     10.26    17.86
HAVN     Haven Bancorp, Inc.                  11.28   124.31      7.54    11.67
LISB     Long Island Bancorp, Inc.            15.11   134.33     13.42    16.62
NYB      New York Bancorp Inc.                10.65   219.52     11.91    11.33
PEEK     Peekskill Financial Corp.            NA       87.45     27.32    NA
PKPS     Poughkeepsie Savings Bank, FSB        4.61    87.40      7.37     3.41
RELY     Reliance Bancorp, Inc.               13.74   106.95      9.22    14.52
SFED     SFS Bancorp, Inc.                    15.48    75.41     10.22    15.29
TPNZ     Tappan Zee Financial, Inc.           NA       87.61     15.80    NA
YFCB     Yonkers Financial Corporation        NA       84.67     17.10    NA
ASBP     ASB Financial Corp.                  21.01    91.02     22.00    21.01
CAFI     Camco Financial Corporation           8.62   123.85     10.30    11.01
COFI     Charter One Financial                33.88   186.05     12.46    12.34
CRCL     Circle Financial Corp.               23.08   104.05     10.65    23.08

KELLER & COMPANY                                                    Page 8
Columbus, Ohio614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                            PER SHARE
                                                                *******************************************************************
                                                                Latest  All Time All Time Monthly Quarterly Book            12 Month
                                                                 Price    High    Low    Change   Change   Value   Assets   Div.
                                              State Exchange      ($)     ($)     ($)     (%)      (%)      ($)     ($)      ($)
                                              ----- --------    ---------------- --------------- -------- ---------------- --------
CTZN     CitFed Bancorp, Inc.                 OH      NASDAQ       37.500   39.500  9.250   -1.64    -1.96   30.80   467.55    0.28
CIBI     Community Investors Bancorp          OH      NASDAQ       15.750   17.500 10.750    5.00     6.78   16.93   122.33    0.12
EFBI     Enterprise Federal Bancorp           OH      NASDAQ       12.875   18.000 11.250    0.98   -11.21   15.23   103.11    3.00
FFDF     FFD Financial Corp.                  OH      NASDAQ       10.188   10.750 10.000   -0.60     0.62   NA       NA      NA
FFYF     FFY Financial Corp.                  OH      NASDAQ       24.063   24.250 12.250    0.79     2.94   20.06   113.28    0.58
FFOH     Fidelity Financial of Ohio           OH      NASDAQ        9.750   10.890  3.112   -1.27    -3.70   12.54    61.66   NA
FDEF     First Defiance Financial             OH      NASDAQ       10.750   11.000  5.790    7.50     0.56   12.14    49.91   NA
FFBZ     First Federal Bancorp, Inc.          OH      NASDAQ       26.500   26.500  6.250   12.77    12.77   16.84   226.57    0.40
FFHS     First Franklin Corporation           OH      NASDAQ       15.250   17.500  3.500    5.17     1.67   17.41   185.79    0.29
FFSW     FirstFederal Financial Svcs          OH      NASDAQ       30.250   31.000  2.232   -0.41     8.52   15.09   291.48    0.45
GFCO     Glenway Financial Corp.              OH      NASDAQ       20.250   23.333 15.419    1.25     0.06   23.12   239.12    0.49
HHFC     Harvest Home Financial Corp.         OH      NASDAQ        9.875   13.750  8.750  -17.71   -24.04   13.66    81.72    0.40
HVFD     Haverfield Corporation               OH      NASDAQ       17.125   19.250  5.165   -9.87    -8.05   14.90   175.30    0.53
INBI     Industrial Bancorp                   OH      NASDAQ       10.500   16.000  9.875    5.66   -12.94   10.95    56.45   NA
LONF     London Financial Corporation         OH      NASDAQ       10.750   11.250  9.750    2.38     2.38   15.02    70.30   NA
MFFC     Milton Federal Financial Corp.       OH      NASDAQ       13.750   17.125 10.000   12.24     0.92   14.91    78.76    1.37
OHSL     OHSL Financial Corp.                 OH      NASDAQ       20.250   22.000 11.500   -1.22    -2.41   20.94   171.71    0.72
PTRS     Potters Financial Corp.              OH      NASDAQ       16.250   18.500  9.000    4.84     0.78   20.93   226.63    0.23
PVFC     PVF Capital Corp.                    OH      NASDAQ       13.500   14.000  4.316    6.58     6.58    9.18   136.91    0.00
SFSL     Security First Corp.                 OH      NASDAQ       13.250   17.250  1.625   -8.62     0.00   11.31   119.40    0.41
SHFC     Seven Hills Financial Corp.          OH      NASDAQ       17.750   18.125 11.000    1.43    22.41   17.99    84.83    0.86
SSBK     Strongsville Savings Bank            OH      NASDAQ       21.000   22.250 15.500   -5.62    -2.33   16.81   209.10    0.45
SBCN     Suburban Bancorporation, Inc.        OH      NASDAQ       16.125   18.500 10.500    9.32     9.32   17.48   133.13    0.55
THIR     Third Financial Corp.                OH      NASDAQ       32.250   33.000 14.500    0.00     3.20   25.23   137.25    0.64
WOFC     Western Ohio Financial Corp.         OH      NASDAQ       20.625   24.375 14.750   -2.94    -8.33   24.09   143.99    1.00
WFCO     Winton Financial Corp.               OH      NASDAQ       11.250   15.000  3.750    0.00    -8.16   10.61   142.40    0.41
FFWD     Wood Bancorp, Inc.                   OH      NASDAQ       14.500   14.500  8.000    9.43    16.00   13.44    97.65    0.23
KFBI     Klamath First Bancorp                OR      NASDAQ       14.375   14.625 12.500    5.50     1.77   14.38    51.49   NA
BRFC     Bridgeville Savings Bank             PA      NASDAQ       15.000   15.375 11.750   -1.64     5.26   14.24    49.91    0.41
CVAL     Chester Valley Bancorp Inc.          PA      NASDAQ       18.000   19.501  3.879    2.16     1.48   15.51   165.60    0.35
CMSB     Commonwealth Bancorp, Inc.           PA      NASDAQ       10.875   12.389  5.790    2.35    -1.32   12.67   114.14   NA
FSBI     Fidelity Bancorp, Inc.               PA      NASDAQ       17.875   18.182  3.756   11.72    11.72   15.73   231.70    0.29
FBBC     First Bell Bancorp, Inc.             PA      NASDAQ       13.875   14.250 10.000    1.83     2.78   14.24    69.88    0.10
FKFS     First Keystone Financial             PA      NASDAQ       17.750   20.875 10.250    5.97     2.90   17.73   224.80    0.00


                                                       PRICING RATIOS
                                         ***************************************
                                          Price/   Price/   Price/   Price/Core
                                          Earnings Bk. Value Assets   Earnings
                                             (X)      (%)       (%)      (X)
                                          -------- -------- --------  --------
CTZN     CitFed Bancorp, Inc.                12.63   121.75      8.02    14.15
CIBI     Community Investors Bancorp         12.50    93.03     12.88    13.24
EFBI     Enterprise Federal Bancorp          13.70    84.54     12.49    19.81
FFDF     FFD Financial Corp.                 NA       NA        NA       NA
FFYF     FFY Financial Corp.                 17.56   119.96     21.24    17.07
FFOH     Fidelity Financial of Ohio          NA       77.75     15.81    NA
FDEF     First Defiance Financial            NA       88.55     21.54    NA
FFBZ     First Federal Bancorp, Inc.         11.42   157.36     11.70    11.62
FFHS     First Franklin Corporation          14.25    87.59      8.21    14.52
FFSW     FirstFederal Financial Svcs         15.43   200.46     10.38    18.67
GFCO     Glenway Financial Corp.             15.00    87.59      8.47    15.23
HHFC     Harvest Home Financial Corp.        15.67    72.29     12.08    15.67
HVFD     Haverfield Corporation              13.28   114.93      9.77    14.04
INBI     Industrial Bancorp                  NA       95.89     18.60    NA
LONF     London Financial Corporation        NA       71.57     15.29    NA
MFFC     Milton Federal Financial Corp.      18.84    92.22     17.46    20.52
OHSL     OHSL Financial Corp.                13.32    96.70     11.79    13.59
PTRS     Potters Financial Corp.             14.91    77.64      7.17    15.05
PVFC     PVF Capital Corp.                    9.44   147.06      9.86    10.71
SFSL     Security First Corp.                10.11   117.15     11.10     9.60
SHFC     Seven Hills Financial Corp.         59.17    98.67     20.92    61.21
SSBK     Strongsville Savings Bank           10.94   124.93     10.04    12.28
SBCN     Suburban Bancorporation, Inc.       30.42    92.25     12.11    20.94
THIR     Third Financial Corp.               18.22   127.82     23.50    20.28
WOFC     Western Ohio Financial Corp.        21.71    85.62     14.32    34.38
WFCO     Winton Financial Corp.               9.07   106.03      7.90    10.82
FFWD     Wood Bancorp, Inc.                  13.55   107.89     14.85    14.08
KFBI     Klamath First Bancorp               NA       99.97     27.92    NA
BRFC     Bridgeville Savings Bank            23.81   105.34     30.05    23.81
CVAL     Chester Valley Bancorp Inc.         12.24   116.05     10.87    12.86
CMSB     Commonwealth Bancorp, Inc.          NA       85.83      9.53    NA
FSBI     Fidelity Bancorp, Inc.              13.14   113.64      7.71    13.24
FBBC     First Bell Bancorp, Inc.            12.61    97.44     19.86    12.73
FKFS     First Keystone Financial            14.09   100.11      7.90    13.05

KELLER & COMPANY                                                     Page 9
Columbus, Ohio614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                            PER SHARE
                                                                ********************************************************************
                                                                Latest  All Time All Time Monthly Quarterly Book            12 Month
                                                                 Price    High    Low    Change   Change   Value   Assets   Div.
                                              State Exchange      ($)     ($)     ($)     (%)      (%)      ($)     ($)      ($)
                                              ----- --------    ---------------- --------------- -------- ---------------- --------
SHEN     First Shenango Bancorp, Inc.         PA      NASDAQ       20.750   22.250 12.750    0.00     1.22   20.53   161.88    0.42
GAF      GA Financial, Inc.                   PA     AMSE          12.375   12.375 10.250    6.45    15.12   14.43    63.19   NA
HARL     Harleysville Savings Bank            PA      NASDAQ       17.750   19.750  3.535   -0.70    -2.74   15.38   231.24    0.38
LARL     Laurel Capital Group, Inc.           PA      NASDAQ       15.500   16.500  3.627    3.33     0.00   13.94   130.20    0.29
MLBC     ML Bancorp, Inc.                     PA      NASDAQ       25.625   25.750 12.438    5.13     7.33   24.29   300.31    0.49
PVSA     Parkvale Financial Corporation       PA      NASDAQ       28.250   28.500  2.688    8.65     0.89   21.56   284.10    0.52
PBIX     Patriot Bank Corp.                   PA      NASDAQ       15.000   15.000 12.310   14.29    14.29   14.33   110.83   NA
PWBC     PennFirst Bancorp, Inc.              PA      NASDAQ       13.750   15.915  4.019    0.00     0.00   12.30   176.83    0.86
PWBK     Pennwood Savings Bank                PA      NASDAQ       10.000   10.000  9.000    3.90    NA      NA       NA      NA
PHFC     Pittsburgh Home Financial Corp       PA      NASDAQ       10.500   11.125  9.500    2.44     5.00   13.93    84.32   NA
PRBC     Prestige Bancorp, Inc.               PA      NASDAQ       10.750   10.750  9.750    4.88    NA      15.86   106.55   NA
PSAB     Prime Bancorp, Inc.                  PA      NASDAQ       19.250   20.682  3.194    1.32     6.94   15.58   173.03    0.66
PFNC     Progress Financial Corporation       PA      NASDAQ        6.375   18.750  0.750    6.25    -1.92    5.23    93.26    0.00
SVRN     Sovereign Bancorp, Inc.              PA      NASDAQ       10.813   11.250  1.005    8.13     4.22    7.75   185.25    0.08
THRD     TF Financial Corporation             PA      NASDAQ       14.625   16.000  9.750    3.08     0.86   17.97   117.17    0.29
THBC     Troy Hill Bancorp, Inc.              PA      NASDAQ       13.625   14.000 10.250    4.81     5.83   16.73    75.37    0.32
WVFC     WVS Financial Corporation            PA      NASDAQ       21.750   22.250 13.000    7.41     6.10   19.60   149.49    2.06
YFED     York Financial Corp.                 PA      NASDAQ       16.000   18.864  4.731   -3.03    -3.76   15.37   182.30    0.56
AMFB     American Federal Bank, FSB           SC      NASDAQ       16.875   17.125  0.625    6.72     5.47    9.82   126.43    0.31
CFCP     Coastal Financial Corp.              SC      NASDAQ       19.500   21.000  1.918   -1.27    21.88    8.04   131.77    0.41
FFCH     First Financial Holdings Inc.        SC      NASDAQ       18.750   22.250  4.000    0.00    -1.32   15.26   238.85    0.62
FSFC     First Southeast Financial Corp       SC      NASDAQ        9.500   20.250  9.125   -1.30   -47.95    7.67    74.42   10.48
PALM     Palfed, Inc.                         SC      NASDAQ       14.000   18.500  3.500    8.74    10.89   10.27   122.09    0.04
SCCB     S. Carolina Community Bancshrs       SC      NASDAQ       15.500   20.500 12.625   -3.13    -6.06   16.73    60.05    0.60
HFFC     HF Financial Corp.                   SD      NASDAQ       15.313   16.750  5.500   -1.21     0.41   16.97   181.93    0.33
LFCT     Leader Financial Corp.               TN      NASDAQ       52.250   52.250 14.500   13.90    13.28   26.78   322.79    0.66
TWIN     Twin City Bancorp                    TN      NASDAQ       17.250   18.250 10.500   -1.43     7.81   15.74   115.22    0.61
BNKU     Bank United Corp.                    TX      NASDAQ       24.125   24.625 22.500   NA       NA      NA       NA      NA
CBSA     Coastal Bancorp, Inc.                TX      NASDAQ       19.625   19.750  9.875   10.56     5.37   18.89   563.56    0.36
ETFS     East Texas Financial Services        TX      NASDAQ       14.500   16.750 11.000   -4.53    -1.69   19.24   101.72    0.10
FBHC     Fort Bend Holding Corp.              TX      NASDAQ       16.875   20.250 10.375   -0.74    -4.93   21.98   310.96    0.28
LOAN     Horizon Bancorp                      TX      NASDAQ       14.500   15.750  7.250   16.00    38.10    7.69    94.41    0.14
JXVL     Jacksonville Bancorp, Inc.           TX      NASDAQ       11.500   11.990  7.141    9.52    10.84   13.37    81.72   NA
BFSB     Bedford Bancshares, Inc.             VA      NASDAQ       16.500   18.750 10.250   -2.94     1.54   16.96   104.88    0.43


                                                      PRICING RATIOS
                                         ***************************************
                                         Price/   Price/   Price/   Price/Core
                                         Earnings Bk. Value Assets   Earnings
                                            (X)      (%)       (%)      (X)
                                          -------- -------- --------  --------
SHEN     First Shenango Bancorp, Inc.        13.65   101.07     12.82    14.31
GAF      GA Financial, Inc.                  NA       85.76     19.58    NA
HARL     Harleysville Savings Bank           10.44   115.41      7.68     9.92
LARL     Laurel Capital Group, Inc.           9.01   111.19     11.90     9.23
MLBC     ML Bancorp, Inc.                    13.28   105.50      8.53    17.20
PVSA     Parkvale Financial Corporation       9.88   131.03      9.94    10.58
PBIX     Patriot Bank Corp.                  NA      104.68     13.53    NA
PWBC     PennFirst Bancorp, Inc.             13.61   111.79      7.78    14.32
PWBK     Pennwood Savings Bank               NA       NA        NA       NA
PHFC     Pittsburgh Home Financial Corp      NA       75.38     12.45    NA
PRBC     Prestige Bancorp, Inc.              NA       67.78     10.09    NA
PSAB     Prime Bancorp, Inc.                 11.88   123.56     11.13    12.75
PFNC     Progress Financial Corporation       7.16   121.89      6.84     8.85
SVRN     Sovereign Bancorp, Inc.             10.11   139.52      5.84    10.50
THRD     TF Financial Corporation            14.48    81.39     12.48    14.92
THBC     Troy Hill Bancorp, Inc.             12.73    81.44     18.08    13.90
WVFC     WVS Financial Corporation           10.56   110.97     14.55    11.45
YFED     York Financial Corp.                 9.82   104.10      8.78    11.03
AMFB     American Federal Bank, FSB          11.18   171.84     13.35    10.29
CFCP     Coastal Financial Corp.             15.73   242.54     14.80    17.89
FFCH     First Financial Holdings Inc.       10.71   122.87      7.85    10.53
FSFC     First Southeast Financial Corp      31.67   123.86     12.77    12.03
PALM     Palfed, Inc.                        16.47   136.32     11.47    19.44
SCCB     S. Carolina Community Bancshrs      23.13    92.65     25.81    23.13
HFFC     HF Financial Corp.                  10.28    90.24      8.42    12.55
LFCT     Leader Financial Corp.              11.96   195.11     16.19    12.24
TWIN     Twin City Bancorp                   13.37   109.59     14.97    15.00
BNKU     Bank United Corp.                   NM       NA        NA       NM
CBSA     Coastal Bancorp, Inc.                9.17   103.89      3.48     9.53
ETFS     East Texas Financial Services       17.26    75.36     14.25    19.08
FBHC     Fort Bend Holding Corp.              9.48    76.77      5.43    10.75
LOAN     Horizon Bancorp                     13.55   188.56     15.36    16.86
JXVL     Jacksonville Bancorp, Inc.          NA       86.01     14.07    NA
BFSB     Bedford Bancshares, Inc.            12.50    97.29     15.73    12.50

KELLER & COMPANY                                                     Page 10
Columbus, Ohio614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                           PER SHARE
                                                                ********************************************************************
                                                                Latest  All Time All Time Monthly Quarterly Book            12 Month
                                                                 Price    High    Low    Change   Change   Value   Assets   Div.
                                              State Exchange      ($)     ($)     ($)     (%)      (%)      ($)     ($)      ($)
                                              ----- --------     ---------------- --------------- -------- ---------------- --------
CNIT     CENIT Bancorp, Inc.                  VA      NASDAQ       40.250   40.250 10.875   26.77    17.52   29.58   406.57    0.50
CFFC     Community Financial Corp.            VA      NASDAQ       21.500   22.000  4.250   -2.27     2.38   17.53   124.87    0.45
ESX      Essex Bancorp, Inc.                  VA     AMSE           1.875   19.250  0.750  -16.67   -11.76    0.54   290.19    0.00
FFFC     FFVA Financial Corp.                 VA      NASDAQ       17.250   18.250  8.250    1.10    -1.43   16.88   100.91    0.35
FFRV     Fidelity Financial Bankshares        VA      NASDAQ       22.750   23.125  2.381   78.43    89.58   12.22   142.17    0.17
GSLC     Guaranty Financial Corp.             VA      NASDAQ        8.500    8.500  6.313   17.24     0.00    6.93   112.02    0.00
LIFB     Life Bancorp, Inc.                   VA      NASDAQ       15.938   16.625  8.313    9.44    11.85   14.73   122.86    0.44
VABF     Virginia Beach Fed. Financial        VA      NASDAQ        8.000    9.938  1.625    4.92     3.23    8.30   122.62    0.16
VFFC     Virginia First Financial Corp.       VA      NASDAQ       12.625   14.250  1.250    7.45     5.21   10.63   130.10    0.07
CASB     Cascade Financial Corp.              WA      NASDAQ       17.000   17.500  2.662    6.25     7.59   10.17   163.46    0.00
FWWB     First SB of Washington Bancorp       WA      NASDAQ       17.000   17.250 12.375    9.68    14.29   15.42    73.01   NA
IWBK     InterWest Bancorp, Inc.              WA      NASDAQ       27.750   28.000  8.478   13.85    10.45   14.94   219.20    0.44
MSEA     Metropolitan Bancorp                 WA      NASDAQ       17.313   17.313  3.636    2.60    24.78   13.79   205.11    0.00
STSA     Sterling Financial Corp.             WA      NASDAQ       14.250   15.000  1.878    1.79     1.79   11.01   272.32    0.00
WFSL     Washington Federal, Inc.             WA      NASDAQ       22.250   23.967  1.723    1.14     2.89   14.14   119.31    0.88
AADV     Advantage Bancorp, Inc.              WI      NASDAQ       33.000   34.500 10.600   -1.49    -2.94   25.97   293.64    0.27
ABCW     Anchor BanCorp Wisconsin             WI      NASDAQ       35.625   36.250  9.800    2.15     4.59   24.36   376.54    0.34
FCBF     FCB Financial Corp.                  WI      NASDAQ       17.750   18.500 10.000    3.65    -1.39   18.97   107.81    0.63
FFEC     First Fed Bncshrs Eau Claire         WI      NASDAQ       15.250   16.190  8.375   -1.61    -3.17   14.22   103.08    0.17
FTFC     First Federal Capital Corp.          WI      NASDAQ       21.000   22.875  1.449    0.00    -3.45   15.29   222.94    0.58
FFHC     First Financial Corp.                WI      NASDAQ       23.000   24.000  1.392    1.66    -1.08   13.64   186.56    0.54
FNGB     First Northern Capital Corp.         WI      NASDAQ       15.750   16.500  3.063    0.00     0.80   16.10   132.01    0.58
HALL     Hallmark Capital Corp.               WI      NASDAQ       15.000   16.250  9.875   -1.64    -0.83   18.72   266.87    0.00
MWFD     Midwest Federal Financial            WI      NASDAQ       17.500   18.250  4.167   14.75     9.38   10.34   114.75    0.18
NWEQ     Northwest Equity Corp.               WI      NASDAQ       10.250   11.375  6.875    0.00     0.00   13.45    97.11    0.35
OSBF     OSB Financial Corp.                  WI      NASDAQ       23.750   24.875 14.500    1.06     3.26   28.26   225.03    0.58
RELI     Reliance Bancshares, Inc.            WI      NASDAQ        8.375    8.500  7.500    4.69     4.69   11.45    18.64   NA
SECP     Security Capital Corporation         WI      NASDAQ       61.750   62.500 25.000    1.65    -1.20   56.63   369.03    0.45
STFR     St. Francis Capital Corp.            WI      NASDAQ       25.750   28.000 12.625    0.00     0.98   23.39   238.04    0.30
FOBC     Fed One Bancorp                      WV      NASDAQ       15.500   16.250  5.358    8.77     5.08   16.73   134.09    0.54
CRZY     Crazy Woman Creek Bancorp            WY      NASDAQ       10.875   11.000 10.000    7.41     4.17   14.61    47.57   NA
TRIC     Tri-County Bancorp, Inc.             WY      NASDAQ       18.375   18.875 11.375   -2.65    -0.68   20.38   126.03    0.45



                                                      PRICING RATIOS
                                         ***************************************
                                          Price/   Price/   Price/   Price/Core
                                          Earnings Bk. Value Assets   Earnings
                                             (X)      (%)       (%)      (X)
                                          -------- -------- --------  --------
CNIT     CENIT Bancorp, Inc.                 21.64   136.07      9.90    19.44
CFFC     Community Financial Corp.           13.27   122.65     17.22    13.27
ESX      Essex Bancorp, Inc.                 NM      347.22      0.65    NM
FFFC     FFVA Financial Corp.                14.26   102.19     17.09    14.50
FFRV     Fidelity Financial Bankshares       16.61   186.17     16.00    17.11
GSLC     Guaranty Financial Corp.            10.37   122.66      7.59    16.67
LIFB     Life Bancorp, Inc.                  16.43   108.20     12.97    15.63
VABF     Virginia Beach Fed. Financial       20.00    96.39      6.52    61.54
VFFC     Virginia First Financial Corp.       6.04   118.77      9.70    12.63
CASB     Cascade Financial Corp.             17.17   167.16     10.40    30.36
FWWB     First SB of Washington Bancorp      NA      110.25     23.28    NA
IWBK     InterWest Bancorp, Inc.             12.50   185.74     12.66    13.28
MSEA     Metropolitan Bancorp                11.17   125.55      8.44    10.43
STSA     Sterling Financial Corp.            15.83   129.43      5.23    16.76
WFSL     Washington Federal, Inc.            11.24   157.36     18.65    11.71
AADV     Advantage Bancorp, Inc.             13.87   127.07     11.24    15.42
ABCW     Anchor BanCorp Wisconsin            12.24   146.24      9.46    12.68
FCBF     FCB Financial Corp.                 16.14    93.57     16.46    16.28
FFEC     First Fed Bncshrs Eau Claire        17.73   107.24     14.79    16.94
FTFC     First Federal Capital Corp.         10.77   137.34      9.42    14.48
FFHC     First Financial Corp.                9.79   168.62     12.33    10.13
FNGB     First Northern Capital Corp.        16.58    97.83     11.93    17.31
HALL     Hallmark Capital Corp.              11.28    80.13      5.62    11.90
MWFD     Midwest Federal Financial           13.67   169.25     15.25    16.83
NWEQ     Northwest Equity Corp.              11.14    76.21     10.56    11.78
OSBF     OSB Financial Corp.                 48.47    84.04     10.55    29.32
RELI     Reliance Bancshares, Inc.           NA       73.14     44.93    NA
SECP     Security Capital Corporation        18.16   109.04     16.73    17.35
STFR     St. Francis Capital Corp.           10.43   110.09     10.82    14.07
FOBC     Fed One Bancorp                     12.50    92.65     11.56    12.50
CRZY     Crazy Woman Creek Bancorp           NA       74.44     22.86    NA
TRIC     Tri-County Bancorp, Inc.            17.84    90.16     14.58    18.19

KELLER & COMPANY                                                   Page 11
Columbus, Ohio614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                            PER SHARE
                                                                ********************************************************************
                                                                Latest  All Time All Time Monthly Quarterly Book            12 Month
                                                                 Price    High    Low    Change   Change   Value   Assets   Div.
                                          State    Exchange       ($)     ($)     ($)     (%)      (%)      ($)     ($)      ($)
                                          ------   --------     ---------------- --------------- -------- ---------------- --------
ALL THRIFTS
         AVERAGE                                                   17.774   21.760  8.040    3.25     3.36   16.59   164.99    0.42
         MEDIAN                                                    16.063   17.875  9.146    2.15     2.27   15.73   132.34    0.35
         HIGH                                                      61.750  589.500 25.000   78.43    89.58   56.63   617.63   10.48
         LOW                                                        1.875    6.917  0.223  -21.13   -47.95    0.54    13.22    0.00

AVERAGE FOR STATE
         MT                                                        19.906   21.719  5.686    8.93     6.34   17.59   147.40    0.62

AVERAGE BY REGION
         MIDWEST                                                   18.314   19.918  9.060    1.87     1.47   17.63   152.91    0.39
         NEW ENGLAND                                               19.400   20.463  5.878    6.76     9.82   17.78   243.15    0.50
         MID ATLANTIC                                              17.146   18.944  7.178    4.11     5.10   16.19   169.48    0.38
         SOUTHEAST                                                 16.456   18.634  7.001    5.94     4.77   14.08   133.08    0.67
         SOUTHWEST                                                 16.012   17.502 10.482    3.42     1.60   15.37   159.91    0.34
         WEST                                                      18.757   39.593  6.452    2.59     5.01   16.70   228.40    0.32

AVERAGE BY EXCHANGE
         NYSE                                                      30.144   89.717  3.243    2.25     5.79   20.84   354.17    0.43
         AMEX                                                      12.941   14.933  9.936    2.54     1.12   14.38   107.51    0.70
         OTC/NASDAQ                                                17.533   19.282  8.132    3.33     3.38   16.52   159.96    0.41


                                     PRICING RATIOS
                         ***************************************
                           Price/   Price/   Price/   Price/Core
                          Earnings Bk. Value Assets   Earnings
                              (X)      (%)       (%)      (X)
                           -------- -------- --------  --------

ALL THRIFTS
         AVERAGE              16.25   110.16     13.85    17.46
         MEDIAN               13.71   102.19     11.93    14.84
         HIGH                129.74   421.73    209.91   100.00
         LOW                   3.65    52.81      0.65     3.41

AVERAGE FOR STATE
         MT                   13.568  122.845    15.523   15.048

AVERAGE BY REGION
         MIDWEST              17.04   106.83     15.56    18.50
         NEW ENGLAND          11.65   107.73      8.32    14.58
         MID ATLANTIC         13.15   106.36     11.57    14.16
         SOUTHEAST            15.98   123.92     15.46    18.40
         SOUTHWEST            13.23   103.77     13.16    14.29
         WEST                 20.58   113.39     10.41    19.01

AVERAGE BY EXCHANGE
         NYSE                 15.30   150.54      9.48    17.71
         AMEX                 14.06   105.46     16.09    18.07
         OTC/NASDAQ           16.35   108.65     13.91    17.44

                                   EXHIBIT 31

KELLER & COMPANY                                                     Page 1
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- --------------------------------------------------------------------------
PLE      Pinnacle Bank                      AL       186,475      15,165      14,634           0.85    0.76   10.96    9.77
SRN      Southern Banc Company, Inc         AL       109,768      22,293      22,059           0.54    0.54    3.96    3.96
SZB      SouthFirst Bancshares, Inc.        AL        90,542      13,050      13,050           0.57    0.32    3.50    1.96
VAFD     Valley Federal Savings Bank        AL       118,525       9,593       9,593           0.17    0.15    2.13    1.93
FFBH     First Federal Bancshares of AR     AR       504,939      83,431      83,431          NA      NA      NA      NA
FTF      Texarkana First Financial Corp     AR       164,064      33,043      33,043           1.83    1.83    9.59    9.59
AHM      Ahmanson & Company (H.F.)          CA    49,506,630   2,777,356   2,637,334           0.92    0.26   15.84    4.52
AFFFZ    America First Financial Fund       CA     2,274,053     161,228     157,795           0.89    0.88   13.53   13.45
BPLS     Bank Plus Corp.                    CA     3,296,633     174,998     174,647          -1.74   -1.74  -31.62  -31.74
BVFS     Bay View Capital Corp.             CA     3,388,847     206,177     181,928           0.06    0.36    0.85    5.12
BYFC     Broadway Financial Corp.           CA       111,863      13,954      13,954           0.28    0.31    3.60    3.95
CAL      Cal Fed Bancorp, Inc.              CA    14,045,400     683,200     683,200           0.82    0.73   14.79   13.13
CFHC     California Financial Holding       CA     1,327,178      86,924      86,431           0.57    0.52    8.53    7.65
CENF     CENFED Financial Corp.             CA     2,148,344     107,221     106,989           0.55    0.40   11.33    8.16
CSA      Coast Savings Financial            CA     8,350,710     429,883     423,104           0.49    0.45    9.90    9.08
DSL      Downey Financial Corp.             CA     4,712,294     391,919     385,323           0.69    0.61    8.44    7.49
FSSB     First FS&LA of San Bernardino      CA       102,436       4,737       4,501          -1.10   -1.28  -19.76  -22.88
FED      FirstFed Financial Corp.           CA     4,104,854     188,766     185,646           0.23    0.22    4.98    4.82
GLN      Glendale Federal Bank, FSB         CA    14,456,564     957,451     898,235           0.28    0.43    4.45    6.85
GDW      Golden West Financial              CA    35,775,375   2,362,246   2,224,420           0.81    0.79   12.46   12.25
GWF      Great Western Financial            CA    43,719,958   2,834,725   2,529,871           0.72    0.67   11.60   10.83
HTHR     Hawthorne Financial Corp.          CA       761,162      46,137      45,982           0.61   -0.03   12.77   -0.66
HEMT     HF Bancorp, Inc.                   CA       826,916      81,072          NA           0.26    0.26    2.31    2.31
HBNK     Highland Federal Bank FSB          CA       441,245      34,897      34,897           0.30    0.29    4.69    4.55
MBBC     Monterey Bay Bancorp, Inc.         CA       317,347      46,799      46,300           0.32    0.30    2.16    2.04
NHSL     NHS Financial, Inc.                CA       284,191      25,033      24,987           0.45    0.45    5.34    5.34
PSSB     Palm Springs Savings Bank          CA       187,327      11,992      11,992           0.64    0.53   10.87    8.98
PFFB     PFF Bancorp, Inc.                  CA     2,146,293     290,480     287,172           0.22    0.22    2.74    2.77
PROV     Provident Financial Holdings       CA       567,186      37,323      37,323          -0.72   -0.80   -9.81  -10.93
QCBC     Quaker City Bancorp, Inc.          CA       725,085      67,926      67,628           0.53    0.51    5.25    5.08
REDF     RedFed Bancorp Inc.                CA       840,142      49,425      49,425          -0.22   -0.33   -3.88   -5.84


                                                          CAPITAL ISSUES
                                                               Number of   Mkt. Value
                                            IPO                  Shares    of Shares
                                           Date     Exchange    Outstg.      ($M)
                                        ------------------------------------------------

PLE      Pinnacle Bank                   12/17/86     AMSE         889,824        14.57
SRN      Southern Banc Company, Inc      10/05/95     AMSE       1,454,750        17.09
SZB      SouthFirst Bancshares, Inc.     02/14/95     AMSE         863,200        11.01
VAFD     Valley Federal Savings Bank     10/15/87    NASDAQ        366,860        11.74
FFBH     First Federal Bancshares of AR  05/03/96    NASDAQ      5,153,751        71.51
FTF      Texarkana First Financial Corp  07/07/95     AMSE       1,952,263        30.75
AHM      Ahmanson & Company (H.F.)       10/25/72     NYSE     107,188,014      2894.08
AFFFZ    America First Financial Fund       NA       NASDAQ      6,010,589       161.53
BPLS     Bank Plus Corp.                    NA       NASDAQ     18,242,465       159.62
BVFS     Bay View Capital Corp.          05/09/86    NASDAQ      6,885,242       234.10
BYFC     Broadway Financial Corp.        01/09/96    NASDAQ        892,688         8.93
CAL      Cal Fed Bancorp, Inc.           03/01/83     NYSE      49,395,947       901.48
CFHC     California Financial Holding    04/01/83    NASDAQ      4,688,652       101.98
CENF     CENFED Financial Corp.          10/25/91    NASDAQ      5,040,437       112.15
CSA      Coast Savings Financial         12/23/85     NYSE      18,583,617       608.61
DSL      Downey Financial Corp.          01/01/71     NYSE      16,972,905       371.28
FSSB     First FS&LA of San Bernardino   02/02/93    NASDAQ        328,296         3.28
FED      FirstFed Financial Corp.        12/16/83     NYSE      10,508,897       182.59
GLN      Glendale Federal Bank, FSB      10/01/83     NYSE      46,729,698       846.98
GDW      Golden West Financial           05/29/59     NYSE      57,923,709      3243.73
GWF      Great Western Financial            NA        NYSE     137,392,481      3280.25
HTHR     Hawthorne Financial Corp.          NA       NASDAQ      2,599,000        22.74
HEMT     HF Bancorp, Inc.                06/30/95    NASDAQ      6,281,875        61.25
HBNK     Highland Federal Bank FSB          NA       NASDAQ      2,295,983        36.74
MBBC     Monterey Bay Bancorp, Inc.      02/15/95    NASDAQ      3,307,063        39.27
NHSL     NHS Financial, Inc.                NA       NASDAQ      2,522,827        27.44
PSSB     Palm Springs Savings Bank          NA       NASDAQ      1,130,946        15.55
PFFB     PFF Bancorp, Inc.               03/29/96    NASDAQ     19,837,500       220.69
PROV     Provident Financial Holdings    06/28/96    NASDAQ             NA        NA
QCBC     Quaker City Bancorp, Inc.       12/30/93    NASDAQ      3,813,600        52.21
REDF     RedFed Bancorp Inc.             04/08/94    NASDAQ      4,082,511        35.21

                                        111

KELLER & COMPANY                                                     Page 2
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- --------------------------------------------------------------------------
SGVB     SGV Bancorp, Inc.                  CA       333,064      32,581      32,581           0.12    0.11    1.10    1.08
WES      Westcorp                           CA     3,027,248     312,836     311,864           1.28    0.51   13.55    5.37
FFBA     First Colorado Bancorp, Inc.       CO     1,501,330     245,056     242,168           1.09    1.09    8.16    8.13
MORG     Morgan Financial Corp.             CO        74,130      10,358      10,358           1.02    0.99    6.82    6.61
EGFC     Eagle Financial Corp.              CT     1,402,417     102,356      74,772           1.27    0.63   17.56    8.71
FFES     First Federal of East Hartford     CT       947,807      57,007      56,846           0.57    0.57    8.65    8.58
NTMG     Nutmeg Federal S&LA                CT        91,158       5,672       5,672           0.67    0.40   10.72    6.33
WBST     Webster Financial Corporation      CT     3,837,220     214,669     167,767           0.60    0.63   10.69   11.19
IFSB     Independence Federal Savings       DC       252,970      17,194      14,905           0.43    0.20    6.58    3.01
BANC     BankAtlantic Bancorp, Inc.         FL     1,975,287     141,651     130,883           1.12    0.88   15.74   12.46
BKUNA    BankUnited Financial Corp.         FL       801,531      69,660      67,159           1.16    0.25   14.30    3.07
FFFG     F.F.O. Financial Group, Inc.       FL       307,055      19,105      19,105           0.50    0.60    7.76    9.32
FFLC     FFLC Bancorp, Inc.                 FL       332,087      56,404      56,404           0.94    0.94    5.51    5.51
FFML     First Family Financial Corp.       FL       155,890       9,222       9,222           0.90    0.50   16.56    9.23
FFPB     First Palm Beach Bancorp, Inc.     FL     1,438,024     113,606     110,733           0.74    0.70    8.92    8.44
FFPC     Florida First Bancorp, Inc.        FL       302,689      21,349      21,349           0.90    0.83   13.27   12.31
HOFL     Home Financial Corp.               FL     1,215,712     301,582     301,582           1.23    1.53    4.77    5.97
SCSL     Suncoast Savings and Loan          FL       402,569      25,538      25,490           0.56   -0.03    9.55   -0.47
CCFH     CCF Holding Company                GA        79,325      16,807      16,807           0.97    0.92    4.91    4.68
EBSI     Eagle Bancshares                   GA       621,474      57,231      57,231           0.93    0.92   11.91   11.75
FGHC     First Georgia Holding, Inc.        GA       144,022      11,955      10,646           0.89    0.83   10.65    9.96
FLFC     First Liberty Financial Corp.      GA       991,226      75,953      65,464           1.03    0.87   13.29   11.17
FLAG     FLAG Financial Corp.               GA       228,710      21,840      21,840           0.87    0.74    9.35    7.93
NFSL     Newnan Savings Bank, FSB           GA       162,199      20,752      20,644           2.25    1.97   19.85   17.35
CASH     First Midwest Financial, Inc.      IA       342,095      39,029      36,450           1.06    1.05    8.14    8.05
GFSB     GFS Bancorp, Inc.                  IA        83,305       9,945       9,945           1.16    1.13    9.19    8.93
HZFS     Horizon Financial Svcs Corp.       IA        73,464       8,390       8,390           0.53    0.43    4.38    3.55
MFCX     Marshalltown Financial Corp.       IA       125,308      19,563      19,563           0.38    0.36    2.43    2.31
MIFC     Mid-Iowa Financial Corp.           IA       115,260      10,807      10,791           0.93    0.92   10.00    9.79
MWBI     Midwest Bancshares, Inc.           IA       138,628       9,244       9,244           1.01    0.70   14.64   10.14
FFFD     North Central Bancshares, Inc.     IA       194,283      55,736      55,736           1.65    1.64    8.13    8.10


                                                      CAPITAL ISSUES
                                                              Number of   Mkt. Value
                                           IPO                  Shares    of Shares
                                          Date     Exchange    Outstg.      ($M)
                                       ------------------------------------------------
SGVB     SGV Bancorp, Inc.              06/29/95    NASDAQ      2,727,656        24.55
WES      Westcorp                       05/01/86     NYSE      25,977,094       461.09
FFBA     First Colorado Bancorp, Inc.   01/02/96    NASDAQ     20,134,256       266.78
MORG     Morgan Financial Corp.         01/11/93    NASDAQ        834,058        10.01
EGFC     Eagle Financial Corp.          02/03/87    NASDAQ      4,516,744       114.05
FFES     First Federal of East Hartford 06/23/87    NASDAQ      2,597,010        46.75
NTMG     Nutmeg Federal S&LA               NA       NASDAQ        710,169         5.15
WBST     Webster Financial Corporation  12/12/86    NASDAQ      8,101,382       226.84
IFSB     Independence Federal Savings   06/06/85    NASDAQ      1,278,935         9.59
BANC     BankAtlantic Bancorp, Inc.     11/29/83    NASDAQ     14,926,166       167.17
BKUNA    BankUnited Financial Corp.     12/11/85    NASDAQ      5,702,523        41.34
FFFG     F.F.O. Financial Group, Inc.   10/13/88    NASDAQ      8,430,000        22.13
FFLC     FFLC Bancorp, Inc.             01/04/94    NASDAQ      2,618,763        47.14
FFML     First Family Financial Corp.   10/22/92    NASDAQ        545,000        11.45
FFPB     First Palm Beach Bancorp, Inc. 09/29/93    NASDAQ      5,181,187       110.75
FFPC     Florida First Bancorp, Inc.    11/06/86    NASDAQ      3,384,645        37.65
HOFL     Home Financial Corp.           10/25/94    NASDAQ     24,716,619       321.32
SCSL     Suncoast Savings and Loan      07/30/85    NASDAQ      1,996,930        11.86
CCFH     CCF Holding Company            07/12/95    NASDAQ      1,130,738        13.85
EBSI     Eagle Bancshares               04/01/86    NASDAQ      4,552,200        72.27
FGHC     First Georgia Holding, Inc.    02/11/87    NASDAQ      2,023,711        13.66
FLFC     First Liberty Financial Corp.  12/06/83    NASDAQ      4,002,190        88.05
FLAG     FLAG Financial Corp.           12/11/86    NASDAQ      2,035,740        24.43
NFSL     Newnan Savings Bank, FSB       03/01/86    NASDAQ      1,459,407        28.82
CASH     First Midwest Financial, Inc.  09/20/93    NASDAQ      1,778,577        39.13
GFSB     GFS Bancorp, Inc.              01/06/94    NASDAQ        509,600        10.32
HZFS     Horizon Financial Svcs Corp.   06/30/94    NASDAQ        447,937         6.72
MFCX     Marshalltown Financial Corp.   03/31/94    NASDAQ      1,411,475        21.88
MIFC     Mid-Iowa Financial Corp.       10/14/92    NASDAQ      1,682,880        10.10
MWBI     Midwest Bancshares, Inc.       11/12/92    NASDAQ        349,379         9.00
FFFD     North Central Bancshares, Inc. 03/21/96    NASDAQ      4,011,057        44.12

KELLER & COMPANY                                                     Page 3
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- --------------------------------------------------------------------------
PMFI     Perpetual Midwest Financial        IA       383,273      35,588      35,588           0.41    0.36    4.16    3.70
SFFC     StateFed Financial Corporation     IA        76,705      14,928      14,928           1.19    1.19    5.99    5.99
AVND     Avondale Financial Corp.           IL       592,771      58,842      58,842           0.62    0.45    5.82    4.21
CBCI     Calumet Bancorp, Inc.              IL       500,814      80,507      80,507           1.31    1.31    7.85    7.84
CBSB     Charter Financial, Inc.            IL       366,983      63,777      59,323           1.18    1.17    7.39    7.36
CBK      Citizens First Financial Corp.     IL       247,882      40,669      40,669           0.53    0.44    6.58    5.52
CSBF     CSB Financial Group, Inc.          IL        41,524      12,837      12,837           0.89    0.89    3.67    3.67
DFIN     Damen Financial Corp.              IL       237,296      54,955      54,955           0.89    0.87    4.28    4.16
EGLB     Eagle BancGroup, Inc.              IL       162,519      22,345      22,345          NA      NA      NA      NA
FBCI     Fidelity Bancorp, Inc.             IL       456,896      49,801      49,630           0.74    0.74    5.68    5.67
FNSC     Financial Security Corp.           IL       258,452      39,841      39,841           0.76    0.90    5.47    6.48
FFBI     First Financial Bancorp, Inc.      IL        94,486       7,873       7,873           0.68    0.59    6.79    5.93
FMBD     First Mutual Bancorp, Inc.         IL       301,690      69,445      69,445           0.98    0.94    3.80    3.65
FFDP     FirstFed Bancshares                IL       635,096      54,810      52,341           0.58    0.31    6.32    3.39
GTPS     Great American Bancorp             IL       119,662      33,331      33,331           0.70    0.69    2.44    2.39
HNFC     Hinsdale Financial Corp.           IL       662,482      55,463      53,831           0.63    0.57    8.18    7.37
HMCI     HomeCorp, Inc.                     IL       338,985      21,133      21,133           0.40    0.25    6.66    4.23
KNK      Kankakee Bancorp, Inc.             IL       359,171      35,498      32,989           0.56    0.56    5.37    5.37
LBCI     Liberty Bancorp, Inc.              IL       651,198      64,017      63,854           0.55    0.55    5.61    5.61
MAFB     MAF Bancorp, Inc.                  IL     3,117,149     242,226     206,596           0.85    0.86   14.21   14.30
NBSI     North Bancshares, Inc.             IL       119,436      18,514      18,514           0.59    0.54    3.19    2.92
PFED     Park Bancorp, Inc.                 IL       155,216      17,658      17,658          NA      NA      NA      NA
SWBI     Southwest Bancshares               IL       356,692      40,010      40,010           1.15    1.14    8.95    8.89
SPBC     St. Paul Bancorp, Inc.             IL     4,337,546     375,542     374,234           0.91    0.88    9.81    9.56
STND     Standard Financial, Inc.           IL     2,274,536     266,294     265,772           0.81    0.73    6.06    5.53
SFSB     SuburbFed Financial Corp.          IL       378,388      26,045      25,898           0.50    0.44    6.91    6.12
WCBI     Westco Bancorp                     IL       312,158      48,236      48,236           1.30    1.31    8.37    8.44
FBCV     1ST Bancorp                        IN       263,483      21,729      21,729           2.05   -0.13   29.45   -1.87
AMFC     AMB Financial Corp.                IN        79,408      16,209      16,209           0.63    0.63    4.65    4.65
ASBI     Ameriana Bancorp                   IN       402,051      44,609      44,547           0.92    0.91    7.38    7.28
ATSB     AmTrust Capital Corp.              IN        73,072       7,553       7,472           0.31    0.07    2.75    0.60


                                                       CAPITAL ISSUES
                                                               Number of   Mkt. Value
                                            IPO                  Shares    of Shares
                                           Date     Exchange    Outstg.      ($M)
                                        ------------------------------------------------
PMFI     Perpetual Midwest Financial     03/31/94    NASDAQ      1,988,082        33.80
SFFC     StateFed Financial Corporation  01/05/94    NASDAQ        813,485        13.42
AVND     Avondale Financial Corp.        04/07/95    NASDAQ      3,602,968        48.42
CBCI     Calumet Bancorp, Inc.           02/20/92    NASDAQ      2,422,678        67.83
CBSB     Charter Financial, Inc.         12/29/95    NASDAQ      4,874,380        55.76
CBK      Citizens First Financial Corp.  05/01/96     AMSE       2,817,500        28.53
CSBF     CSB Financial Group, Inc.       10/09/95    NASDAQ      1,035,000         9.57
DFIN     Damen Financial Corp.           10/02/95    NASDAQ      3,967,500        46.12
EGLB     Eagle BancGroup, Inc.           07/01/96    NASDAQ             NA        NA
FBCI     Fidelity Bancorp, Inc.          12/15/93    NASDAQ      2,930,608        47.99
FNSC     Financial Security Corp.        12/29/92    NASDAQ      1,550,846        40.32
FFBI     First Financial Bancorp, Inc.   10/04/93    NASDAQ        465,896         7.45
FMBD     First Mutual Bancorp, Inc.      07/05/95    NASDAQ      4,126,600        51.07
FFDP     FirstFed Bancshares             07/01/92    NASDAQ      3,399,116        59.91
GTPS     Great American Bancorp          06/30/95    NASDAQ      1,850,247        26.37
HNFC     Hinsdale Financial Corp.        07/07/92    NASDAQ      2,690,155        67.93
HMCI     HomeCorp, Inc.                  06/22/90    NASDAQ      1,128,579        20.31
KNK      Kankakee Bancorp, Inc.          01/06/93     AMSE       1,433,718        27.78
LBCI     Liberty Bancorp, Inc.           12/24/91    NASDAQ      2,477,022        61.93
MAFB     MAF Bancorp, Inc.               01/12/90    NASDAQ     10,340,673       253.35
NBSI     North Bancshares, Inc.          12/21/93    NASDAQ      1,113,631        16.98
PFED     Park Bancorp, Inc.              08/12/96    NASDAQ             NA        NA
SWBI     Southwest Bancshares            06/24/92    NASDAQ      1,794,474        48.68
SPBC     St. Paul Bancorp, Inc.          05/18/87    NASDAQ     17,988,321       413.73
STND     Standard Financial, Inc.        08/01/94    NASDAQ     16,345,875       269.71
SFSB     SuburbFed Financial Corp.       03/04/92    NASDAQ      1,257,019        21.68
WCBI     Westco Bancorp                  06/26/92    NASDAQ      2,621,643        56.04
FBCV     1ST Bancorp                     04/07/87    NASDAQ        666,561        17.33
AMFC     AMB Financial Corp.             04/01/96    NASDAQ      1,124,125        11.80
ASBI     Ameriana Bancorp                03/02/87    NASDAQ      3,303,130        44.59
ATSB     AmTrust Capital Corp.           03/28/95    NASDAQ        566,964         5.81


KELLER & COMPANY                                                    Page 4
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- ---------------------------------------------------------------------------
CBCO     CB Bancorp, Inc.                   IN       195,658      19,319      19,319           1.38    1.37   14.66   14.51
CBIN     Community Bank Shares              IN       233,347      25,792      25,792           0.88    0.86    7.36    7.19
FFWC     FFW Corp.                          IN       150,467      15,458      15,458           1.09    1.05    9.89    9.51
FFED     Fidelity Federal Bancorp           IN       262,216      14,295      14,295           1.18    1.00   23.76   20.21
FISB     First Indiana Corporation          IN     1,473,094     136,048     134,184           1.19    0.99   13.57   11.33
HFGI     Harrington Financial Group         IN       418,196      23,117      23,117           0.37    0.40    9.49   10.12
HBFW     Home Bancorp                       IN       315,901      48,974      48,974           0.84    0.84    4.99    4.99
HBBI     Home Building Bancorp              IN        43,135       6,015       6,015           0.41    0.38    2.86    2.64
HOMF     Home Federal Bancorp               IN       630,015      51,517      49,619           1.23    1.04   15.14   12.85
HWEN     Home Financial Bancorp             IN        39,426       3,410       3,410           0.82    0.82    8.77    8.77
INCB     Indiana Community Bank, SB         IN        94,476      14,156      14,156           0.67    0.67    4.39    4.39
IFSL     Indiana Federal Corporation        IN       742,269      70,283      65,437           0.91    0.96    9.37    9.98
LOGN     Logansport Financial Corp.         IN        77,195      19,821      19,821           1.50    1.42    5.55    5.25
MARN     Marion Capital Holdings            IN       177,767      41,511      41,511           1.41    1.41    5.86    5.86
MFBC     MFB Corp.                          IN       210,559      37,691      37,691           0.73    0.71    3.69    3.59
NEIB     Northeast Indiana Bancorp          IN       154,128      29,125      29,125           1.19    1.19    5.46    5.46
PFDC     Peoples Bancorp                    IN       277,958      43,298      43,298           1.45    1.44    9.51    9.49
PERM     Permanent Bancorp, Inc.            IN       411,213      40,231      39,728           0.38    0.38    3.47    3.46
SOBI     Sobieski Bancorp, Inc.             IN        76,362      14,120      14,120           0.42    0.42    2.24    2.24
WCHI     Workingmens Capital Holdings       IN       208,203      26,459      26,459           0.86    0.87    7.04    7.09
FFSL     First Independence Corp.           KS       105,771      13,050      13,050           1.10    0.94    8.51    7.28
LARK     Landmark Bancshares, Inc.          KS       200,469      33,050      33,050           0.93    0.83    5.45    4.86
MCBS     Mid Continent Bancshares Inc.      KS       313,759      36,704      36,668           1.27    1.27    9.59    9.59
WBCI     WFS Bancorp, Inc.                  KS       267,829      34,405      34,390           0.67    0.73    5.71    6.18
CKFB     CKF Bancorp, Inc.                  KY        58,734      15,636      15,636           1.19    1.19    4.26    4.26
CLAS     Classic Bancshares, Inc.           KY        68,754      19,505      19,505           0.72    0.62    3.14    2.71
FSBS     First Ashland Financial Corp       KY        87,422      23,921      23,921           0.99    0.99    3.70    3.68
FFKY     First Federal Financial Corp.      KY       352,671      49,946      46,681           1.60    1.46   11.28   10.28


                                                    CAPITAL ISSUES
                                                            Number of   Mkt. Value
                                         IPO                  Shares    of Shares
                                        Date     Exchange    Outstg.      ($M)
                                      -----------------------------------------------
CBCO     CB Bancorp, Inc.             12/28/92    NASDAQ      1,175,226        20.86
CBIN     Community Bank Shares        04/10/95    NASDAQ      1,983,722        25.04
FFWC     FFW Corp.                    04/05/93    NASDAQ        711,060        13.69
FFED     Fidelity Federal Bancorp     08/31/87    NASDAQ      2,495,040        29.32
FISB     First Indiana Corporation    08/02/83    NASDAQ      8,294,482       199.07
HFGI     Harrington Financial Group      NA       NASDAQ      3,256,738        34.20
HBFW     Home Bancorp                 03/30/95    NASDAQ      2,886,815        44.02
HBBI     Home Building Bancorp        02/08/95    NASDAQ        331,660         6.47
HOMF     Home Federal Bancorp         01/23/88    NASDAQ      2,226,282        57.88
HWEN     Home Financial Bancorp       07/02/96    NASDAQ             NA        NA
INCB     Indiana Community Bank, SB   12/15/94    NASDAQ        922,039        14.06
IFSL     Indiana Federal Corporation  02/04/87    NASDAQ      4,730,329        95.20
LOGN     Logansport Financial Corp.   06/14/95    NASDAQ      1,322,500        17.60
MARN     Marion Capital Holdings      03/18/93    NASDAQ      1,933,613        40.12
MFBC     MFB Corp.                    03/25/94    NASDAQ      1,973,980        27.14
NEIB     Northeast Indiana Bancorp    06/28/95    NASDAQ      2,061,670        24.22
PFDC     Peoples Bancorp              07/07/87    NASDAQ      2,345,512        46.32
PERM     Permanent Bancorp, Inc.      04/04/94    NASDAQ      2,140,672        33.72
SOBI     Sobieski Bancorp, Inc.       03/31/95    NASDAQ        836,860        10.67
WCHI     Workingmens Capital Holdings 06/07/90    NASDAQ      1,808,560        36.85
FFSL     First Independence Corp.     10/08/93    NASDAQ        583,421        10.36
LARK     Landmark Bancshares, Inc.    03/28/94    NASDAQ      1,914,022        29.19
MCBS     Mid Continent Bancshares Inc.06/27/94    NASDAQ      2,031,750        37.59
WBCI     WFS Bancorp, Inc.            06/03/94    NASDAQ      1,564,387        36.07
CKFB     CKF Bancorp, Inc.            01/04/95    NASDAQ        962,899        18.90
CLAS     Classic Bancshares, Inc.     12/29/95    NASDAQ      1,322,500        13.89
FSBS     First Ashland Financial Corp 04/07/95    NASDAQ      1,463,039        26.70
FFKY     First Federal Financial Corp.07/15/87    NASDAQ      4,208,490        88.38

KELLER & COMPANY                                                       Page 5
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- --------------------------------------------------------------------------
FLKY     First Lancaster Bancshares         KY        33,812       4,643       4,643           1.50    1.50   11.24   11.24
FTSB     Fort Thomas Financial Corp.        KY        88,874      21,638      21,638           1.33    1.33    5.39    5.39
FKKY     Frankfort First Bancorp, Inc.      KY       138,616      47,836      47,836           1.06    1.12    3.82    4.04
GWBC     Gateway Bancorp, Inc.              KY        71,260      17,714      17,714           1.05    1.05    4.05    4.05
GTFN     Great Financial Corporation        KY     2,808,092     274,841     264,468           1.00    0.78    8.68    6.78
HFFB     Harrodsburg First Fin Bancorp      KY       109,578      30,828      30,828           1.17    1.17    4.52    4.52
KYF      Kentucky First Bancorp, Inc.       KY        88,296      19,225      19,225           1.12    1.12    6.44    6.44
SFNB     Security First Network Bank        KY       106,971      55,277      54,641          NA      NA      NA      NA
ANA      Acadiana Bancshares, Inc.          LA       274,304      17,751      17,751          NA      NA      NA      NA
CZF      CitiSave Financial Corp            LA        76,128      12,738      12,730           1.21    1.11    6.68    6.17
ISBF     ISB Financial Corporation          LA       686,549     117,545     114,141           1.17    1.16    6.04    5.98
JEBC     Jefferson Bancorp, Inc.            LA       265,594      36,060      36,060           0.94    0.94    7.22    7.21
MERI     Meritrust Federal SB               LA       228,419      17,338      17,338           1.01    0.98   13.70   13.38
TSH      Teche Holding Co.                  LA       370,722      56,978      56,978           1.10    1.08    6.08    5.96
AFCB     Affiliated Community Bancorp       MA       983,904      96,871      96,159           0.74    0.88    6.71    7.98
BFD      BostonFed Bancorp, Inc.            MA       777,997      88,947      88,947           0.49    0.45    4.63    4.25
FMLY     Family Bancorp                     MA       925,239      69,952      64,294           0.90    0.87   11.79   11.33
ANBK     American National Bancorp          MD       449,019      49,011      49,011           0.34    0.33    3.88    3.80
EQSB     Equitable Federal Savings Bank     MD       267,776      14,182      14,182           0.78    0.78   14.98   14.89
FCIT     First Citizens Financial Corp.     MD       645,824      39,728      39,728           0.71    0.57   11.59    9.27
FFWM     First Financial-W. Maryland        MD       321,994      41,707      41,707           1.11    1.07    8.98    8.69
HRBF     Harbor Federal Bancorp, Inc.       MD       201,030      27,782      27,782           0.56    0.56    3.19    3.19
HFMD     Home Federal Corp.                 MD       219,737      19,224      18,997           0.73    0.71    8.56    8.29
MFSL     Maryland Federal Bancorp           MD     1,128,449      94,654      93,158           0.79    0.56    9.60    6.77
WSB      Washington Savings Bank, FSB       MD       254,968      20,959      20,959           0.94    0.71   12.56    9.48
WHGB     WHG Bancshares Corp.               MD       111,704      23,008      23,008          NA      NA      NA      NA
MCBN     Mid-Coast Bancorp, Inc.            ME        55,048       4,976       4,976           0.60    0.55    6.65    6.10
BWFC     Bank West Financial Corp.          MI       139,217      27,540      27,540           0.69    0.41    3.41    2.03
CFSB     CFSB Bancorp, Inc.                 MI       791,610      65,067      65,067           0.96    0.90   11.70   10.96
DNFC     D & N Financial Corp.              MI     1,364,024      78,954      77,886           1.08    0.99   19.53   17.89
MSBF     MSB Financial, Inc.                MI        60,130      12,594      12,594           1.83    1.79    7.66    7.51
MSBK     Mutual Savings Bank, FSB           MI       680,033      38,616      38,616           0.01   -0.08    0.18   -1.56
OFCP     Ottawa Financial Corp.             MI       782,145      80,338      64,443           0.91    0.90    5.72    5.66
SJSB     SJS Bancorp                        MI       150,752      17,587      17,587           0.63    0.61    5.00    4.87


                                                        CAPITAL ISSUES
                                                                Number of   Mkt. Value
                                             IPO                  Shares    of Shares
                                            Date     Exchange    Outstg.      ($M)
                                         ------------------------------------------------
FLKY     First Lancaster Bancshares       07/01/96    NASDAQ             NA        NA
FTSB     Fort Thomas Financial Corp.      06/28/95    NASDAQ      1,573,775        27.54
FKKY     Frankfort First Bancorp, Inc.    07/10/95    NASDAQ      3,450,000        48.73
GWBC     Gateway Bancorp, Inc.            01/18/95    NASDAQ      1,132,372        15.99
GTFN     Great Financial Corporation      03/31/94    NASDAQ     14,183,732       367.00
HFFB     Harrodsburg First Fin Bancorp    10/04/95    NASDAQ      2,159,085        33.20
KYF      Kentucky First Bancorp, Inc.     08/29/95     AMSE       1,388,625        19.09
SFNB     Security First Network Bank         NA       NASDAQ      8,092,792       267.06
ANA      Acadiana Bancshares, Inc.        07/16/96     AMSE              NA        NA
CZF      CitiSave Financial Corp          07/14/95     AMSE         964,707        13.51
ISBF     ISB Financial Corporation        04/07/95    NASDAQ      7,122,183       105.05
JEBC     Jefferson Bancorp, Inc.          08/18/94    NASDAQ      2,195,635        48.30
MERI     Meritrust Federal SB                NA       NASDAQ        774,176        24.19
TSH      Teche Holding Co.                04/19/95     AMSE       3,871,000        50.81
AFCB     Affiliated Community Bancorp     10/19/95    NASDAQ      5,080,666        88.28
BFD      BostonFed Bancorp, Inc.          10/24/95     AMSE       6,589,617        79.08
FMLY     Family Bancorp                   11/07/86    NASDAQ      4,215,211       104.85
ANBK     American National Bancorp        10/31/95    NASDAQ      3,980,500        40.30
EQSB     Equitable Federal Savings Bank   09/10/93    NASDAQ        600,000        14.85
FCIT     First Citizens Financial Corp.   12/17/86    NASDAQ      2,915,238        51.02
FFWM     First Financial-W. Maryland      02/11/92    NASDAQ      2,176,739        45.17
HRBF     Harbor Federal Bancorp, Inc.     08/12/94    NASDAQ      1,754,420        21.93
HFMD     Home Federal Corp.               02/10/84    NASDAQ      2,519,010        26.45
MFSL     Maryland Federal Bancorp         06/02/87    NASDAQ      3,160,068        93.22
WSB      Washington Savings Bank, FSB        NA        AMSE       4,220,206        21.10
WHGB     WHG Bancshares Corp.             04/01/96    NASDAQ             NA        NA
MCBN     Mid-Coast Bancorp, Inc.          11/02/89    NASDAQ        229,588         4.39
BWFC     Bank West Financial Corp.        03/30/95    NASDAQ      2,296,040        22.52
CFSB     CFSB Bancorp, Inc.               06/22/90    NASDAQ      4,913,415        92.69
DNFC     D & N Financial Corp.            02/13/85    NASDAQ      7,564,730       105.91
MSBF     MSB Financial, Inc.              02/06/95    NASDAQ        655,566        10.82
MSBK     Mutual Savings Bank, FSB         07/17/92    NASDAQ      4,274,154        24.04
OFCP     Ottawa Financial Corp.           08/19/94    NASDAQ      5,414,546        87.99
SJSB     SJS Bancorp                      02/16/95    NASDAQ        982,622        18.18


KELLER & COMPANY                                                     Page 6
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- ---------------------------------------------------------------------------
SFB      Standard Federal Bancorp           MI    15,239,983     962,935     754,005           0.95    0.82   14.09   12.27
THR      Three Rivers Financial Corp.       MI        85,138      13,044      12,986          NA      NA      NA      NA
BDJI     First Federal Bancorporation       MN       104,969      13,918      13,918           0.70    0.69    4.74    4.72
FFHH     FSF Financial Corp.                MN       331,395      47,624      47,624           0.64    0.64    3.79    3.76
HMNF     HMN Financial, Inc.                MN       554,979      87,263      87,263           1.11    0.96    6.48    5.59
MIVI     Mississippi View Holding Co.       MN        69,322      12,752      12,752           1.31    1.16    6.73    5.96
QCFB     QCF Bancorp, Inc.                  MN       145,608      31,760      31,760           1.51    1.51    7.61    7.61
TCB      TCF Financial Corp.                MN     7,000,871     523,788     500,956           1.43    1.37   20.06   19.14
WEFC     Wells Financial Corp.              MN       191,787      27,760      27,760           0.84    0.85    5.71    5.77
CMRN     Cameron Financial Corp             MO       175,841      46,337      46,337           1.60    1.56    5.77    5.64
CAPS     Capital Savings Bancorp, Inc.      MO       202,554      21,136      21,136           0.95    0.95    8.96    8.96
CNSB     CNS Bancorp, Inc.                  MO        98,326      24,196      24,196          NA      NA      NA      NA
FBSI     First Bancshares, Inc.             MO       143,671      23,729      23,686           0.85    0.83    4.90    4.82
GSBC     Great Southern Bancorp, Inc.       MO       668,105      67,808      66,706           1.75    1.63   17.28   16.07
HFSA     Hardin Bancorp, Inc.               MO        86,949      14,932      14,932           0.76    0.75    4.25    4.23
JSBA     Jefferson Savings Bancorp          MO     1,125,393      82,243      67,611           0.63    0.57    9.07    8.24
JOAC     Joachim Bancorp, Inc.              MO        36,492      10,792      10,792           0.74    0.72    3.07    2.97
LXMO     Lexington B&L Financial Corp.      MO        61,294      18,738      18,738          NA      NA      NA      NA
MBLF     MBLA Financial Corp.               MO       195,074      28,365      28,365           0.70    0.70    4.83    4.81
MFSB     Mutual Bancompany                  MO        53,311       6,236       6,236           0.20    0.23    1.84    2.10
NASB     North American Savings Bank        MO       740,298      50,380      48,478           1.26    1.19   17.33   16.38
NSLB     NS&L Bancorp, Inc.                 MO        57,288      13,351      13,351           0.97    0.83    4.08    3.50
PCBC     Perry County Financial Corp.       MO        80,394      15,088      15,088           0.88    0.98    4.36    4.81
RFED     Roosevelt Financial Group          MO     9,327,772     516,317     492,923           0.64    0.86   12.31   16.46
SMFC     Sho-Me Financial Corp.             MO       280,027      30,787      30,787           0.85    0.83    6.89    6.66
SMBC     Southern Missouri Bancorp, Inc     MO       161,992      26,572      26,572           0.87    0.82    4.98    4.67
CFTP     Community Federal Bancorp          MS       201,650      66,523      66,523           1.29    1.27    6.12    5.99
FFBS     FFBS BanCorp, Inc.                 MS       125,228      24,639      24,639           1.37    1.37    6.88    6.88
MGNL     Magna Bancorp, Inc.                MS     1,308,658     125,819     119,043           1.71    1.70   17.51   17.38
GBCI     Glacier Bancorp, Inc.              MT       408,467      38,472      38,425           1.59    1.59   16.40   16.41
SFBM     Security Bancorp                   MT       372,239      30,704      26,327           0.71    0.53    8.22    6.18


                                                        CAPITAL ISSUES
                                                                Number of   Mkt. Value
                                             IPO                  Shares    of Shares
                                            Date     Exchange    Outstg.      ($M)
                                          -----------------------------------------------
SFB      Standard Federal Bancorp         01/21/87     NYSE      31,324,268      1205.98
THR      Three Rivers Financial Corp.     08/24/95     AMSE         859,625        11.39
BDJI     First Federal Bancorporation     04/04/95    NASDAQ        778,406        10.17
FFHH     FSF Financial Corp.              10/07/94    NASDAQ      3,477,694        41.30
HMNF     HMN Financial, Inc.              06/30/94    NASDAQ      4,921,200        81.20
MIVI     Mississippi View Holding Co.     03/24/95    NASDAQ        909,714        10.58
QCFB     QCF Bancorp, Inc.                04/03/95    NASDAQ      1,782,750        25.63
TCB      TCF Financial Corp.              06/17/86     NYSE      34,960,450      1162.43
WEFC     Wells Financial Corp.            04/11/95    NASDAQ      2,078,125        23.90
CMRN     Cameron Financial Corp           04/03/95    NASDAQ      2,850,180        39.19
CAPS     Capital Savings Bancorp, Inc.    12/29/93    NASDAQ      1,039,079        18.44
CNSB     CNS Bancorp, Inc.                06/12/96    NASDAQ      1,653,125        19.42
FBSI     First Bancshares, Inc.           12/22/93    NASDAQ      1,268,686        19.35
GSBC     Great Southern Bancorp, Inc.     12/14/89    NASDAQ      4,406,048       121.17
HFSA     Hardin Bancorp, Inc.             09/29/95    NASDAQ      1,012,180        11.51
JSBA     Jefferson Savings Bancorp        04/08/93    NASDAQ      4,181,563       106.63
JOAC     Joachim Bancorp, Inc.            12/28/95    NASDAQ        760,437         9.51
LXMO     Lexington B&L Financial Corp.    06/06/96    NASDAQ      1,265,000        12.65
MBLF     MBLA Financial Corp.             06/24/93    NASDAQ      1,371,738        28.81
MFSB     Mutual Bancompany                02/02/95    NASDAQ        333,500         5.59
NASB     North American Savings Bank      09/27/85    NASDAQ      2,267,984        66.91
NSLB     NS&L Bancorp, Inc.               06/08/95    NASDAQ        799,034         9.99
PCBC     Perry County Financial Corp.     02/13/95    NASDAQ        856,452        14.99
RFED     Roosevelt Financial Group        01/23/87    NASDAQ     42,145,561       811.30
SMFC     Sho-Me Financial Corp.           07/01/94    NASDAQ      1,732,674        26.86
SMBC     Southern Missouri Bancorp, Inc   04/13/94    NASDAQ      1,724,013        23.92
CFTP     Community Federal Bancorp        03/26/96    NASDAQ      4,628,750        62.49
FFBS     FFBS BanCorp, Inc.               07/01/93    NASDAQ      1,572,183        36.55
MGNL     Magna Bancorp, Inc.              03/13/91    NASDAQ     13,702,868       255.22
GBCI     Glacier Bancorp, Inc.            03/30/84    NASDAQ      3,361,133        71.42
SFBM     Security Bancorp                 11/20/86    NASDAQ      1,462,182        30.89

KELLER & COMPANY                                                    Page 7
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- ---------------------------------------------------------------------------
UBMT     United Financial Corp.             MT       104,195      24,507      24,507           1.52    1.44    6.66    6.30
WSTR     WesterFed Financial Corp.          MT       563,931      78,607      78,607           0.79    0.75    5.90    5.57
COOP     Cooperative Bankshares, Inc.       NC       316,654      29,494      26,038           0.29    0.28    3.14    3.06
SOPN     First Savings Bancorp, Inc.        NC       256,986      66,811      66,811           1.53    1.53    5.86    5.86
GSFC     Green Street Financial Corp.       NC       178,965      62,755      62,755          NA      NA      NA      NA
HFNC     HFNC Financial Corp.               NC       716,277     244,362     244,362          NA      NA      NA      NA
KSAV     KS Bancorp, Inc.                   NC        93,536      13,835      13,821           1.11    1.12    6.88    6.97
MBSP     Mitchell Bancorp, Inc.             NC        27,596       6,078       6,078           0.92    0.92    4.24    4.24
PDB      Piedmont Bancorp, Inc.             NC       128,711      37,050      37,050           1.46    1.48    6.69    6.79
SSB      Scotland Bancorp, Inc              NC        70,488      24,706      24,706          NA      NA      NA      NA
SSM      Stone Street Bancorp, Inc.         NC       107,991      38,328      38,328          NA      NA      NA      NA
UFRM     United Federal Savings Bank        NC       255,485      20,634      20,634           0.79    0.67   10.03    8.44
CFB      Commercial Federal Corporation     NE     6,607,670     413,277     372,543           0.84    0.83   14.74   14.59
EBCP     Eastern Bancorp                    NH       840,534      64,880      61,257           0.72    0.54    9.60    7.16
NHTB     New Hampshire Thrift Bncshrs       NH       258,526      19,475      19,475           0.65    0.61    8.48    7.98
FBER     1st Bergen Bancorp                 NJ       252,095      42,986      42,986          NA      NA      NA      NA
CJFC     Central Jersey Financial           NJ       469,289      55,989      52,288           1.11    1.09    9.69    9.45
COFD     Collective Bancorp, Inc.           NJ     5,145,471     364,304     339,997           1.07    1.06   15.71   15.51
FSPG     First Home Bancorp, Inc.           NJ       479,314      30,836      30,076           0.97    0.95   14.89   14.51
FSFI     First State Financial Services     NJ       665,937      39,955      37,756           0.02   -0.12    0.23   -1.74
FMCO     FMS Financial Corporation          NJ       517,943      34,327      33,491           0.83    0.83   12.68   12.66
IBSF     IBS Financial Corp.                NJ       748,745     149,085     149,085           1.05    1.06    4.99    5.05
LVSB     Lakeview Financial                 NJ       455,155      45,287      34,781           1.15    0.70   10.25    6.23
LFBI     Little Falls Bancorp, Inc.         NJ       282,232      43,813      40,416          NA      NA      NA      NA
OCFC     Ocean Financial Corp.              NJ     1,191,812      92,088      92,088          NA      NA      NA      NA
PBCI     Pamrapo Bancorp, Inc.              NJ       365,553      56,543      56,058           1.34    1.34    8.52    8.52
PFSB     PennFed Financial Services,Inc     NJ     1,086,524      90,564      72,134           0.82    0.81    8.36    8.29
PULS     Pulse Bancorp                      NJ       505,034      39,338      39,338           1.19    1.19   10.28   10.28
SFIN     Statewide Financial Corp.          NJ       678,406      67,168      66,979          NA      NA      NA      NA
WYNE     Wayne Bancorp, Inc.                NJ       211,717      36,679      36,679          NA      NA      NA      NA
WWFC     Westwood Financial Corporation     NJ        84,779       5,978       4,717           0.67    0.67    9.40    9.40


                                                        CAPITAL ISSUES
                                                                Number of   Mkt. Value
                                             IPO                  Shares    of Shares
                                            Date     Exchange    Outstg.      ($M)
                                          -----------------------------------------------
UBMT     United Financial Corp.           09/23/86    NASDAQ      1,223,312        22.33
WSTR     WesterFed Financial Corp.        01/10/94    NASDAQ      4,395,204        65.38
COOP     Cooperative Bankshares, Inc.     08/21/91    NASDAQ      1,491,698        25.36
SOPN     First Savings Bancorp, Inc.      01/06/94    NASDAQ      3,744,000        69.04
GSFC     Green Street Financial Corp.     04/04/96    NASDAQ      4,298,125        55.88
HFNC     HFNC Financial Corp.             12/29/95    NASDAQ     17,192,500       255.74
KSAV     KS Bancorp, Inc.                 12/30/93    NASDAQ        663,263        11.94
MBSP     Mitchell Bancorp, Inc.           07/12/96    NASDAQ             NA        NA
PDB      Piedmont Bancorp, Inc.           12/08/95     AMSE       2,645,000        34.72
SSB      Scotland Bancorp, Inc            04/01/96     AMSE       1,840,000        22.54
SSM      Stone Street Bancorp, Inc.       04/01/96     AMSE       1,825,050        30.80
UFRM     United Federal Savings Bank      07/01/80    NASDAQ      3,065,064        24.52
CFB      Commercial Federal Corporation   12/31/84     NYSE      15,089,701       577.18
EBCP     Eastern Bancorp                  11/17/83    NASDAQ      3,651,534        59.34
NHTB     New Hampshire Thrift Bncshrs     05/22/86    NASDAQ      1,691,803        16.50
FBER     1st Bergen Bancorp               04/01/96    NASDAQ      3,174,000        28.96
CJFC     Central Jersey Financial         09/01/84    NASDAQ      2,668,269        80.72
COFD     Collective Bancorp, Inc.         02/07/84    NASDAQ     20,374,141       481.34
FSPG     First Home Bancorp, Inc.         04/20/87    NASDAQ      2,030,009        36.03
FSFI     First State Financial Services   12/18/87    NASDAQ      3,929,455        51.08
FMCO     FMS Financial Corporation        12/14/88    NASDAQ      2,467,593        39.79
IBSF     IBS Financial Corp.              10/13/94    NASDAQ     11,002,393       143.03
LVSB     Lakeview Financial               12/22/93    NASDAQ      2,265,704        44.46
LFBI     Little Falls Bancorp, Inc.       01/05/96    NASDAQ      3,041,750        31.56
OCFC     Ocean Financial Corp.            07/03/96    NASDAQ             NA        NA
PBCI     Pamrapo Bancorp, Inc.            11/14/89    NASDAQ      3,280,964        63.16
PFSB     PennFed Financial Services,Inc   07/15/94    NASDAQ      4,823,665        74.77
PULS     Pulse Bancorp                    09/18/86    NASDAQ      3,049,378        53.36
SFIN     Statewide Financial Corp.        10/02/95    NASDAQ      5,058,152        62.59
WYNE     Wayne Bancorp, Inc.              06/27/96    NASDAQ      2,231,383        24.82
WWFC     Westwood Financial Corporation   06/07/96    NASDAQ             NA        NA

KELLER & COMPANY                                                    Page 8
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- ---------------------------------------------------------------------------
FSBC     First Savings Bank, FSB            NM       112,436       5,551       5,551           0.34    0.26    7.13    5.56
GUPB     GFSB Bancorp, Inc.                 NM        70,422      16,216      16,216           1.25    1.25    4.87    4.87
ALBK     ALBANK Financial Corporation       NY     3,325,592     316,703     279,777           0.97    0.97    9.50    9.49
ALBC     Albion Banc Corp.                  NY        57,784       5,973       5,973           0.24    0.24    2.33    2.28
ASFC     Astoria Financial Corporation      NY     7,078,383     561,667     456,987           0.74    0.67    8.56    7.82
BFSI     BFS Bankorp, Inc.                  NY       621,324      48,620      48,620           1.84    1.78   24.09   23.30
CARV     Carver Federal Savings Bank        NY       362,369      34,875      33,259           0.21    0.18    2.15    1.94
FIBC     Financial Bancorp, Inc.            NY       262,497      26,224      26,076           0.66    0.65    5.75    5.64
HAVN     Haven Bancorp, Inc.                NY     1,550,275      94,068      93,515           0.74    0.71   11.42   11.05
LISB     Long Island Bancorp, Inc.          NY     5,221,019     521,711     521,711           0.93    0.85    8.78    7.99
NYB      New York Bancorp Inc.              NY     2,918,120     158,374     158,374           1.27    1.20   21.77   20.51
PEEK     Peekskill Financial Corp.          NY       191,323      59,774      59,774           1.23    1.27    4.96    5.09
PKPS     Poughkeepsie Savings Bank, FSB     NY       840,491      70,958      70,958           1.70    2.36   21.07   29.34
RELY     Reliance Bancorp, Inc.             NY     1,782,550     153,619     104,190           0.83    0.79    7.61    7.23
SFED     SFS Bancorp, Inc.                  NY       164,366      22,287      22,287           0.69    0.70    4.88    4.95
TPNZ     Tappan Zee Financial, Inc.         NY       119,167      21,499      21,499           0.80    0.74    5.22    4.85
YFCB     Yonkers Financial Corporation      NY       242,826      49,021      49,021          NA      NA      NA      NA
ASBP     ASB Financial Corp.                OH       112,988      25,643      25,643           1.01    1.01    4.30    4.30
CAFI     Camco Financial Corporation        OH       352,576      29,337      29,337           1.22    0.95   15.13   11.81
COFI     Charter One Financial              OH    13,951,846     934,478     863,715           0.42    1.12    6.39   17.06
CRCL     Circle Financial Corp.             OH       241,758      24,742      21,590           0.51    0.51    4.66    4.67
CTZN     CitFed Bancorp, Inc.               OH     2,661,006     175,271     152,777           0.71    0.64   10.20    9.11
CIBI     Community Investors Bancorp        OH        85,785      11,869      11,869           1.01    0.96    6.98    6.63
EFBI     Enterprise Federal Bancorp         OH       213,876      31,594      31,536           0.92    0.64    5.39    3.74
FFDF     FFD Financial Corp.                OH        76,159       8,302       8,302           0.87    0.82    6.92    6.51
FFYF     FFY Financial Corp.                OH       575,602     101,921     101,921           1.20    1.24    6.58    6.79
FFOH     Fidelity Financial of Ohio         OH       251,188      51,087      51,087           0.87    0.87    5.60    5.59
FDEF     First Defiance Financial           OH       520,666     126,605     126,605           1.21    1.19    5.29    5.21
FFBZ     First Federal Bancorp, Inc.        OH       177,778      14,022      14,003           1.14    1.12   15.12   14.89
FFHS     First Franklin Corporation         OH       216,508      20,287      20,080           0.62    0.61    6.56    6.47
FFSW     FirstFederal Financial Svcs        OH     1,044,608      82,838      71,588           1.12    0.95   13.85   11.82


                                                         CAPITAL ISSUES
                                                                 Number of   Mkt. Value
                                              IPO                  Shares    of Shares
                                             Date     Exchange    Outstg.      ($M)
                                           -----------------------------------------------
FSBC     First Savings Bank, FSB           08/08/86    NASDAQ        695,698         3.83
GUPB     GFSB Bancorp, Inc.                06/30/95    NASDAQ        948,750        12.81
ALBK     ALBANK Financial Corporation      04/01/92    NASDAQ     13,287,933       350.47
ALBC     Albion Banc Corp.                 07/26/93    NASDAQ        252,314         4.23
ASFC     Astoria Financial Corporation     11/18/93    NASDAQ     21,509,444       583.44
BFSI     BFS Bankorp, Inc.                 05/12/88    NASDAQ      1,635,488        61.74
CARV     Carver Federal Savings Bank       10/25/94    NASDAQ      2,314,375        18.52
FIBC     Financial Bancorp, Inc.           08/17/94    NASDAQ      1,796,122        22.45
HAVN     Haven Bancorp, Inc.               09/23/93    NASDAQ      4,320,060       121.50
LISB     Long Island Bancorp, Inc.         04/18/94    NASDAQ     24,805,349       758.05
NYB      New York Bancorp Inc.             01/28/88     NYSE      11,491,858       293.04
PEEK     Peekskill Financial Corp.         12/29/95    NASDAQ      4,099,750        48.17
PKPS     Poughkeepsie Savings Bank, FSB    11/19/85    NASDAQ     12,549,325        62.75
RELY     Reliance Bancorp, Inc.            03/31/94    NASDAQ      9,128,739       142.64
SFED     SFS Bancorp, Inc.                 06/30/95    NASDAQ      1,292,450        16.48
TPNZ     Tappan Zee Financial, Inc.        10/05/95    NASDAQ      1,553,062        18.64
YFCB     Yonkers Financial Corporation     04/18/96    NASDAQ      3,570,750        34.89
ASBP     ASB Financial Corp.               05/11/95    NASDAQ      1,713,960        25.71
CAFI     Camco Financial Corporation          NA       NASDAQ      2,075,641        40.03
COFI     Charter One Financial             01/22/88    NASDAQ     45,009,764      1569.72
CRCL     Circle Financial Corp.            08/06/91    NASDAQ        715,033        25.03
CTZN     CitFed Bancorp, Inc.              01/23/92    NASDAQ      5,691,322       222.67
CIBI     Community Investors Bancorp       02/07/95    NASDAQ        701,246        10.34
EFBI     Enterprise Federal Bancorp        10/17/94    NASDAQ      2,074,328        29.04
FFDF     FFD Financial Corp.               04/03/96    NASDAQ             NA        NA
FFYF     FFY Financial Corp.               06/28/93    NASDAQ      5,081,198       120.68
FFOH     Fidelity Financial of Ohio        03/04/96    NASDAQ      4,073,589        40.74
FDEF     First Defiance Financial          10/02/95    NASDAQ     10,432,476       108.24
FFBZ     First Federal Bancorp, Inc.       07/13/92    NASDAQ        784,658        18.44
FFHS     First Franklin Corporation        01/26/88    NASDAQ      1,165,318        17.48
FFSW     FirstFederal Financial Svcs       03/31/87    NASDAQ      3,583,829       104.83

KELLER & COMPANY                                                    Page 9
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- --------------------------------------------------------------------------
GFCO     Glenway Financial Corp.            OH       273,890      26,485      25,854           0.56    0.55    5.82    5.75
HHFC     Harvest Home Financial Corp.       OH        76,399      12,769      12,769           0.75    0.75    4.14    4.14
HVFD     Haverfield Corporation             OH       334,226      28,414      28,352           0.71    0.67    8.57    8.10
INBI     Industrial Bancorp                 OH       313,563      60,799      60,799           1.57    1.57    7.13    7.13
LONF     London Financial Corporation       OH        37,189       7,945       7,945          NA      NA      NA      NA
MFFC     Milton Federal Financial Corp.     OH       178,289      33,756      33,756           1.04    0.96    4.80    4.41
OHSL     OHSL Financial Corp.               OH       209,037      25,494      25,494           0.95    0.93    7.55    7.41
PTRS     Potters Financial Corp.            OH       114,714      10,594      10,594           0.51    0.50    5.27    5.21
PVFC     PVF Capital Corp.                  OH       318,100      21,325      21,325           1.13    1.00   17.86   15.90
SFSL     Security First Corp.               OH       588,592      55,732      54,624           1.21    1.27   13.36   13.98
SHFC     Seven Hills Financial Corp.        OH        45,511       9,651       9,651           0.36    0.34    1.69    1.61
SSBK     Strongsville Savings Bank          OH       529,187      42,554      41,701           0.99    0.88   11.83   10.53
SBCN     Suburban Bancorporation, Inc.      OH       197,137      25,639      25,639           0.39    0.57    2.95    4.30
THIR     Third Financial Corp.              OH       155,911      28,655      28,655           1.37    1.23    7.66    6.86
WOFC     Western Ohio Financial Corp.       OH       332,524      55,632      52,331           0.89    0.56    3.88    2.44
WFCO     Winton Financial Corp.             OH       282,833      21,083      20,544           0.94    0.80   12.39   10.50
FFWD     Wood Bancorp, Inc.                 OH       146,249      20,122      20,122           1.19    1.14    8.40    8.05
KFBI     Klamath First Bancorp              OR       629,943     161,804     161,804           1.43    1.43    6.06    6.06
BRFC     Bridgeville Savings Bank           PA        56,109      16,004      16,004           1.27    1.27    4.34    4.34
CVAL     Chester Valley Bancorp Inc.        PA       272,932      25,564      25,564           0.91    0.87    9.88    9.44
CMSB     Commonwealth Bancorp, Inc.         PA     2,049,062     227,521     173,218           0.74    0.65    8.08    7.04
FSBI     Fidelity Bancorp, Inc.             PA       317,315      21,544      21,434           0.65    0.65    8.66    8.53
FBBC     First Bell Bancorp, Inc.           PA       570,649     116,265     116,265           1.62    1.61    7.34    7.30
FKFS     First Keystone Financial           PA       290,549      22,920      22,920           0.56    0.60    6.48    6.99
SHEN     First Shenango Bancorp, Inc.       PA       369,279      46,836      46,836           1.03    0.98    7.45    7.10
GAF      GA Financial, Inc.                 PA       562,351     128,420     128,420           0.78    0.96    5.90    7.26
HARL     Harleysville Savings Bank          PA       298,172      19,826      19,826           0.81    0.85   11.83   12.43
LARL     Laurel Capital Group, Inc.         PA       196,947      21,086      21,086           1.39    1.35   13.29   12.99
MLBC     ML Bancorp, Inc.                   PA     1,876,018     141,239     135,607           0.72    0.56    8.30    6.45
PVSA     Parkvale Financial Corporation     PA       919,242      69,765      69,489           1.06    0.99   15.13   14.14
PBIX     Patriot Bank Corp.                 PA       417,746      54,003      54,003           0.63    0.65    4.91    5.08


                                                          CAPITAL ISSUES
                                                                  Number of   Mkt. Value
                                               IPO                  Shares    of Shares
                                              Date     Exchange    Outstg.      ($M)
                                           ------------------------------------------------
GFCO     Glenway Financial Corp.            11/30/90    NASDAQ      1,145,431        23.45
HHFC     Harvest Home Financial Corp.       10/10/94    NASDAQ        934,857        11.69
HVFD     Haverfield Corporation             03/19/85    NASDAQ      1,906,591        36.23
INBI     Industrial Bancorp                 08/01/95    NASDAQ      5,554,500        62.49
LONF     London Financial Corporation       04/01/96    NASDAQ        529,000         5.55
MFFC     Milton Federal Financial Corp.     10/07/94    NASDAQ      2,263,797        27.73
OHSL     OHSL Financial Corp.               02/10/93    NASDAQ      1,217,386        24.35
PTRS     Potters Financial Corp.            12/31/93    NASDAQ        506,169         8.13
PVFC     PVF Capital Corp.                  12/30/92    NASDAQ      2,323,436        30.20
SFSL     Security First Corp.               01/22/88    NASDAQ      4,929,612        70.25
SHFC     Seven Hills Financial Corp.        12/31/93    NASDAQ        536,472         7.78
SSBK     Strongsville Savings Bank             NA       NASDAQ      2,530,800        51.88
SBCN     Suburban Bancorporation, Inc.      09/30/93    NASDAQ      1,480,732        23.88
THIR     Third Financial Corp.              03/25/93    NASDAQ      1,135,954        36.35
WOFC     Western Ohio Financial Corp.       07/29/94    NASDAQ      2,309,342        51.96
WFCO     Winton Financial Corp.             08/04/88    NASDAQ      1,986,152        28.30
FFWD     Wood Bancorp, Inc.                 08/31/93    NASDAQ      1,497,705        18.97
KFBI     Klamath First Bancorp              10/05/95    NASDAQ     12,233,125       178.91
BRFC     Bridgeville Savings Bank           10/07/94    NASDAQ      1,124,125        16.86
CVAL     Chester Valley Bancorp Inc.        03/27/87    NASDAQ      1,648,185        28.65
CMSB     Commonwealth Bancorp, Inc.         06/17/96    NASDAQ     17,952,693       190.75
FSBI     Fidelity Bancorp, Inc.             06/24/88    NASDAQ      1,369,511        22.60
FBBC     First Bell Bancorp, Inc.           06/29/95    NASDAQ      8,166,450       112.29
FKFS     First Keystone Financial           01/26/95    NASDAQ      1,292,500        22.30
SHEN     First Shenango Bancorp, Inc.       04/06/93    NASDAQ      2,281,250        46.20
GAF      GA Financial, Inc.                 03/26/96     AMSE       8,900,000        97.90
HARL     Harleysville Savings Bank          08/04/87    NASDAQ      1,289,442        22.89
LARL     Laurel Capital Group, Inc.         02/20/87    NASDAQ      1,512,667        22.31
MLBC     ML Bancorp, Inc.                   08/11/94    NASDAQ      6,246,900       151.49
PVSA     Parkvale Financial Corporation     07/16/87    NASDAQ      3,235,643        81.70
PBIX     Patriot Bank Corp.                 12/04/95    NASDAQ      3,769,125        48.06


KELLER & COMPANY                                                   Page 10
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- ---------------------------------------------------------------------------
PWBC     PennFirst Bancorp, Inc.            PA       696,467      48,456      43,798           0.62    0.59    7.68    7.36
PWBK     Pennwood Savings Bank              PA        42,366       4,081       4,081          NA      NA      NA      NA
PHFC     Pittsburgh Home Financial Corp     PA       184,002      30,406      30,406           0.51    0.51    6.53    6.53
PRBC     Prestige Bancorp, Inc.             PA       102,609      15,273      15,273          NA      NA      NA      NA
PSAB     Prime Bancorp, Inc.                PA       644,560      58,048      54,425           1.02    0.95   10.90   10.19
PFNC     Progress Financial Corporation     PA       347,858      19,508      19,374           0.91    0.71   18.78   14.73
SVRN     Sovereign Bancorp, Inc.            PA     9,183,447     461,466     344,022           0.79    0.76   14.64   14.24
THRD     TF Financial Corporation           PA       528,910      75,122      75,122           0.91    0.88    5.94    5.72
THBC     Troy Hill Bancorp, Inc.            PA        80,484      17,865      17,865           1.38    1.26    6.09    5.57
WVFC     WVS Financial Corporation          PA       259,622      34,038      34,038           1.51    1.39   10.19    9.38
YFED     York Financial Corp.               PA     1,109,804      93,540      93,540           0.99    0.88   11.57   10.31
AMFB     American Federal Bank, FSB         SC     1,382,171     107,260      98,902           1.30    1.41   16.02   17.49
CFCP     Coastal Financial Corp.            SC       452,809      27,641      27,641           1.04    0.92   17.09   15.04
FFCH     First Financial Holdings Inc.      SC     1,523,224      97,330      97,330           0.78    0.79   11.81   11.97
FSFC     First Southeast Financial Corp     SC       326,573      33,669      33,669           0.31    0.82    1.61    4.26
PALM     Palfed, Inc.                       SC       638,002      53,666      51,136           0.69    0.58    8.53    7.16
SCCB     S. Carolina Community Bancshrs     SC        44,161      12,309      12,309           1.11    1.11    3.80    3.80
HFFC     HF Financial Corp.                 SD       555,189      51,793      51,641           0.85    0.69    9.35    7.63
LFCT     Leader Financial Corp.             TN     3,211,064     266,390     266,390           1.48    1.45   18.45   18.01
TWIN     Twin City Bancorp                  TN       103,300      14,113      14,113           1.09    0.96    7.94    7.02
BNKU     Bank United Corp.                  TX    11,002,448     804,627     788,566           1.31    1.07   18.87   15.41
CBSA     Coastal Bancorp, Inc.              TX     2,796,568      95,091      78,680           0.40    0.38   11.70   11.27
ETFS     East Texas Financial Services      TX       115,339      21,815      21,815           0.81    0.74    4.17    3.82
FBHC     Fort Bend Holding Corp.            TX       254,739      18,008      18,008           0.70    0.62    9.62    8.50
LOAN     Horizon Bancorp                    TX       130,930      11,195      10,830           1.47    1.18   16.04   12.84
JXVL     Jacksonville Bancorp, Inc.         TX       217,730      35,616      35,616           0.93    0.93    7.63    7.63
BFSB     Bedford Bancshares, Inc.           VA       121,783      18,530      18,530           1.29    1.28    7.96    7.94
CNIT     CENIT Bancorp, Inc.                VA       655,771      47,716      46,010           0.48    0.54    6.76    7.51
CFFC     Community Financial Corp.          VA       158,835      22,297      22,297           1.31    1.31    9.68    9.67
ESX      Essex Bancorp, Inc.                VA       305,223      15,573      13,395          -1.63   -1.52  -26.06  -24.35
FFFC     FFVA Financial Corp.               VA       522,811      81,442      79,774           1.24    1.22    7.51    7.37

                                                         CAPITAL ISSUES
                                                                 Number of   Mkt. Value
                                              IPO                  Shares    of Shares
                                             Date     Exchange    Outstg.      ($M)
                                           -----------------------------------------------
PWBC     PennFirst Bancorp, Inc.           06/13/90    NASDAQ      3,938,712        51.20
PWBK     Pennwood Savings Bank             07/15/96    NASDAQ             NA        NA
PHFC     Pittsburgh Home Financial Corp    04/01/96    NASDAQ      2,182,125        21.95
PRBC     Prestige Bancorp, Inc.            06/27/96    NASDAQ        963,023        10.11
PSAB     Prime Bancorp, Inc.               11/21/88    NASDAQ      3,725,056        69.14
PFNC     Progress Financial Corporation    07/18/83    NASDAQ      3,730,000        24.25
SVRN     Sovereign Bancorp, Inc.           08/12/86    NASDAQ     49,573,278       495.73
THRD     TF Financial Corporation          07/13/94    NASDAQ      4,514,057        68.12
THBC     Troy Hill Bancorp, Inc.           06/27/94    NASDAQ      1,067,917        14.42
WVFC     WVS Financial Corporation         11/29/93    NASDAQ      1,736,760        36.04
YFED     York Financial Corp.              02/01/84    NASDAQ      6,087,722       101.97
AMFB     American Federal Bank, FSB        01/19/89    NASDAQ     10,931,985       183.11
CFCP     Coastal Financial Corp.           09/26/90    NASDAQ      3,436,403        61.17
FFCH     First Financial Holdings Inc.     11/10/83    NASDAQ      6,377,369       114.79
FSFC     First Southeast Financial Corp    10/08/93    NASDAQ      4,388,231        43.88
PALM     Palfed, Inc.                      12/15/85    NASDAQ      5,225,571        65.32
SCCB     S. Carolina Community Bancshrs    07/07/94    NASDAQ        735,410        11.86
HFFC     HF Financial Corp.                04/08/92    NASDAQ      3,051,739        45.78
LFCT     Leader Financial Corp.            09/30/93    NASDAQ      9,947,794       445.16
TWIN     Twin City Bancorp                 01/04/95    NASDAQ        896,564        14.79
BNKU     Bank United Corp.                    NA       NASDAQ             NA        NA
CBSA     Coastal Bancorp, Inc.                NA       NASDAQ      4,962,344        89.32
ETFS     East Texas Financial Services     01/10/95    NASDAQ      1,133,890        16.58
FBHC     Fort Bend Holding Corp.           06/30/93    NASDAQ        819,198        14.54
LOAN     Horizon Bancorp                      NA       NASDAQ      1,386,757        15.60
JXVL     Jacksonville Bancorp, Inc.        04/01/96    NASDAQ      2,664,405        27.98
BFSB     Bedford Bancshares, Inc.          08/22/94    NASDAQ      1,161,169        19.30
CNIT     CENIT Bancorp, Inc.               08/06/92    NASDAQ      1,612,952        54.84
CFFC     Community Financial Corp.         03/30/88    NASDAQ      1,272,048        26.39
ESX      Essex Bancorp, Inc.                  NA        AMSE       1,051,790         2.30
FFFC     FFVA Financial Corp.              10/12/94    NASDAQ      5,180,952        94.55


KELLER & COMPANY                                                     Page 11
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- ---------------------------------------------------------------------------
FFRV     Fidelity Financial Bankshares      VA       325,814      28,010      27,993           1.00    0.97   12.03   11.71
GSLC     Guaranty Financial Corp.           VA       102,967       6,373       6,373           0.68    0.42   10.91    6.77
LIFB     Life Bancorp, Inc.                 VA     1,240,520     148,718     143,199           0.87    0.91    6.25    6.56
VABF     Virginia Beach Fed. Financial      VA       608,832      41,206      41,206           0.29    0.10    4.81    1.56
VFFC     Virginia First Financial Corp.     VA       746,867      60,996      59,075           1.74    0.84   22.49   10.79
CASB     Cascade Financial Corp.            WA       334,431      20,815      20,815           0.71    0.40   11.28    6.39
FWWB     First SB of Washington Bancorp     WA       764,685     148,840     148,840           1.23    1.20    6.56    6.43
IWBK     InterWest Bancorp, Inc.            WA     1,413,926      96,338      93,662           1.11    1.05   15.69   14.79
MSEA     Metropolitan Bancorp               WA       761,014      51,166      46,402           0.78    0.83   11.41   12.23
STSA     Sterling Financial Corp.           WA     1,477,699      85,745      74,140           0.45    0.43    7.73    7.39
WFSL     Washington Federal, Inc.           WA     5,040,588     597,495     569,151           1.78    1.71   14.47   13.84
AADV     Advantage Bancorp, Inc.            WI       996,245      94,116      81,912           0.90    0.81    9.41    8.45
ABCW     Anchor BanCorp Wisconsin           WI     1,822,248     117,895     114,841           0.90    0.87   12.75   12.32
FCBF     FCB Financial Corp.                WI       265,172      46,655      46,655           1.09    1.07    5.71    5.62
FFEC     First Fed Bncshrs Eau Claire       WI       706,672      97,457      93,632           0.87    0.91    5.70    5.91
FTFC     First Federal Capital Corp.        WI     1,389,163      95,278      89,847           0.97    0.72   13.98   10.44
FFHC     First Financial Corp.              WI     5,579,294     407,905     388,953           1.31    1.26   18.55   17.93
FNGB     First Northern Capital Corp.       WI       580,128      70,754      70,754           0.78    0.75    6.12    5.85
HALL     Hallmark Capital Corp.             WI       377,157      27,011      27,011           0.60    0.57    7.17    6.80
MWFD     Midwest Federal Financial          WI       187,601      16,901      16,160           1.28    1.04   13.41   10.85
NWEQ     Northwest Equity Corp.             WI        91,804      11,720      11,720           1.00    0.95    6.91    6.54
OSBF     OSB Financial Corp.                WI       250,003      31,400      31,400           0.21    0.36    1.63    2.85
RELI     Reliance Bancshares, Inc.          WI        47,752      29,348          NA           1.28    1.29    2.64    2.65
SECP     Security Capital Corporation       WI     3,437,317     559,048     559,048           0.99    1.04    5.85    6.13
STFR     St. Francis Capital Corp.          WI     1,329,903     130,656     124,711           1.18    0.87   10.78    7.95
FOBC     Fed One Bancorp                    WV       343,028      41,188      39,077           1.00    1.00    7.93    7.92
CRZY     Crazy Woman Creek Bancorp          WY        50,324      15,453      15,453          NA      NA      NA      NA
TRIC     Tri-County Bancorp, Inc.           WY        76,718      12,408      12,408           0.95    0.92    5.13    4.99


                                                         CAPITAL ISSUES
                                                                 Number of   Mkt. Value
                                              IPO                  Shares    of Shares
                                             Date     Exchange    Outstg.      ($M)
                                           -----------------------------------------------
FFRV     Fidelity Financial Bankshares     05/01/86    NASDAQ      2,291,681        31.51
GSLC     Guaranty Financial Corp.             NA       NASDAQ        919,168         7.12
LIFB     Life Bancorp, Inc.                10/11/94    NASDAQ     10,097,094       142.62
VABF     Virginia Beach Fed. Financial     11/01/80    NASDAQ      4,965,094        34.14
VFFC     Virginia First Financial Corp.    01/01/78    NASDAQ      5,740,503        78.93
CASB     Cascade Financial Corp.           09/16/92    NASDAQ      2,045,894        32.22
FWWB     First SB of Washington Bancorp    11/01/95    NASDAQ     10,474,200       163.66
IWBK     InterWest Bancorp, Inc.              NA       NASDAQ      6,450,308       154.00
MSEA     Metropolitan Bancorp              01/09/90    NASDAQ      3,710,205        50.09
STSA     Sterling Financial Corp.             NA       NASDAQ      5,426,398        80.04
WFSL     Washington Federal, Inc.          11/17/82    NASDAQ     42,246,383       866.05
AADV     Advantage Bancorp, Inc.           03/23/92    NASDAQ      3,392,694       115.35
ABCW     Anchor BanCorp Wisconsin          07/16/92    NASDAQ      4,839,392       168.17
FCBF     FCB Financial Corp.               09/24/93    NASDAQ      2,459,614        43.04
FFEC     First Fed Bncshrs Eau Claire      10/12/94    NASDAQ      6,855,379       105.40
FTFC     First Federal Capital Corp.       11/02/89    NASDAQ      6,231,168       126.18
FFHC     First Financial Corp.             12/24/80    NASDAQ     29,905,406       672.87
FNGB     First Northern Capital Corp.      12/29/83    NASDAQ      4,394,725        67.02
HALL     Hallmark Capital Corp.            01/03/94    NASDAQ      1,413,280        21.20
MWFD     Midwest Federal Financial         07/08/92    NASDAQ      1,634,880        25.34
NWEQ     Northwest Equity Corp.            10/11/94    NASDAQ        945,392         9.81
OSBF     OSB Financial Corp.               07/01/92    NASDAQ      1,110,984        26.11
RELI     Reliance Bancshares, Inc.         04/19/96    NASDAQ      2,562,344        20.50
SECP     Security Capital Corporation      01/03/94    NASDAQ      9,314,365       554.20
STFR     St. Francis Capital Corp.         06/21/93    NASDAQ      5,586,837       139.67
FOBC     Fed One Bancorp                   01/19/95    NASDAQ      2,558,191        38.37
CRZY     Crazy Woman Creek Bancorp         03/29/96    NASDAQ      1,058,000        10.71
TRIC     Tri-County Bancorp, Inc.          09/30/93    NASDAQ        608,749        10.96

KELLER & COMPANY                                                   Page 12
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                          ASSETS AND EQUITY                           PROFITABILITY
                                                    Total       Total       Total                      Core            Core
                                                    Assets     Equity    Tang. Equity          ROAA    ROAA    ROAE    ROAE
                                            State   ($000)     ($000)      ($000)              (%)      (%)     (%)     (%)
                                            ----- ----------------------------------------------------------------------------
ALL THRIFTS
         AVERAGE                                   1,327,408     104,568      99,048           0.88    0.81    8.08    7.26
         MEDIAN                                      313,759      37,050      36,668           0.89    0.83    7.37    6.80
         HIGH                                     49,506,630   2,834,725   2,637,334           2.25    2.36   29.45   29.34
         LOW                                          27,596       3,410       3,410          -1.74   -1.74  -31.62  -31.74

AVERAGE FOR STATE
         MT                                          362,208      43,073      41,967           1.15    1.08    9.30    8.62

AVERAGE BY REGION
         MIDWEST                                     902,529      78,650      73,760           0.90    0.84    7.85    7.14
         NEW ENGLAND                                 940,345      77,329      75,365           0.69    0.58    6.48    5.23
         MID ATLANTIC                                587,865      61,477      59,018           0.97    0.92    8.49    8.05
         SOUTHEAST                                   885,540      77,712      72,670           0.95    0.87    9.56    8.39
         SOUTHWEST                                   890,833      90,274      88,070           0.57    0.51    5.36    4.69
         WEST                                      5,289,469     331,057     318,052           0.60    0.53    6.44    5.33

AVERAGE BY EXCHANGE
         NYSE                                     16,112,744     999,750     928,067           0.83    0.68   12.82   10.83
         AMEX                                        236,679      35,191      34,884           0.74    0.70    4.49    4.16
         OTC/NASDAQ                                  765,270      70,729      67,499           0.88    0.82    8.04    7.25



                                                                CAPITAL ISSUES
                                                                        Number of   Mkt. Value
                                                     IPO                  Shares    of Shares
                                                    Date     Exchange    Outstg.      ($M)
                                                   ----------------------------------------------
ALL THRIFTS
         AVERAGE                                                          5,860,310       124.09
         MEDIAN                                                           2,472,308        36.80
         HIGH                                                           137,392,481     3,280.25
         LOW                                                                229,588         2.30

AVERAGE FOR STATE
         MT                                                               2,610,458        47.51

AVERAGE BY REGION
         MIDWEST                                                          4,724,667       101.91
         NEW ENGLAND                                                      5,630,561        88.54
         MID ATLANTIC                                                     4,068,133        75.13
         SOUTHEAST                                                        4,969,255        76.19
         SOUTHWEST                                                        6,262,901       108.96
         WEST                                                            14,554,888       378.58

AVERAGE BY EXCHANGE
         NYSE                                                            43,349,126     1,232.98
         AMEX                                                             2,562,757        30.17
         OTC/NASDAQ                                                       4,398,289        80.63

                                   EXHIBIT 32

KELLER & COMPANY                                                      Page 1
Columbus, Ohio
614-766-1426

                                                               RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                                                                            PRICES AND PRICING RATIOS



                                                                PRO FORMA RATIOS                    CURRENT RATIOS
                                                         ******************************    *******************************
                                                                 Price/  Price/                    Price/   Price/
                                                         Price/   Book  Tang. Bk. Price/   Price/   Book   Tang. Bk. Price/
                                                  IPO    Earnings Value  Value   Assets    Earnings Value   Value   Assets
                                                 Date      (X)    (%)     (%)     (%)        (X)     (%)     (%)      (%)
                                               --------------------------------- --------  ------------------------ --------
   FFBA  First Colorado Bancorp, Inc.   CO     01/02/96       NA     NA       NA     NA         14.42  123.25   124.69   20.12
   LFBI  Little Falls Bancorp, Inc.     NJ     01/05/96       31.90  71.40    71.43  13.40      17.50   72.92    79.07   11.32
   BYFC  Broadway Financial Corp.       CA     01/09/96       13.30  68.50    68.48   8.00      NM      68.45    68.45    7.98
   FFOH  Fidelity Financial of Ohio     OH     03/04/96       NA     NA       NA     NA         15.04   76.75    76.75   15.61
   FFFD  North Central Bancshares, Inc. IA     03/21/96       NA     NA       NA     NA         11.66   87.23    87.23   25.03
   GAF   GA Financial, Inc.             PA     03/26/96       13.80  70.50    70.52  15.70      12.02   86.63    86.63   19.78
   CFTP  Community Federal Bancorp      MS     03/26/96       14.00  71.40    71.35  22.20      16.88   93.95    93.95   30.99
   PFFB  PFF Bancorp, Inc.              CA     03/29/96       26.60  69.00    68.99   9.50      23.32   82.82    83.79   11.21
   CRZY  Crazy Woman Creek Bancorp      WY     03/29/96       16.40  69.70    69.72  22.00      19.64   75.29    75.29   23.12
   SSM   Stone Street Bancorp, Inc.     NC     04/01/96       19.70  74.90    74.92  24.40      NA      84.52    84.52   30.00
   JXVL  Jacksonville Bancorp, Inc.     TX     04/01/96       NA     NA       NA     NA         NA      93.49    93.49   15.30
   WHGB  WHG Bancshares Corp.           MD     04/01/96       15.50  71.10    71.08  16.00      NA      NA       NA      NA
   PHFC  Pittsburgh Home Financial Corp PA     04/01/96       17.50  72.80    72.83  12.20      NA      82.11    82.11   13.56
   LONF  London Financial Corporation   OH     04/01/96       22.40  68.50    68.46  13.40      NA      74.07    74.07   15.83
   SSB   Scotland Bancorp, Inc          NC     04/01/96       16.20  74.80    74.83  24.20      NA      94.01    94.01   32.95
   AMFC  AMB Financial Corp.            IN     04/01/96       18.20  70.80    70.83  14.00      NA      73.68    73.68   15.04
   FBER  1st Bergen Bancorp             NJ     04/01/96       21.70  74.80    74.81  12.50      NA      76.62    76.62   13.06
   FFDF  FFD Financial Corp.            OH     04/03/96       17.40  69.90    69.87  19.80      NA      NA       NA      NA
   GSFC  Green Street Financial Corp.   NC     04/04/96       14.80  71.00    71.03  22.20      NA      96.75    96.75   33.92
   YFCB  Yonkers Financial Corporation  NY     04/18/96       16.10  74.90    74.93  14.60      NA      89.22    89.22   18.01
   RELI  Reliance Bancshares, Inc.      WI     04/19/96       22.50  72.50    72.47  38.90      NA      69.87    NA      42.92
   CBK   Citizens First Financial Corp. IL     05/01/96       15.30  73.10    73.10  11.00      NA      78.83    78.83   12.93
   FFBH  First Federal Bancshares of AR AR     05/03/96        9.80  63.40    63.39  10.20      NA      92.65    92.65   15.31
   LXMO  Lexington B&L Financial Corp.  MO     06/06/96       14.40  69.10    69.10  20.20      NA      69.64    69.64   21.29
   WWFC  Westwood Financial Corporation NJ     06/07/96       NA     NA       NA     NA         NA      NA       NA      NA
   CNSB  CNS Bancorp, Inc.              MO     06/12/96       26.10  69.30    69.35  16.20      NA      88.80    88.80   21.86
   CMSB  Commonwealth Bancorp, Inc.     PA     06/17/96       NA     NA       NA     NA         NA      87.81   115.28    9.75
   PRBC  Prestige Bancorp, Inc.         PA     06/27/96       24.60  61.90    61.90   9.50      NA      69.36    69.36   10.32
   WYNE  Wayne Bancorp, Inc.            NJ     06/27/96       16.70  60.90    60.94   9.70      NA      83.64    83.64   14.49
   PROV  Provident Financial Holdings   CA     06/28/96       18.20  60.90    60.87   8.20      NA      NA       NA      NA
   FLKY  First Lancaster Bancshares     KY     07/01/96       19.00  72.50    72.51  21.30      NA      NA       NA      NA
   EGLB  Eagle BancGroup, Inc.          IL     07/01/96       58.10  57.10    57.11   7.90      NA      NA       NA      NA
   HWEN  Home Financial Bancorp         IN     07/02/96       12.40  66.20    66.23  13.10      NA      NA       NA      NA
   OCFC  Ocean Financial Corp.          NJ     07/03/96       13.80  69.20    69.21  13.90      NA      NA       NA      NA



                                                           PRICES AND TREND FROM IPO DATE
                                                ******************************************************
                                                         1 Day          1 Week         1 Mo.
                                                 IPO     After          After          After
                                                Price     IPO     %      IPO     %      IPO     %
                                                 ($)      ($)   Change   ($)   Change   ($)   Change
                                                ------------------------------------------------------
   FFBA  First Colorado Bancorp, Inc.   CO      NA       11.44  NA      11.63  NA      12.00  NA
   LFBI  Little Falls Bancorp, Inc.     NJ      10.00    11.31  13.13   11.38  13.75   11.00  10.00
   BYFC  Broadway Financial Corp.       CA      10.00    10.38   3.75   10.25   2.50   10.25   2.50
   FFOH  Fidelity Financial of Ohio     OH      NA       10.50  NA      10.00  NA      10.13  NA
   FFFD  North Central Bancshares, Inc. IA      NA       10.88  NA      10.69  NA      10.44  NA
   GAF   GA Financial, Inc.             PA      10.00    11.38  13.75   11.50  15.00   11.00  10.00
   CFTP  Community Federal Bancorp      MS      10.00    12.63  26.25   12.88  28.75   12.63  26.25
   PFFB  PFF Bancorp, Inc.              CA      10.00    11.38  13.75   11.63  16.25   11.63  16.25
   CRZY  Crazy Woman Creek Bancorp      WY      10.00    NA     NA      10.75   7.50   10.50   5.00
   SSM   Stone Street Bancorp, Inc.     NC      15.00    17.50  16.67   18.00  20.00   17.75  18.33
   JXVL  Jacksonville Bancorp, Inc.     TX      NA       11.11  NA       9.63  NA       9.88  NA
   WHGB  WHG Bancshares Corp.           MD      10.00    11.13  11.25   11.06  10.60   11.25  12.50
   PHFC  Pittsburgh Home Financial Corp PA      10.00    11.00  10.00   11.00  10.00   10.63   6.25
   LONF  London Financial Corporation   OH      10.00    10.81   8.12   10.63   6.25   10.13   1.25
   SSB   Scotland Bancorp, Inc          NC      10.00    12.25  22.50   12.50  25.00   11.75  17.50
   AMFC  AMB Financial Corp.            IN      10.00    10.50   5.00   10.50   5.00   10.50   5.00
   FBER  1st Bergen Bancorp             NJ      10.00    10.00   0.00    9.50  (5.00)   9.63  (3.75)
   FFDF  FFD Financial Corp.            OH      10.00    10.50   5.00   10.50   5.00   10.31   3.10
   GSFC  Green Street Financial Corp.   NC      10.00    12.88  28.75   12.25  22.50   12.31  23.10
   YFCB  Yonkers Financial Corporation  NY      10.00     9.75  (2.50)  10.13   1.25    9.94  (0.60)
   RELI  Reliance Bancshares, Inc.      WI       8.00     8.38   4.69    8.25   3.13    7.94  (0.75)
   CBK   Citizens First Financial Corp. IL      10.00    10.50   5.00   10.00   0.00   10.13   1.25
   FFBH  First Federal Bancshares of AR AR      10.00    13.00  30.00   13.25  32.50   13.69  36.90
   LXMO  Lexington B&L Financial Corp.  MO      10.00     9.50  (5.00)   9.75  (2.50)  10.13   1.25
   WWFC  Westwood Financial Corporation NJ      NA       10.75  NA      10.38  NA      10.63  NA
   CNSB  CNS Bancorp, Inc.              MO      10.00    11.00  10.00   11.63  16.25   11.50  15.00
   CMSB  Commonwealth Bancorp, Inc.     PA      NA       10.50  NA      10.75  NA      10.00  NA
   PRBC  Prestige Bancorp, Inc.         PA      10.00    10.38   3.75   10.25   2.50    9.75  (2.50)
   WYNE  Wayne Bancorp, Inc.            NJ      10.00    11.13  11.25   11.38  13.75   11.25  12.50
   PROV  Provident Financial Holdings   CA      10.00    10.97   9.70   10.81   8.10   10.13   1.25
   FLKY  First Lancaster Bancshares     KY      10.00    13.50  35.00   13.38  33.75   13.75  37.50
   EGLB  Eagle BancGroup, Inc.          IL      10.00    11.25  12.50   11.25  12.50   11.13  11.25
   HWEN  Home Financial Bancorp         IN      10.00    10.25   2.50    9.88  (1.25)  10.50   5.00
   OCFC  Ocean Financial Corp.          NJ      20.00    21.25   6.25   20.13   0.63   21.00   5.00


KELLER & COMPANY                                                       Page 2
Columbus, Ohio
614-766-1426

                                                               RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                                                                            PRICES AND PRICING RATIOS



                                                                PRO FORMA RATIOS                    CURRENT RATIOS
                                                         ******************************    *******************************
                                                                 Price/  Price/                    Price/   Price/
                                                         Price/   Book  Tang. Bk. Price/   Price/   Book   Tang. Bk. Price/
                                                  IPO    Earnings Value  Value   Assets    Earnings Value   Value   Assets
                                                 Date      (X)    (%)     (%)     (%)        (X)     (%)     (%)      (%)
                                               --------------------------------- --------  ------------------------ --------
   MBSP  Mitchell Bancorp, Inc.         NC     07/12/96       94.50  68.10    68.13  25.80      NA      NA       NA      NA
   PWBK  Pennwood Savings Bank          PA     07/15/96       13.30  65.80    65.76  12.80      NA      NA       NA      NA
   ANA   Acadiana Bancshares, Inc.      LA     07/16/96       NA     69.90    69.92  12.70      NA      NA       NA      NA
   PFED  Park Bancorp, Inc.             IL     08/12/96       17.80  64.90    64.93  14.50      NA      NA       NA      NA


                                                           PRICES AND TREND FROM IPO DATE
                                               *******************************************************
                                                         1 Day          1 Week         1 Mo.
                                                 IPO     After          After          After
                                                Price     IPO     %      IPO     %      IPO     %
                                                 ($)      ($)   Change   ($)   Change   ($)   Change
                                                ------------------------------------------------------
   MBSP  Mitchell Bancorp, Inc.         NC     10.00    NA     NA      10.63   6.25   11.00  10.00
   PWBK  Pennwood Savings Bank          PA     10.00     9.50  (5.00)   9.13  (8.75)   9.63  (3.75)
   ANA   Acadiana Bancshares, Inc.      LA     12.00    12.00   0.00   11.75  (2.08)  12.38   3.13
   PFED  Park Bancorp, Inc.             IL     10.00    10.25   2.50   10.44   4.38   10.50   5.00

                                 EXHIBIT 33

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                   ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF EMPIRE FEDERAL SAVINGS AND LOAN ASSOCIATION


                                    NONE

                                   EXHIBIT 34


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                             AS OF SEPTEMBER 6, 1996



                                                                                           PER SHARE

                                                                  Latest  All Time All Time Monthly Quarterly Book          12 Month
                                                                   Price    High     Low    Change   Change   Value   Assets   Div.
                                           State Exchange           ($)     ($)      ($)     (%)      (%)      ($)     ($)      ($)
                                           ----- --------         ---------------- ---------------- -------- ---------------- ------

PFSL     Pocahontas FS&LA, MHC             AR       NASDAQ         15.000   17.250   9.500    3.45     1.69   13.78   232.28    0.72
CMSV     Community Savings, MHC            FL       NASDAQ         16.625   18.250  10.000    3.91     9.02   15.38   128.26    0.70
FFFL     Fidelity FSB of Florida, MHC      FL       NASDAQ         15.000   17.000   9.091   17.65     7.14   12.10   121.55    0.59
HARB     Harbor Federal Savings Bk, MHC    FL       NASDAQ         29.000   29.500  11.875   20.83    12.62   17.24   205.56    1.05
FFSX     First Fed SB of Siouxland, MHC    IA       NASDAQ         25.500   28.625   9.063   -0.97    -2.86   21.59   259.86    0.72
WCFB     Webster City Federal SB, MHC      IA       NASDAQ         13.250   13.500   8.813    6.00    -1.85   10.38    46.38    0.65
JXSB     Jacksonville Savings Bank, MHC    IL       NASDAQ         12.063   14.250  10.000   -8.96    -7.21   13.31   112.43    0.40
LFED     Leeds Federal Savings Bk, MHC     MD       NASDAQ         13.750   16.750   9.875    0.00     0.00   12.65    77.34    0.63
GFED     Guaranty Federal SB, MHC          MO       NASDAQ          9.750   12.500   8.000   -4.88   -13.33    8.69    59.37   NA
PULB     Pulaski Bank, Savings Bk, MHC     MO       NASDAQ         12.750   16.500  10.500    0.00    -8.93   10.93    85.70    0.80
FSLA     First Savings Bank, MHC           NJ       NASDAQ         16.500   17.500   5.579    4.76     1.54   14.07   147.79    0.38
FSNJ     First Savings Bk of NJ, MHC       NJ       NASDAQ         16.000   19.500  10.750   14.29    11.30   16.01   212.47    0.50
SBFL     SB of the Finger Lakes, MHC       NY       NASDAQ         15.375   17.000   8.125   -5.38    -3.91   11.31   110.61   NA
WAYN     Wayne Savings & Loan Co. MHC      OH       NASDAQ         19.250   22.000  11.255   -2.53    -7.23   15.50   167.32    0.83
GDVS     Greater Delaware Valley SB,MHC    PA       NASDAQ         10.000   13.000   9.250    5.26    -2.44    8.62    70.88    0.27
HARS     Harris Savings Bank, MHC          PA       NASDAQ         15.500   20.500  12.750    0.00    -1.59   13.32   137.45    0.55
NWSB     Northwest Savings Bank, MHC       PA       NASDAQ         11.625   13.500   7.375    4.49    -3.13    8.28    80.32    0.30
RVSB     Riverview Savings Bank, MHC       WA       NASDAQ         15.375   17.000   9.711    2.50     2.50   10.73    97.40    0.20



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                                   15.684   18.007   9.528    3.36    -0.37   12.99   130.72    0.58
         MEDIAN                                                    15.188   17.000   9.606    2.98    -1.72   12.98   116.99    0.61
         HIGH                                                      29.000   29.500  12.750   20.83    12.62   21.59   259.86    1.05
         LOW                                                        9.750   12.500   5.579   -8.96   -13.33    8.28    46.38    0.20





                                                         PRICING RATIOS

                                                   Price/    Price/   Price/  Price/Core  Total
                                                  Earnings  Bk. Value Assets  Earnings   Assets                 # Shares
                                                     (X)      (%)      (%)      (X)      ($000)    Region    Outstanding
                                                  --------  -------- -------- --------  --------  --------     --------

PFSL     Pocahontas FS&LA, MHC                       12.40   108.85     6.46    12.10   377,236      SE         1,624,088
CMSV     Community Savings, MHC                      15.39   108.09    12.96    15.11   626,045      SE         4,880,888
FFFL     Fidelity FSB of Florida, MHC                18.99   123.97    12.34    20.27   816,869      SE         6,720,252
HARB     Harbor Federal Savings Bk, MHC              13.18   168.21    14.11    13.18 1,014,013      SE         4,932,854
FFSX     First Fed SB of Siouxland, MHC              14.25   118.11     9.81    15.27   443,632      MW         1,707,209
WCFB     Webster City Federal SB, MHC                24.54   127.65    28.57    25.48    97,391      MW         2,100,000
JXSB     Jacksonville Savings Bank, MHC              22.76    90.63    10.73    28.05   143,044      MW         1,272,300
LFED     Leeds Federal Savings Bk, MHC               17.19   108.70    17.78    16.98   266,658      MA         3,448,000
GFED     Guaranty Federal SB, MHC                    NA      112.20    16.42    NA      185,546      MW         3,125,000
PULB     Pulaski Bank, Savings Bk, MHC               16.78   116.65    14.88    20.24   179,457      MW         2,094,000
FSLA     First Savings Bank, MHC                     13.75   117.27    11.16    13.41   962,343      MA         6,511,756
FSNJ     First Savings Bk of NJ, MHC                 43.24    99.94     7.53    18.60   650,650      MA         3,062,321
SBFL     SB of the Finger Lakes, MHC                 NA      135.94    13.90    NA      197,438      MA         1,785,000
WAYN     Wayne Savings & Loan Co. MHC                18.51   124.19    11.50    19.44   250,266      MW         1,495,707
GDVS     Greater Delaware Valley SB,MHC              47.62   116.01    14.11    40.00   231,971      MA         3,272,500
HARS     Harris Savings Bank, MHC                    29.25   116.37    11.28    20.39 1,541,717      MA        11,216,400
NWSB     Northwest Savings Bank, MHC                 15.10   140.40    14.47    14.53 1,877,529      MA        23,376,000
RVSB     Riverview Savings Bank, MHC                 12.30   143.29    15.79    13.37   213,868      WE         2,195,781



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                     20.95   120.92    13.54    19.15
         MEDIAN                                      16.99   116.96    13.43    17.79
         HIGH                                        47.62   168.21    28.57    40.00
         LOW                                         12.30    90.63     6.46    12.10


                                   EXHIBIT 35

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                             AS OF SEPTEMBER 6, 1996




                                                             ASSETS AND EQUITY                               PROFITABILITY
                                                         Total         Total        Total                        Core
                                                        Assets        Equity     Tang. Equity          ROAA      ROAA       ROAE
                                         State          ($000)        ($000)       ($000)              (%)        (%)        (%)
                                         -----    -------------------------------------------------------------------------------
PFSL     Pocahontas FS&LA, MHC            AR            377,236        22,374      22,374              0.56       0.58       9.42
CMSV     Community Savings, MHC           FL            626,045        75,066      75,066              0.88       0.90       7.10
FFFL     Fidelity FSB of Florida, MHC     FL            816,869        80,577      79,672              0.67       0.63       6.57
HARB     Harbor Federal Savings Bk, MHC   FL          1,014,013        85,062      81,880              1.18       1.18      13.57
FFSX     First Fed SB of Siouxland, MHC   IA            443,632        36,857      36,502              0.70       0.65       8.44
WCFB     Webster City Federal SB, MHC     IA             97,391        21,805      21,805              1.16       1.12       5.24
JXSB     Jacksonville Savings Bank, MHC   IL            143,044        16,931      16,930              0.48       0.39       4.16
LFED     Leeds Federal Savings Bk, MHC    MD            266,658        43,610      43,610              1.03       1.04       6.32
GFED     Guaranty Federal SB, MHC         MO            185,546        27,165      27,165              1.02       0.56       7.11
PULB     Pulaski Bank, Savings Bk, MHC    MO            179,457        22,881      22,881              0.88       0.74       7.15
FSLA     First Savings Bank, MHC          NJ            962,343        91,613      79,849              0.85       0.87       9.06
FSNJ     First Savings Bk of NJ, MHC      NJ            650,650        49,020      49,020              0.19       0.43       2.24
SBFL     SB of the Finger Lakes, MHC      NY            197,438        20,189      20,189             NA         NA         NA
WAYN     Wayne Savings & Loan Co. MHC     OH            250,266        23,186      23,186              0.62       0.59       6.73
GDVS     Greater Delaware Valley SB,MHC   PA            231,971        28,202      28,202              0.31       0.35       2.50
HARS     Harris Savings Bank, MHC         PA          1,541,717       149,403     125,498              0.46       0.63       3.94
NWSB     Northwest Savings Bank, MHC      PA          1,877,529       190,651     181,003              1.05       1.08       9.48
RVSB     Riverview Savings Bank, MHC      WA            213,868        23,567      20,993              1.32       1.21      12.07



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                        559,760        56,009      53,101              0.79       0.76       7.12
         MEDIAN                                         321,947        32,530      32,352              0.85       0.65       7.10
         HIGH                                         1,877,529       190,651     181,003              1.32       1.21      13.57
         LOW                                             97,391        16,931      16,930              0.19       0.35       2.24




                                                                               CAPITAL ISSUES
                                              Core                                        Number of    Mkt. Value
                                              ROAE             IPO                         Shares      of Shares
                                               (%)             Date        Exchange        Outstg.        ($M)
                                             -----------   ------------- -------------  ------------- -------------
PFSL     Pocahontas FS&LA, MHC                  9.65         04/05/94       NASDAQ          1,624,088      23.96
CMSV     Community Savings, MHC                 7.25         10/24/94       NASDAQ          4,880,888      78.09
FFFL     Fidelity FSB of Florida, MHC           6.19         01/07/94       NASDAQ          6,720,252      89.04
HARB     Harbor Federal Savings Bk, MHC        13.56         01/06/94       NASDAQ          4,932,854     124.55
FFSX     First Fed SB of Siouxland, MHC         7.86         07/13/92       NASDAQ          1,707,209      42.25
WCFB     Webster City Federal SB, MHC           5.05         08/15/94       NASDAQ          2,100,000      27.30
JXSB     Jacksonville Savings Bank, MHC         3.41         04/21/95       NASDAQ          1,272,300      16.54
LFED     Leeds Federal Savings Bk, MHC          6.37         05/02/94       NASDAQ          3,448,000      51.72
GFED     Guaranty Federal SB, MHC               3.92         04/10/95       NASDAQ          3,125,000      36.72
PULB     Pulaski Bank, Savings Bk, MHC          5.95         05/11/94       NASDAQ          2,094,000      29.32
FSLA     First Savings Bank, MHC                9.32         07/10/92       NASDAQ          6,511,756     102.56
FSNJ     First Savings Bk of NJ, MHC            5.05         01/09/95       NASDAQ          3,062,321      43.64
SBFL     SB of the Finger Lakes, MHC            NA           11/11/94       NASDAQ          1,785,000      28.56
WAYN     Wayne Savings & Loan Co. MHC           6.36         06/25/93       NASDAQ          1,495,707      31.04
GDVS     Greater Delaware Valley SB,MHC         2.89         03/03/95       NASDAQ          3,272,500      32.73
HARS     Harris Savings Bank, MHC               5.35         01/25/94       NASDAQ         11,216,400     182.27
NWSB     Northwest Savings Bank, MHC            9.84         11/07/94       NASDAQ         23,376,000     262.98
RVSB     Riverview Savings Bank, MHC           11.05         10/26/93       NASDAQ          2,195,781      31.56



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                     7.00                                   4,712,225      68.60
         MEDIAN                                      6.36                                   3,093,661      39.49
         HIGH                                       13.56                                  23,376,000     262.98
         LOW                                         2.89                                   1,272,300      16.54


                                   EXHIBIT 36

KELLER & COMPANY
Columbus, Ohio
614-766-1426



                   EMPIRE FEDERAL SAVINGS & LOAN ASSOCIATION
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS



General Parameters:
           States: CA CO ID IA KS MN MO MT
                        NM SD TX WA WI WY
           IPO Date: <= 03/31/95                                                                         Total
           Asset size: <= $400,000,000                            Cash &            1-4 Fam.  Total Net Net Loans Borrowed
                                                        Total    Invest./    MBS/   Loans/    Loans/    & MBS/    Funds/   Equity/
                                                       Assets     Assets    Assets  Assets    Assets    Assets    Assets    Assets
                                             IPO Date  ($000)      (%)        (%)    (%)        (%)       (%)       (%)      (%)
                                            --------- ------------------------------------------------------------------------------
      EMPIRE FEDERAL
        SAVINGS & LOAN ASSOCIATION              --       86,810      7.35     40.54   40.55     48.25     88.79      1.73    18.29

      DEFINED PARAMETERS FOR                 Prior to                                 20.00 -   30.00 -   55.00 -             7.00 -
      INCLUSION IN COMPARABLE GROUP          03/31/95 <$400,000    <45.00    <45.00   70.00     85.00     97.00    <30.00    25.00

MIVI  Mississippi View Holding Co.      MN   03/24/95    69,322     28.70      7.72   47.41     60.79     68.50      0.00    18.40
HZFS  Horizon Financial Svcs Corp.      IA   06/30/94    73,464     30.05      0.00   43.29     66.84     66.84     13.15    11.42
MORG  Morgan Financial Corp.            CO   01/11/93    74,130     24.81      2.92   63.05     70.49     73.40     25.29    13.97
SFFC  StateFed Financial Corporation    IA   01/05/94    76,705     13.17      0.00   52.67     81.75     81.75     19.56    19.46
TRIC  Tri-County Bancorp, Inc.          WY   09/30/93    76,718     41.19     16.66   30.95     40.87     57.53     24.05    16.17
PCBC  Perry County Financial Corp.      MO   02/13/95    80,394     NA        NA      10.93     13.81     NA         3.11    18.77
GFSB  GFS Bancorp, Inc.                 IA   01/06/94    83,305      8.02      4.12   55.32     86.16     90.28     23.19    11.94
NWEQ  Northwest Equity Corp.            WI   10/11/94    91,804      7.52      8.66   53.69     80.09     88.75     21.52    12.77
FSSB  First FS&LA of San Bernardino     CA   02/02/93   102,436     17.85     10.20   39.60     66.20     76.40      0.00     4.62
UBMT  United Financial Corp.            MT   09/23/86   104,195     47.77     18.32   20.05     29.73     48.05      0.19    23.52
FFSL  First Independence Corp.          KS   10/08/93   105,771     17.42     19.72   49.38     61.24     80.96     21.46    12.34
FSBC  First Savings Bank, FSB           NM   08/08/86   112,436     10.36     52.38   19.69     34.03     86.41      0.00     4.94
MIFC  Mid-Iowa Financial Corp.          IA   10/14/92   115,260     19.74     25.74   39.47     52.80     78.54     20.82     9.38
ETFS  East Texas Financial Services     TX   01/10/95   115,339     34.34     23.20   33.04     40.18     63.38      0.00    18.91
MWBI  Midwest Bancshares, Inc.          IA   11/12/92   138,628     16.11     23.61   44.47     57.32     80.93     20.20     6.67
FBSI  First Bancshares, Inc.            MO   12/22/93   143,671     14.00      0.66   63.98     82.68     83.34      9.43    16.52
SMBC  Southern Missouri Bancorp, Inc    MO   04/13/94   161,992     21.97     19.23   40.31     56.48     75.71      7.13    16.40
MWFD  Midwest Federal Financial         WI   07/08/92   187,601     15.70      8.14   31.70     72.07     80.22      9.20     9.01


KELLER & COMPANY
Columbus, Ohio
614-766-1426



                   EMPIRE FEDERAL SAVINGS & LOAN ASSOCIATION
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
           States: CA CO ID IA KS MN MO MT
                        NM SD TX WA WI WY
           IPO Date: <= 03/31/95                                                                         Total
           Asset size: <= $400,000,000                            Cash &            1-4 Fam.  Total Net Net Loans Borrowed
                                                        Total    Invest./    MBS/   Loans/    Loans/    & MBS/    Funds/   Equity/
                                                       Assets     Assets    Assets  Assets    Assets    Assets    Assets    Assets
                                             IPO Date  ($000)      (%)        (%)    (%)        (%)       (%)       (%)      (%)
                                            --------- ------------------------------------------------------------------------------
EMPIRE FEDERAL
SAVINGS & LOAN ASSOCIATION                     --       88,810      7.35     40.54   40.55     48.25     88.79      1.73    18.29
DEFINED PARAMETERS FOR                       Prior to                                 20.00-    30.00-    55.00-              7.00-
INCLUSION IN COMPARABLE GROUP                03/31/95 <$400,000    <45.00    <45.00   70.00     85.00     97.00    <30.00    25.00
MBLF  MBLA Financial Corp.              MO   06/24/93   195,074     10.77     34.89   48.90     53.50     88.38     40.06    14.54
LARK  Landmark Bancshares, Inc.         KS   03/28/94   200,469     27.20     12.61   44.89     58.49     71.10      8.68    16.49
CAPS  Capital Savings Bancorp, Inc.     MO   12/29/93   202,554      6.76     13.94   68.57     77.52     91.47     13.82    10.43
OSBF  OSB Financial Corp.               WI   07/01/92   250,003     30.09      0.06   49.66     67.63     67.69     20.89    12.56
FBHC  Fort Bend Holding Corp.           TX   06/30/93   254,739     30.33     26.15   23.42     39.85     66.00      8.80     7.07
FCBF  FCB Financial Corp.               WI   09/24/93   265,172     NA        NA      50.04     83.00     NA        21.59    17.59
SMFC  Sho-Me Financial Corp.            MO   07/01/94   280,027      7.43      3.03   62.52     86.68     89.71     27.79    10.99
MCBS  Mid Continent Bancshares Inc.     KS   06/27/94   313,759     30.20     11.47   42.98     50.62     62.09     18.01    11.70
MBBC  Monterey Bay Bancorp, Inc.        CA   02/15/95   317,347     13.72     11.37   62.07     72.05     83.42     15.63    14.75
FFHH  FSF Financial Corp.               MN   10/07/94   331,395     36.76      0.03   41.45     60.92     60.95     28.30    14.37
CASB  Cascade Financial Corp.           WA   09/16/92   334,431     14.18     12.92   49.13     69.85     82.77     26.61     6.22
CASH  First Midwest Financial, Inc.     IA   09/20/93   342,095     22.44      9.67   22.17     65.12     74.78     27.85    11.41
SFBM  Security Bancorp                  MT   11/20/86   372,239     23.99     20.16   23.30     50.40     70.55     12.02     8.25
HALL  Hallmark Capital Corp.            WI   01/03/94   377,157     21.47     17.12   40.09     59.61     76.72     30.21     7.16
PMFI  Perpetual Midwest Financial       IA   03/31/94   383,273     10.59      8.44   35.05     77.74     86.18     21.06     9.29

                                   EXHIBIT 37


                                                                          Page 1

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                   EMPIRE FEDERAL SAVINGS & LOAN ASSOCIATION
                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters



General Parameters:
           States: CA CO ID IA KS MN MO MT
                        NM SD TX WA WI WY
           IPO Date: <= 03/31/95
           Asset size: <= $400,000,000                                      OPERATING PERFORMANCE                 ASSET QUALITY*
                                                                                 Net     Operating Noninterest
                                                       Total                   Interest  Expenses/  Income/   NPA/    REO/ Reserves/
                                                      Assets     ROAA    ROAE  Margin**   Assets    Assets   Assets  Assets  Assets
                                           IPO Date   ($000)      (%)     (%)    (%)        (%)       (%)     (%)      (%)    (%)
                                           ----------------------------------------------------------------  -----------------------
     EMPIRE FEDERAL
       SAVINGS & LOAN ASSOCIATION             --      86,810     0.72    3.99    3.57      3.18      1.00     0.00    0.00    0.23

     DEFINED PARAMETERS FOR                Prior to              0.55-    3.00-  2.75-     2.00-
     INCLUSION IN COMPARABLE GROUP         03/31/95   <400,000   1.35    10.00   4.25      3.90      <1.25   <1.00    <0.20  >0.20

MIVI Mississippi View Holding Co.      MN  03/24/95     69,322   1.31    6.73    4.02      2.33      0.27     0.51    0.00    1.27
HZFS Horizon Financial Svcs Corp.      IA  06/30/94     73,464   0.53    4.38    3.50      2.64      0.50      NA      NA      NA
MORG Morgan Financial Corp.            CO  01/11/93     74,130   1.02    6.82    3.04      1.51      0.03     0.35    0.19    0.16
SFFC StateFed Financial Corporation    IA  01/05/94     76,705   1.19    5.99    3.69      1.71      0.07      NA      NA     0.31
TRIC Tri-County Bancorp, Inc.          WY  09/30/93     76,718   0.95    5.13    3.43      2.14      0.18     0.22    0.17    0.54
PCBC Perry County Financial Corp.      MO  02/13/95     80,394   0.88    4.36    2.78      1.23      0.03      NA      NA     0.01
GFSB GFS Bancorp, Inc.                 IA  01/06/94     83,305   1.16    9.19    3.46      1.73      0.12     1.15    0.27    0.77
NWEQ Northwest Equity Corp.            WI  10/11/94     91,804   1.00    6.91    4.11      2.68      0.42     0.92    0.16    0.47
FSSB First FS&LA of San Bernardino     CA  02/02/93    102,436   -1.10  -19.76   3.13      4.13      0.86     3.31    1.01    1.06
UBMT United Financial Corp.            MT  09/23/86    104,195   1.52    6.66    3.59      2.03      0.61     0.80    0.65    0.07
FFSL First Independence Corp.          KS  10/08/93    105,771   1.10    8.51    3.14      1.72      0.22     0.37    0.01    0.65
FSBC First Savings Bank, FSB           NM  08/08/86    112,436   0.34    7.13    2.57      2.88      0.59     1.49    0.06    0.35
MIFC Mid-Iowa Financial Corp.          IA  10/14/92    115,260   0.93    10.00   2.83      2.18      0.80     0.05    0.00    0.24
ETFS East Texas Financial Services     TX  01/10/95    115,339   0.81    4.17    3.19      2.17      0.23     0.23    0.00    0.25
MWBI Midwest Bancshares, Inc.          IA  11/12/92    138,628   1.01    14.64   2.95      1.91      0.16     0.28    0.14    0.48

                                      130

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                   EMPIRE FEDERAL SAVINGS & LOAN ASSOCIATION
                           COMPARABLE GROUP SELECTION

               OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                            Most Recent Four Quarters



General Parameters:
           States: CA CO ID IA KS MN MO MT
                        NM SD TX WA WI WY
           IPO Date: <= 03/31/95
           Asset size: <= $400,000,000                                      OPERATING PERFORMANCE                 ASSET QUALITY*
                                                                                 Net     Operating Noninterest
                                                       Total                   Interest  Expenses/  Income/   NPA/    REO/ Reserves/
                                                      Assets     ROAA    ROAE  Margin**   Assets    Assets   Assets  Assets  Assets
                                           IPO Date   ($000)      (%)     (%)    (%)        (%)       (%)     (%)      (%)    (%)
                                           ----------------------------------------------------------------  -----------------------
EMPIRE FEDERAL
 SAVINGS & LOAN ASSOCIATION                   --       86,810    0.72    3.99    3.57      3.18      1.00     0.00    0.00    0.23
DEFINED PARAMETERS FOR                     Prior to              0.55-   3.00-   2.75-     2.00-
INCLUSION IN COMPARABLE GROUP              03/31/95   <400,000   1.35   10.00    4.25      3.90     <1.25    <1.00   <0.20   >0.20
FBSI First Bancshares, Inc.            MO  12/22/93    143,671   0.85    4.90    3.40      2.13      0.23     0.57    0.00    0.36
SMBC Southern Missouri Bancorp, Inc    MO  04/13/94    161,992   0.87    4.98    3.02      2.08      0.31     0.97    0.42    0.38
MWFD Midwest Federal Financial         WI  07/08/92    187,601   1.28    13.41   4.15      3.01      0.86     0.19    0.00    0.75
MBLF MBLA Financial Corp.              MO  06/24/93    195,074   0.70    4.83    1.94      0.79      0.01     0.33    0.03    0.27
LARK Landmark Bancshares, Inc.         KS  03/28/94    200,469   0.93    5.45    2.85      1.69      0.24     0.06    0.00    0.36
CAPS Capital Savings Bancorp, Inc.     MO  12/29/93    202,554   0.95    8.96    3.42      2.13      0.37     0.20    0.03    0.30
OSBF OSB Financial Corp.               WI  07/01/92    250,003   0.21    1.63    2.85      2.15      0.26     0.22    0.00    0.40
FBHC Fort Bend Holding Corp.           TX  06/30/93    254,739   0.70    9.62    2.78      2.38      0.68     0.72    0.05    0.54
FCBF FCB Financial Corp.               WI  09/24/93    265,172   1.09    5.71    3.48      1.82      0.26     0.12    0.00    0.42
SMFC Sho-Me Financial Corp.            MO  07/01/94    280,027   0.85    6.89    3.23      2.13      0.35     0.06    0.02    0.62
MCBS Mid Continent Bancshares Inc.     KS  06/27/94    313,759   1.27    9.59    2.98      3.26      2.24     0.10    0.01    0.12
MBBC Monterey Bay Bancorp, Inc.        CA  02/15/95    317,347   0.32    2.16    2.77      2.23      0.23     0.61    0.04    0.42
FFHH FSF Financial Corp.               MN  10/07/94    331,395   0.64    3.79    3.06      2.31      0.40     0.07    0.04    0.23
CASB Cascade Financial Corp.           WA  09/16/92    334,431   0.71    11.28   2.68      2.19      0.21     1.58    0.22    0.88
CASH First Midwest Financial, Inc.     IA  09/20/93    342,095   1.06    8.14    3.50      2.07      0.39     0.20    0.03    0.53

                                      131

KELLER & COMPANY                                                      Page 3
Columbus, Ohio
614-766-1426
                      EMPIRE FEDERAL SAVINGS & LOAN ASSOCIATION
                              COMPARABLE GROUP SELECTION
                  OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                         Most Recent Four Quarters


General Parameters:
           States: CA CO ID IA KS MN MO MT
                        NM SD TX WA WI WY
           IPO Date: <= 03/31/95
           Asset size: <= $400,000,000                                      OPERATING PERFORMANCE                 ASSET QUALITY*
                                                                                 Net     Operating Noninterest
                                                       Total                   Interest  Expenses/  Income/   NPA/    REO/ Reserves/
                                                      Assets     ROAA    ROAE  Margin**   Assets    Assets   Assets  Assets  Assets
                                           IPO Date   ($000)      (%)     (%)    (%)        (%)       (%)     (%)      (%)    (%)
                                           ---------------------------------------------------------------  ------------------------
EMPIRE FEDERAL
 SAVINGS & LOAN ASSOCIATION                   --        86,810   0.72    3.99    3.57      3.18      1.00     0.00    0.00    0.23
DEFINED PARAMETERS FOR                     Prior to              0.55-   3.00-   2.75-     2.00-
INCLUSION IN COMPARABLE GROUP              03/31/95   <400,000   1.35   10.00    4.25      3.90     <1.25    <1.00   <0.20   >0.20
SFBM Security Bancorp                  MT  11/20/86    372,239   0.71    8.22    3.16      2.89      0.82     0.23    0.00    0.32
HALL Hallmark Capital Corp.            WI  01/03/94    377,157   0.60    7.17    2.45      1.76      0.30     0.03    0.00    0.33
PMFI Perpetual Midwest Financial       IA  03/31/94    383,273   0.41    4.16    2.58      2.11      0.29     0.39    0.00    0.70

* Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
**   Based on average interest-earning assets.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                    EMPIRE FEDERAL SAVINGS & LOAN ASSOCIATION
                             FINAL COMPARABLE GROUP

                              BALANCE SHEET RATIOS




                                                                                                           Total
                                                                  Cash &             1-4 Fam.  Total Net  Net Loans Borrowed
                                                      Total      Invest./    MBS/     Loans/     Loans/    & MBS/    Funds/  Equity/
                                                     Assets      Assets    Assets    Assets     Assets    Assets    Assets   Assets
                                          IPO Date   ($000)       (%)        (%)       (%)       (%)        (%)       (%)     (%)
                                         ------------------------------------------------------------------------------------------
      EMPIRE FEDERAL
        SAVINGS & LOAN ASSOCIATION           --        86,810     7.35     40.54     40.55      48.25     88.79      1.73    18.29

      DEFINED PARAMETERS FOR              Prior to                                   20.00-     30.00-    55.00-              7.00-
      INCLUSION IN COMPARABLE GROUP       03/31/95  <$400,000   <45.00    <45.00     70.00      85.00     97.00    <30.00    25.00

MIVI  Mississippi View Holding Co.    MN  03/24/95     69,322    28.70      7.72     47.41      60.79     68.50      0.00    18.40
TRIC  Tri-County Bancorp, Inc.        WY  09/30/93     76,718    41.19     16.66     30.95      40.87     57.53     24.05    16.17
NWEQ  Northwest Equity Corp.          WI  10/11/94     91,804     7.52      8.66     53.69      80.09     88.75     21.52    12.77
MIFC  Mid-Iowa Financial Corp.        IA  10/14/92    115,260    19.74     25.74     39.47      52.80     78.54     20.82     9.38
ETFS  East Texas Financial Services   TX  01/10/95    115,339    34.34     23.20     33.04      40.18     63.38      0.00    18.91
FBSI  First Bancshares, Inc.          MO  12/22/93    143,671    14.00      0.66     63.98      82.68     83.34      9.43    16.52
CAPS  Capital Savings Bancorp, Inc.   MO  12/29/93    202,554     6.76     13.94     68.57      77.52     91.47     13.82    10.43
FBHC  Fort Bend Holding Corp.         TX  06/30/93    254,739    30.33     26.15     23.42      39.85     66.00      8.80     7.07
FFHH  FSF Financial Corp.             MN  10/07/94    331,395    36.76      0.03     41.45      60.92     60.95     28.30    14.37
SFBM  Security Bancorp                MT  11/20/86    372,239    23.99     20.16     23.30      50.40     70.55     12.02     8.25


                                 AVERAGE              177,304    24.33     14.29     42.53      58.61     72.90     13.88    13.23
                                  MEDIAN              129,505    26.34     15.30     40.46      56.80     69.53     12.92    13.57
                                    HIGH              372,239    41.19     26.15     68.57      82.68     91.47     28.30    18.91
                                     LOW               69,322     6.76      0.03     23.30      39.85     57.53      0.00     7.07





                                   EXHIBIT 39

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                    EMPIRE FEDERAL SAVINGS & LOAN ASSOCIATION
                             FINAL COMPARABLE GROUP

                 OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                           Most Recent Four Quarters



                                                                            OPERATING PERFORMANCE                ASSET QUALITY*
                                                                                   Net    Operating Noninterest
                                                         Total                   Interest  Expenses/ Income/   NPA/   REO/ Reserves/
                                                        Assets     ROAA   ROAE   Margin**   Assets   Assets   Assets  Assets  Assets
                                             IPO Date   ($000)      (%)    (%)     (%)        (%)     (%)      (%)    (%)     (%)
                                             --------------------------------------------------------------- -----------------------
     EMPIRE FEDERAL
       SAVINGS & LOAN ASSOCIATION               --      86,810     0.72   3.99     3.57      3.18    1.00     0.00    0.00    0.23

     DEFINED PARAMETERS FOR                  Prior to              0.55-   3.00-   2.75-     2.00-
     INCLUSION IN COMPARABLE GROUP           03/31/95   <400,000   1.35   10.00    4.25      3.90    <1.25    <1.00  <0.20   >0.20

MIVI Mississippi View Holding Co.        MN  03/24/95     69,322   1.31   6.73     4.02      2.33    0.27     0.51    0.00    1.27
TRIC Tri-County Bancorp, Inc.            WY  09/30/93     76,718   0.95   5.13     3.43      2.14    0.18     0.22    0.17    0.54
NWEQ Northwest Equity Corp.              WI  10/11/94     91,804   1.00   6.91     4.11      2.68    0.42     0.92    0.16    0.47
MIFC Mid-Iowa Financial Corp.            IA  10/14/92    115,260   0.93   10.00    2.83      2.18    0.80     0.05    0.00    0.24
ETFS East Texas Financial Services       TX  01/10/95    115,339   0.81   4.17     3.19      2.17    0.23     0.23    0.00    0.25
FBSI First Bancshares, Inc.              MO  12/22/93    143,671   0.85   4.90     3.40      2.13    0.23     0.57    0.00    0.36
CAPS Capital Savings Bancorp, Inc.       MO  12/29/93    202,554   0.95   8.96     3.42      2.13    0.37     0.20    0.03    0.30
FBHC Fort Bend Holding Corp.             TX  06/30/93    254,739   0.70   9.62     2.78      2.38    0.68     0.72    0.05    0.54
FFHH FSF Financial Corp.                 MN  10/07/94    331,395   0.64   3.79     3.06      2.31    0.40     0.07    0.04    0.23
SFBM Security Bancorp                    MT  11/20/86    372,239   0.71   8.22     3.16      2.89    0.82     0.23    0.00    0.32


                                    AVERAGE              177,304   0.89   6.84     3.34      2.33    0.44     0.37    0.05    0.45
                                     MEDIAN              129,505   0.89   6.82     3.30      2.25    0.39     0.23    0.02    0.34
                                       HIGH              372,239   1.31   10.00    4.11      2.89    0.82     0.92    0.17    1.27
                                        LOW               69,322   0.64   3.79     2.78      2.13    0.18     0.05    0.00    0.23

* Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
**   Based on average interest-earning assets.

                                   EXHIBIT 40

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                    EMPIRE FEDERAL SAVINGS & LOAN ASSOCIATION
           COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS


                                                                                                  Most Recent Quarter
                                                                                                                 Total  Goodwill
                                                                 Number          Conversion Total  Int. Earning   Net      and
                                                                   of              (IPO)   Assets    Assets     Loans   Intang.
                                                                 Offices Exchange   Date   ($000)    ($000)     ($000)   ($000)
                                                                 ------------------------  -------------------------------------
SUBJECT
         EMPIRE FEDERAL SAVINGS
            AND LOAN ASSOCIATION            Livingston       MT   3       NA       NA       86,810    84,311     41,882      4


COMPARABLE GROUP
   CAPS Capital Savings Bancorp, Inc.       Jefferson City   MO   7     NASDAQ  12/29/93   202,554   194,109    157,027       0
   ETFS East Texas Financial Services, Inc. Tyler            TX   2     NASDAQ  01/10/95   115,339   112,615     46,344       0
   FBSI First Bancshares, Inc.              Mountain Grove   MO   5     NASDAQ  12/22/93   143,671   136,312    118,780      43
   FBHC Fort Bend Holding Corp.             Rosenberg        TX   6     NASDAQ  06/30/93   254,739   232,972    101,509       0
   FFHH FSF Financial Corp.                 Hutchinson       MN   11    NASDAQ  10/07/94   331,395   324,400    201,885       0
   MIFC Mid-Iowa Financial Corp.            Newton           IA   6     NASDAQ  10/14/92   115,260   115,316     60,862      16
   MIVI Mississippi View Holding Company    Little Falls     MN   1     NASDAQ  03/24/95    69,322    67,721     42,139       0
   NWEQ Northwest Equity Corporation        Amery            WI   3     NASDAQ  10/11/94    91,804    85,004     73,529       0
   SFBM Security Bancorp                    Billings         MT   16    NASDAQ  11/20/86   372,239   337,414    187,591   4,377
   TRIC Tri-County Bancorp, Inc.            Torrington       WY   2     NASDAQ  09/30/93    76,718    72,044     31,353       0

        Average                                                  5.9                       177,304   167,791    102,102     444
        Median                                                   5.5                       129,505   125,814     87,519       0
        High                                                     16.0                      372,239   337,414    201,885   4,377
        Low                                                       1.0                       69,322   67,721     31,353        0




                                                    Most Recent Quarter


                                                       Total    Total
                                                    Deposits   Equity
                                                      ($000)    ($000)
                                                  ---------------------
SUBJECT
         EMPIRE FEDERAL SAVINGS
            AND LOAN ASSOCIATION                      68,548    15,876


COMPARABLE GROUP
   CAPS Capital Savings Bancorp, Inc.                150,636    21,136
   ETFS East Texas Financial Services, Inc.           92,457    21,815
   FBSI First Bancshares, Inc.                       105,960    23,729
   FBHC Fort Bend Holding Corp.                      204,875    18,008
   FFHH FSF Financial Corp.                          188,386    47,624
   MIFC Mid-Iowa Financial Corp.                      78,705    10,807
   MIVI Mississippi View Holding Company              55,988    12,752
   NWEQ Northwest Equity Corporation                  59,835    11,720
   SFBM Security Bancorp                             289,628    30,704
   TRIC Tri-County Bancorp, Inc.                      45,454    12,408

        Average                                      127,192    21,070
        Median                                        99,209    19,572
        High                                         289,628    47,624
        Low                                           45,454    10,807


                                   EXHIBIT 41

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                    EMPIRE FEDERAL SAVINGS & LOAN ASSOCIATION
                     COMPARABLE GROUP MARKET AREA COMPARISON







                                                                        1990-1995                    Median      Median
                                                                        Population   Per Capita    Household     Housing    Median
                                                            1995          Growth       Income        Income       Value      Rent
                                                         Population        (%)          ($)           ($)          ($)        ($)
SUBJECT
                 EMPIRE FEDERAL SAVINGS
                    AND LOAN ASSOCIATION                      78,883       15.7         11,068        24,493      64,792       274


COMPARABLE GROUP
     CAPS        Capital Savings Bancorp, Inc.       MO       67,858        6.7         15,908        34,005      60,214       256
     ETFS        East Texas Financial Services, Inc. TX      160,814        6.3         14,465        28,615      59,947       296
     FBSI        First Bancshares, Inc.              MO       40,454        5.9          9,017        17,372      32,541       152
     FBHC        Fort Bend Holding Corp.             TX      292,643       29.8         18,949        49,691      71,614       401
     FFHH        FSF Financial Corp.                 MN      647,520       12.1         21,449        50,202      82,225       416
     MIFC        Mid-Iowa Financial Corp.            IA       35,197        1.2         13,732        29,685      46,037       240
     MIVI        Mississippi View Holding Company    MN       27,292        4.9         20,083        42,761      64,435       392
     NWEQ        Northwest Equity Corporation        WI       37,147        6.8         12,167        25,900      53,603       254
     SFBM        Security Bancorp                    MT      444,220       10.2         13,509        27,837      60,171       262
     TRIC        Tri-County Bancorp, Inc.            WY       23,576        2.5         11,624        23,688      50,100       214


                 Average                                     177,672        8.6         15,090        32,976      58,089       288
                 Median                                       54,156        6.5         14,099        29,150      60,059       259
                 High                                        647,520       29.8         21,449        50,202      82,225       416
                 Low                                          23,576        1.2          9,017        17,372      32,541       152




                                                                      High                      Below
                                                                     School       College      Poverty
                                                                    Graduates    Graduates      Level
                                                                      (%)          (%)          (%)
SUBJECT
                 EMPIRE FEDERAL SAVINGS
                    AND LOAN ASSOCIATION                                88.1         30.2       10.5


COMPARABLE GROUP
     CAPS        Capital Savings Bancorp, Inc.                          77.3         22.3        5.8
     ETFS        East Texas Financial Services, Inc.                    75.7         19.8       12.6
     FBSI        First Bancshares, Inc.                                 60.4          7.2       19.3
     FBHC        Fort Bend Holding Corp.                                80.9         30.2        6.9
     FFHH        FSF Financial Corp.                                    84.6         21.4        4.8
     MIFC        Mid-Iowa Financial Corp.                               77.6         12.7        5.2
     MIVI        Mississippi View Holding Company                       77.9         15.7        4.5
     NWEQ        Northwest Equity Corporation                           78.0         11.4        9.3
     SFBM        Security Bancorp                                       83.2         22.2       10.9
     TRIC        Tri-County Bancorp, Inc.                               77.6         13.2       13.1


                 Average                                                77.3         17.6        9.2
                 Median                                                 77.8         17.8        8.1
                 High                                                   84.6         30.2       19.3
                 Low                                                    60.4          7.2        4.5



                                   EXHIBIT 42

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                                 BALANCE SHEET
                    ASSET COMPOSITION - MOST RECENT QUARTER




                                                                                 As a Percent of Total Assets
                                                                                                                       Real
                                                       Total          Cash &                  Net       Loan Loss     Estate
                                                       Assets         Invest.     MBS        Loans       Reserves     Owned
                                                       ($000)          (%)        (%)         (%)          (%)         (%)
                                                    ------------  ------------- ----------   -----    ------------ ----------
SUBJECT
             EMPIRE FEDERAL SAVINGS
                AND LOAN ASSOCIATION                      86,810         7.35     40.54        48.25         0.23       0.00

COMPARABLE GROUP
     CAPS    Capital Savings Bancorp, Inc.               202,554         6.76     13.94        77.52         0.30       0.03
     ETFS    East Texas Financial Services               115,339        34.34     23.20        40.18         0.25       0.00
     FBSI    First Bancshares, Inc.                      143,671        14.00      0.66        82.68         0.36       0.00
     FBHC    Fort Bend Holding Corp.                     254,739        30.33     26.15        39.85         0.54       0.05
     FFHH    FSF Financial Corp.                         331,395        36.76      0.03        60.92         0.23       0.04
     MIFC    Mid-Iowa Financial Corp.                    115,260        19.74     25.74        52.80         0.24       0.00
     MIVI    Mississippi View Holding Co.                 69,322        28.70      7.72        60.79         1.27       0.00
     NWEQ    Northwest Equity Corp.                       91,804         7.52      8.66        80.09         0.47       0.16
     SFBM    Security Bancorp                            372,239        23.99     20.16        50.40         0.32       0.00
     TRIC    Tri-County Bancorp, Inc.                     76,718        41.19     16.66        40.87         0.54       0.17

             Average                                     177,304        24.33     14.29        58.61         0.45       0.05
             Median                                      129,505        26.34     15.30        56.80         0.34       0.02
             High                                        372,239        41.19     26.15        82.68         1.27       0.17
             Low                                          69,322         6.76      0.03        39.85         0.23       0.00

ALL THRIFTS  (338)
             Average                                   2,823,757        15.09     13.73        67.29         0.65       0.65

WESTERN THRIFTS  (40)
             Average                                   5,244,413        12.88     14.74        68.39         0.83       0.83

MONTANA THRIFTS  (4)
             Average                                     362,208        25.63     15.98        54.32         0.31       0.16




                                                                      As a Percent of Total Assets

                                                                                               Interest      Interest   Capitalized
                                               Goodwill     Other      High Risk    Non-Perf.  Earning      Bearing        Loan
                                              & Intang.     Assets     R.E. Loans     Assets   Assets     Liabilities   Servicing
                                                 (%)         (%)          (%)          (%)       (%)          (%)          (%)
                                              ---------- -----------   ---------- ------------ ---------  ------------ ------------
SUBJECT
             EMPIRE FEDERAL SAVINGS
                AND LOAN ASSOCIATION               0.01       2.33         5.63         0.00     97.12        80.69         0.00

COMPARABLE GROUP
     CAPS    Capital Savings Bancorp, Inc.         0.00       1.73         4.35         0.20     95.83        85.84         0.00
     ETFS    East Texas Financial Services         0.00       2.19         5.18         0.23     97.64        79.82         0.09
     FBSI    First Bancshares, Inc.                0.03       2.63        11.58         0.57     94.88        80.51         0.00
     FBHC    Fort Bend Holding Corp.               0.00       2.86         8.35         0.72     91.46        86.07         0.75
     FFHH    FSF Financial Corp.                   0.00       2.21        10.91         0.07     97.89        84.09         0.04
     MIFC    Mid-Iowa Financial Corp.              0.01       1.68         6.34         0.05    100.05        91.11         0.00
     MIVI    Mississippi View Holding Co.          0.00       2.80         3.41         0.51     97.69        80.82         0.00
     NWEQ    Northwest Equity Corp.                0.00       3.57        11.24         0.92     92.59        85.11         0.00
     SFBM    Security Bancorp                      1.18       4.13         8.85         0.23     90.64        82.40         0.08
     TRIC    Tri-County Bancorp, Inc.              0.00       1.99         3.87         0.22     93.91        80.04         0.00

             Average                               0.12       2.58         7.41         0.37     95.26        83.58         0.10
             Median                                0.00       2.42         7.35         0.23     95.35        83.25         0.00
             High                                  1.18       4.13        11.58         0.92    100.05        91.11         0.75
             Low                                   0.00       1.68         3.41         0.05     90.64        79.82         0.00

ALL THRIFTS  (338)
             Average                               0.32       2.94        14.49         1.20     93.85        86.34         0.34

WESTERN THRIFTS  (40)
             Average                               0.18       2.88        21.33         1.82     94.83        86.78         0.07
MONTANA THRIFTS  (4)
             Average                               0.30       3.54         8.96         0.36     94.57        82.52         0.04


                                   EXHIBIT 43

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                            BALANCE SHEET COMPARISON
                  LIABILITIES AND EQUITY - MOST RECENT QUARTER



                                                                                          As a Percent of Assets

                                                       Total       Total             Total       Total       Other    Preferred
                                                     Liabilities  Equity           Deposits    Borrowings Liabilities  Equity
                                                       ($000)     ($000)             (%)          (%)         (%)       (%)
                                                     -----------------------  ---------------------- --------------------------
SUBJECT
               EMPIRE FEDERAL SAVINGS
                  AND LOAN ASSOCIATION                   70,934      15,876          78.96         1.73      1.02     --

COMPARABLE GROUP
    CAPS       Capital Savings Bancorp, Inc.            181,418      21,136          74.37        13.82      1.37     0.00
    ETFS       East Texas Financial Services             93,524      21,815          80.16         0.00      0.93     0.00
    FBSI       First Bancshares, Inc.                   119,942      23,729          73.75         9.43      0.30     0.00
    FBHC       Fort Bend Holding Corp.                  236,731      18,008          80.43         8.80      3.71     0.00
    FFHH       FSF Financial Corp.                      283,771      47,624          56.85        28.30      0.49     0.00
    MIFC       Mid-Iowa Financial Corp.                 104,453      10,807          68.28        20.82      1.52     0.00
    MIVI       Mississippi View Holding Co.              56,570      12,752          80.77         0.00      0.84     0.00
    NWEQ       Northwest Equity Corp.                    80,084      11,720          65.18        21.52      0.54     0.00
    SFBM       Security Bancorp                         341,535      30,704          77.81        12.02      1.92     0.00
    TRIC       Tri-County Bancorp, Inc.                  64,310      12,408          59.25        24.05      0.53     0.00

               Average                                  156,234      21,070          71.68        13.88      1.21     0.00
               Median                                   112,198      19,572          74.06        12.92      0.88     0.00
               High                                     341,535      47,624          80.77        28.30      3.71     0.00
               Low                                       56,570      10,807          56.85         0.00      0.30     0.00

ALL THRIFTS  (338)
               Average                                1,222,840     104,568          72.25        13.16      1.49     0.08

WESTERN THRIFTS  (40)
               Average                                4,899,922     344,491          69.82        18.81      1.64     0.18

MONTANA THRIFTS  (4)
               Average                                  319,136      43,073          66.53        17.95      1.74     0.00




                                                                                    As a Percent of Assets

                                                               FASB 115                                Reg.      Reg.       Reg.
                                                    Common    Unrealized  Retained   Total   Tangible  Core    Tangible  Risk-Based
                                                    Equity   Gain (Loss)  Earnings   Equity   Equity  Capital  Capital     Capital
                                                      (%)        (%)         (%)      (%)      (%)      (%)      (%)         (%)
                                                    --------------- ---------------------------------------------------------------
SUBJECT
               EMPIRE FEDERAL SAVINGS
                  AND LOAN ASSOCIATION              --            0.29     17.99    18.29    17.99   17.61      17.61       46.67

COMPARABLE GROUP
    CAPS       Capital Savings Bancorp, Inc.        10.43         0.04      6.54    10.43    10.43    9.11       9.11       19.27
    ETFS       East Texas Financial Services        18.91         0.00     11.31    18.91    18.91   15.30      15.30       44.90
    FBSI       First Bancshares, Inc.               16.52        (0.02)     8.64    16.52    16.49   13.40      13.40       20.50
    FBHC       Fort Bend Holding Corp.               7.07        (0.01)     4.11     7.07     7.07    7.30       7.30       18.75
    FFHH       FSF Financial Corp.                  14.37        (0.28)     6.67    14.37    14.37   14.37      14.37       27.58
    MIFC       Mid-Iowa Financial Corp.              9.38         0.02      5.98     9.38     9.36    7.94       7.94       21.11
    MIVI       Mississippi View Holding Co.         18.40         0.17      9.59    18.40    18.40   15.39      15.39       32.82
    NWEQ       Northwest Equity Corp.               12.77        (0.05)     6.78    12.77    12.77    8.21      NA          NA
    SFBM       Security Bancorp                      8.25        (0.43)     5.61     8.25     7.16    7.26       7.26       15.68
    TRIC       Tri-County Bancorp, Inc.             16.17         0.28     10.82    16.17    16.17   14.40      14.40       45.74

               Average                              13.23        (0.03)     7.61    13.23    13.11   11.27      11.61       27.37
               Median                               13.57        (0.00)     6.73    13.57    13.57   11.26      13.40       21.11
               High                                 18.91         0.28     11.31    18.91    18.91   15.39      15.39       45.74
               Low                                   7.07        (0.43)     4.11     7.07     7.07    7.26       7.26       15.68

ALL THRIFTS  (338)
               Average                              13.02        (0.06)     6.32    13.10    12.79   10.85      10.74       23.23

WESTERN THRIFTS  (40)
               Average                               9.55        (0.13)     4.73     9.73     9.56    8.58       8.45       19.06

MONTANA THRIFTS  (4)
               Average                              13.78        (0.29)     8.73    13.78    13.51   10.86      10.86       38.02



                                   EXHIBIT 44

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                         INCOME AND EXPENSE COMPARISON
                             TRAILING FOUR QUARTERS
                                     ($000)






                                                                          Net                    Gain      Total     Goodwill
                                              Interest     Interest     Interest    Provision    (Loss)    Non-Int.  & Intang.
                                               Income      Expense       Income      for Loss    on Sale   Income     Amtz.
                                             ----------------------- ------------ -------------------------------------------- -
SUBJECT
            EMPIRE FEDERAL SAVINGS
               AND LOAN ASSOCIATION               6,304       3,310         2,994         55           0      879            4


COMPARABLE GROUP
    CAPS    Capital Savings Bancorp, Inc.        14,467       8,056         6,411        120           0      759            0
    ETFS    East Texas Financial Services         8,161       4,533         3,628          0         124      264            0
    FBSI    First Bancshares, Inc.               10,113       5,661         4,452        113          27      327           16
    FBHC    Fort Bend Holding Corp.              16,707      10,288         6,419        121         304    1,742            0
    FFHH    FSF Financial Corp.                  22,158      12,808         9,350         33          19    1,326            0
    MIFC    Mid-Iowa Financial Corp.              8,025       4,916         3,109         33          33      920            1
    MIVI    Mississippi View Holding Co.          5,201       2,498         2,703         (1)         76      187            0
    NWEQ    Northwest Equity Corp.                6,806       3,576         3,230         24          68      386            0
    SFBM    Security Bancorp                     25,345      14,912        10,433        120         972    3,039          340
    TRIC    Tri-County Bancorp, Inc.              4,916       2,628         2,288          0          30      136            0

            Average                              12,190       6,988         5,202         56         165      909           36
            Median                                9,137       5,289         4,040         33          51      573            0
            High                                 25,345      14,912        10,433        121         972    3,039          340
            Low                                   4,916       2,498         2,288         (1)          0      136            0

ALL THRIFTS  (338)
            Average                             100,254      62,133        38,121      2,852       2,783    6,671          681

WESTERN THRIFTS  (40)
            Average                             393,536     253,033       140,503     17,766      16,537   24,472        2,135

MONTANA THRIFTS  (4)
            Average                              26,419      14,387        12,032         74         419    3,060           96






                                                                               Net            Net Inc.
                                                Net      Total      Non-     Income           Before
                                              Real Est.  Non-Int. Recurring   Before  Income  Extraord.    Extraord.    Net    Core
                                              Expense   Expense   Expense    Taxes    Taxes    Items        Items     Income  Income
                                             --------------------------------------------------------------------------------------
SUBJECT
            EMPIRE FEDERAL SAVINGS
               AND LOAN ASSOCIATION               0       2,786       0       1,031     399       632           0      632      632


COMPARABLE GROUP
    CAPS    Capital Savings Bancorp, Inc.       (12)      4,067       0       2,983   1,163     1,820           0    1,820    1,820
    ETFS    East Texas Financial Services        13       2,532       0       1,484     541       943           0      943      864
    FBSI    First Bancshares, Inc.             (112)      2,907       0       1,786     631     1,155           0    1,155    1,137
    FBHC    Fort Bend Holding Corp.              (3)      5,755       0       2,589     899     1,690           0    1,690    1,494
    FFHH    FSF Financial Corp.                   0       7,263       0       3,399   1,374     2,025           0    2,025    2,013
    MIFC    Mid-Iowa Financial Corp.              4       2,448       0       1,582     534     1,048           0    1,048    1,027
    MIVI    Mississippi View Holding Co.         (5)      1,615       0       1,432     527       905           0      905      802
    NWEQ    Northwest Equity Corp.              (34)      2,222       0       1,438     607       831           0      831      787
    SFBM    Security Bancorp                      0      10,358       0       3,966   1,422     2,544           0    2,544    1,912
    TRIC    Tri-County Bancorp, Inc.              0       1,465       0         989     341       648           0      648      630

            Average                             (15)      4,063       0       2,165     804     1,361           0    1,361    1,249
            Median                               (2)      2,720       0       1,684     619     1,102           0    1,102    1,082
            High                                 13      10,358       0       3,966   1,422     2,544           0    2,544    2,013
            Low                                (112)      1,465       0         989     341       648           0      648      630

ALL THRIFTS  (338)
            Average                             681      26,680     705      17,400   6,224    11,175         (28)  11,147    9,785

WESTERN THRIFTS  (40)
            Average                           5,639      99,862   1,052      62,852  24,569    38,282         (85)  38,197   28,205

MONTANA THRIFTS  (4)
            Average                           (0.3)       9,555      68       5,836   2,125     3,712           0    3,712    3,469

                                   EXHIBIT 45

KELLER & COMPANY
Columbus, Ohio
614-766-1426


                          INCOME AND EXPENSE COMPARISON
                        AS A PERCENTAGE OF AVERAGE ASSETS
                             TRAILING FOUR QUARTERS




                                                                       Net                  Gain       Total     Goodwill     Net
                                                Interest   Interest  Interest  Provision   (Loss)    Non-Int.   & Intang.  Real Est.
                                                 Income    Expense    Income   for Loss    on Sale    Income      Amtz.     Expense
                                                  (%)        (%)       (%)        (%)        (%)        (%)        (%)        (%)
                                             ---------------------------------------------------------------------------------------
SUBJECT
            EMPIRE FEDERAL SAVINGS
               AND LOAN ASSOCIATION                 7.21      3.78     3.42        0.06      0.00        1.00       0.01       0.00


COMPARABLE GROUP
    CAPS    Capital Savings Bancorp, Inc.           7.59      4.23     3.36        0.06      0.00        0.40       0.00      (0.01)
    ETFS    East Texas Financial Services           7.00      3.89     3.11        0.00      0.11        0.23       0.00       0.01
    FBSI    First Bancshares, Inc.                  7.42      4.15     3.27        0.08      0.02        0.24       0.01      (0.08)
    FBHC    Fort Bend Holding Corp.                 6.92      4.26     2.66        0.05      0.13        0.72       0.00      (0.00)
    FFHH    FSF Financial Corp.                     7.04      4.07     2.97        0.01      0.01        0.42       0.00       0.00
    MIFC    Mid-Iowa Financial Corp.                7.15      4.38     2.77        0.03      0.03        0.82       0.00       0.00
    MIVI    Mississippi View Holding Co.            7.52      3.61     3.91       (0.00)     0.11        0.27       0.00      (0.01)
    NWEQ    Northwest Equity Corp.                  8.22      4.32     3.90        0.03      0.08        0.47       0.00      (0.04)
    SFBM    Security Bancorp                        7.08      4.17     2.92        0.03      0.27        0.85       0.10       0.00
    TRIC    Tri-County Bancorp, Inc.                7.19      3.84     3.34        0.00      0.04        0.20       0.00       0.00

            Average                                 7.31      4.09     3.22        0.03      0.08        0.46       0.01      (0.01)
            Median                                  7.17      4.16     3.19        0.03      0.06        0.41       0.00      (0.00)
            High                                    8.22      4.38     3.91        0.08      0.27        0.85       0.10       0.01
            Low                                     6.92      3.61     2.66       (0.00)     0.00        0.20       0.00      (0.08)

ALL THRIFTS  (338)
            Average                                 7.42      4.20     3.22        0.12      0.11        0.44       0.03       0.00

WESTERN THRIFTS  (40)
            Average                                 7.39      4.52     2.87        0.33      0.15        0.51       0.03       0.10

MONTANA THRIFTS  (4)
            Average                                 7.29      3.87     3.42        0.02      0.12        0.85       0.03      (0.00)




                                                                       Net               Net Inc.
                                                 Total      Non-     Income              Before
                                               Non-Int.  Recurring   Before    Income   Extraord. Extraord.    Net        Core
                                                Expense   Expense     Taxes     Taxes     Items     Items     Income     Income
                                                  (%)       (%)        (%)       (%)       (%)       (%)       (%)        (%)
                                              --------------------------------------------------------------------------------
SUBJECT
            EMPIRE FEDERAL SAVINGS
               AND LOAN ASSOCIATION               3.18       0.00      1.18      0.45      0.72      0.00       0.72       0.72


COMPARABLE GROUP
    CAPS    Capital Savings Bancorp, Inc.         2.13       0.00      1.56      0.61      0.95      0.00       0.95       0.95
    ETFS    East Texas Financial Services         2.17       0.00      1.27      0.46      0.81      0.00       0.81       0.74
    FBSI    First Bancshares, Inc.                2.13       0.00      1.31      0.46      0.85      0.00       0.85       0.83
    FBHC    Fort Bend Holding Corp.               2.38       0.00      1.07      0.37      0.70      0.00       0.70       0.62
    FFHH    FSF Financial Corp.                   2.31       0.00      1.08      0.44      0.64      0.00       0.64       0.64
    MIFC    Mid-Iowa Financial Corp.              2.18       0.00      1.41      0.48      0.93      0.00       0.93       0.92
    MIVI    Mississippi View Holding Co.          2.33       0.00      2.07      0.76      1.31      0.00       1.31       1.16
    NWEQ    Northwest Equity Corp.                2.68       0.00      1.74      0.73      1.00      0.00       1.00       0.95
    SFBM    Security Bancorp                      2.89       0.00      1.11      0.40      0.71      0.00       0.71       0.53
    TRIC    Tri-County Bancorp, Inc.              2.14       0.00      1.45      0.50      0.95      0.00       0.95       0.92

            Average                               2.34       0.00      1.41      0.52      0.89      0.00       0.89       0.83
            Median                                2.25       0.00      1.36      0.47      0.89      0.00       0.89       0.87
            High                                  2.89       0.00      2.07      0.76      1.31      0.00       1.31       1.16
            Low                                   2.13       0.00      1.07      0.37      0.64      0.00       0.64       0.53

ALL THRIFTS  (338)
            Average                               2.29       0.02      1.35      0.48      0.88     (0.00)      0.88       0.81

WESTERN THRIFTS  (40)
            Average                               2.31       0.01      0.88      0.33      0.55     (0.00)      0.55       0.46

MONTANA THRIFTS  (4)
            Average                               2.59       0.01      1.77      0.62      1.15      0.00       1.15       1.08


                                   EXHIBIT 46

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                       YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS



                                        Yield on     Cost of        Net          Net
                                       Int. Earning Int. Bearing   Interest    Interest                 Core                  Core
                                         Assets     Liabilities    Spread      Margin*       ROAA       ROAA     ROAE         ROAE
                                           (%)         (%)          (%)          (%)         (%)        (%)       (%)         (%)
                                       ---------------------------------------------------------------------------------------------
         EMPIRE FEDERAL SAVINGS
            AND LOAN ASSOCIATION          7.51         4.71         2.80        3.57         0.72       0.72     3.99         3.99


CAPS     Capital Savings Bancorp, Inc.    7.72         4.81         2.91        3.42         0.95       0.95     8.96         8.96
ETFS     East Texas Financial Services    7.17         4.88         2.29        3.19         0.81       0.74     4.17         3.82
FBSI     First Bancshares, Inc.           7.73         5.13         2.60        3.40         0.85       0.83     4.90         4.82
FBHC     Fort Bend Holding Corp.          7.23         4.82         2.41        2.78         0.70       0.62     9.62         8.50
FFHH     FSF Financial Corp.              7.26         4.95         2.31        3.06         0.64       0.64     3.79         3.76
MIFC     Mid-Iowa Financial Corp.         7.30         4.90         2.40        2.83         0.93       0.92     10.00        9.79
MIVI     Mississippi View Holding Co.     7.74         4.53         3.21        4.02         1.31       1.16     6.73         5.96
NWEQ     Northwest Equity Corp.           8.66         5.09         3.57        4.11         1.00       0.95     6.91         6.54
SFBM     Security Bancorp                 7.67         4.97         2.70        3.16         0.71       0.53     8.22         6.18
TRIC     Tri-County Bancorp, Inc.         7.37         4.81         2.56        3.43         0.95       0.92     5.13         4.99

         Average                          7.59         4.89         2.70        3.34         0.89       0.83     6.84         6.33
         Median                           7.52         4.89         2.58        3.30         0.89       0.88     6.82         6.07
         High                             8.66         5.13         3.57        4.11         1.31       1.16     10.00        9.79
         Low                              7.17         4.53         2.29        2.78         0.64       0.53     3.79         3.76


         Average                          7.73         4.92         2.80        3.35         0.88       0.81     8.08         7.26


         Average                          7.72         5.09         2.63        3.00         0.55       0.46     5.94         4.60


         Average                          7.70         4.73         2.96        3.61         1.15       1.08     9.30         8.62

*    Based on average interest-earning assets.

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 47

                                                                  DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA


                                                         DIVIDENDS                                RESERVES AND SUPPLEMENTAL DATA
                                                                                                     - MOST RECENT PERIOD
                                                   12 Month                 12 Month
                                       12 Month     Common      Current     Dividend                Reserves/   Reserves/
                                       Preferred     Div./     Dividend      Payout                   Gross     Non-Perf.
                                       Dividends     Share       Yield       Ratio                    Loans      Assets
                                        ($000)        ($)         (%)         (%)                      (%)         (%)
                                      ---------------------------------------------------          ------------------------


                                                                                                                     SUBJECT
             EMPIRE FEDERAL SAVINGS
                AND LOAN ASSOCIATION           NA       NA          NA           NA                  0.46       NM

COMPARABLE GROUP
CAPS         Capital Savings Bancorp, Inc.      0        0.33        1.87        17.96               0.38      152.91
ETFS         East Texas Financial Services      0        0.10        1.38        11.90               0.62      106.64
FBSI         First Bancshares, Inc.             0        0.20        1.19        21.05               0.44       63.49
FBHC         Fort Bend Holding Corp.            0        0.28        1.66        15.73               1.34       44.46
FFHH         FSF Financial Corp.                0        0.50        4.17        87.72               0.38      332.75
MIFC         Mid-Iowa Financial Corp.           0        0.08        1.23        13.33               0.44      513.21
MIVI         Mississippi View Holding Co.       0        0.16        1.36        15.69               2.04      249.15
NWEQ         Northwest Equity Corp.             0        0.35        3.90        38.04               0.59       51.54
SFBM         Security Bancorp                   0        0.67        3.03        39.73               0.63      135.90
TRIC         Tri-County Bancorp, Inc.           0        0.45        2.72        43.69               1.31      252.73

             Average                            0        0.31        2.25        30.48               0.82      190.28
             Median                             0        0.30        1.76        19.51               0.61      144.41
             High                               0        0.67        4.17        87.72               2.04      513.21
             Low                                0        0.08        1.19        11.90               0.38       44.46

ALL THIFTS (338)
             Average                          370        0.30        1.41        25.35               0.66       91.98

WESTERN THRIFTS (40)
             Average                        3,079        0.32        1.32        22.65               1.17       78.61

MONTANA THRIFTS (4)
             Average                            0        0.62        3.19        42.34               0.53      155.47






                                        DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD

                                        Net
                                     Chargeoffs/ Provisions/    1 Year                   Total
                                      Average       Net       Repricing   Effective    Assets/
                                       Loans     Chargeoffs      Gap      Tax Rate    Employee
                                        (%)         (%)          (%)         (%)       ($000)
                                      -------------------------------------------------------------------


SUBJECT             EMPIRE FEDERAL SAVINGS
                AND LOAN ASSOCIATION       0.00        NM          NA          37.70    3,339

COMPARABLE GROUPS
CAPS         Capital Savings Bancorp,      0.00        NM          NA          38.93    3,116
ETFS         East Texas Financial Serv     0.00        NM         -10.77       36.53    4,436
FBSI         First Bancshares, Inc.        0.00        NM          NA          37.52    2,566
FBHC         Fort Bend Holding Corp.       0.00        NM           7.62       33.98    3,352
FFHH         FSF Financial Corp.           0.01       300.00       15.08       37.36    3,682
MIFC         Mid-Iowa Financial Corp.      0.02       300.00       -3.02       34.73    3,202
MIVI         Mississippi View Holding      0.05        20.00       NA          35.74    3,301
NWEQ         Northwest Equity Corp.        0.02       150.00       -4.97       42.38    2,782
SFBM         Security Bancorp              0.12        57.69       NA          39.66    2,229
TRIC         Tri-County Bancorp, Inc.      0.00        NM          NA          31.23    4,262

             Average                       0.02       165.54        0.79       36.81    3,293
             Median                        0.01       150.00       -3.02       36.95    3,251
             High                          0.12       300.00       15.08       42.38    4,436
             Low                           0.00        20.00      -10.77       31.23    2,229

ALL THRIFTS (338)
             Average                       0.13       112.12       -1.84       24.92    4,041

WESTERN THRIFTS (40)
             Average                       0.49       174.88       -0.57       32.74    4,554

MONTANA THRIFTS (4)
             Average                       0.05        52.56      -11.59       35.79    2,282



KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 48

                                          COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                                                   Stock Prices as of September 6, 1996

                                 Market Data                             Pricing Ratios                         Dividends
                            ----------------------------    ---------------------------------------      ------------------------
                                                    Book             Price/          Price/   Price/
                            Market  Price/  12 Mo. Value/    Price/   Book   Price/  Tang.     Core        Div./  Dividend  Payout
                            Value   Share    EPS    Share    Earnings Value  Assets  Bk. Val.  Earnings   Share    Yield    Ratio
                            ($M)      ($)     ($)   ($)       (X)      (%)   (%)      (%)      (%)         ($)     (%)       (%)
EMPIRE FEDERAL S & L ASSN.
  Appraised value - midpoint 19.60  10.00    0.50   16.60    20.12    60.24    18.52  60.24   20.12         0.00    0.00     0.00
  Minimum of range           16.66  10.00    0.55   18.00    18.09    55.55    16.19  55.55   18.09         0.00    0.00     0.00
  Maximum of range           22.54  10.00    0.46   15.57    21.94    64.23    20.73  64.23   21.94         0.00    0.00     0.00
  Superrange maximum         25.92  10.00    0.42   14.69    23.78    68.09    23.12  68.09   23.78         0.00    0.00     0.00

ALL THRIFTS (338)
  Average                   126.28  17.77    1.35   16.59    16.25   110.16    13.85 113.19   17.46         0.42    1.85    35.55
  Median                     37.37  16.06    1.24   15.73    13.71   102.19    11.93 104.23   14.84         0.35    1.95    24.77

MONTANA THRIFTS (4)
  Average                    50.47  19.91    1.48   17.59    13.57   122.85    15.52 127.19   15.05         0.62    3.19    42.34
  Median                     49.14  20.25    1.51   18.96    13.59    98.59    15.77 107.19   14.87         0.63    2.85    36.83
COMPARABLE GROUP (10)
  Average                    18.57  14.80    1.12   17.11    14.03    86.84    11.55  88.59   15.05         0.31    2.25    30.48
  Median                     14.72  15.63    0.99   18.97    12.24    86.69    11.58  86.77   15.09         0.30    1.76    19.51
COMPARABLE GROUP
  CAPS Capital Savings
    Bancorp, Inc.            19.00  19.25    1.81   20.34    10.64    94.64     9.87  94.64   10.64         0.33    1.87    17.96
  ETFS East Texas
    Financial Services       15.62  14.50    0.84   19.24    17.26    75.36    14.25  75.36   19.08         0.10    1.38    11.90
  FBSI First Bancshares,
    Inc.                     21.25  16.75    0.95   18.70    17.63    89.57    14.79  89.72   17.82         0.20    1.19    21.05
  FBHC Fort Bend Holding
    Corp.                    13.82  16.88    1.78   21.98     9.48    76.77     5.43  76.77   10.75         0.28    1.66    15.73
  FFHH FSF Financial Corp.   41.73  12.00    0.57   15.58    21.05    77.02    12.59  77.02   21.05         0.50    4.17    87.72
  MIFC Mid-Iowa Financial
    Corp.                    10.94   6.50    0.60    6.42    10.83   101.25     9.49 101.40   11.02         0.08    1.23    13.33
  MIVI Mississippi View
    Holding Co.              10.69  11.75    1.02   14.02    11.52    83.81    15.42  83.81   12.91         0.16    1.36    15.69
  NWE Northwest Equity Corp.  9.69  10.25    0.92   13.45    11.14    76.21    10.56  76.21   11.78         0.35    3.90    38.04
  SFBM Security Bancorp      31.80  21.75    1.68   21.00    12.95   103.57     8.54 120.77   17.26         0.67    3.03    39.73
  TRIC Tri-County
    Bancorp, Inc.            11.19  18.38    1.03   20.38    17.84    90.16    14.58  90.16   18.19         0.45    2.72    43.69



              COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                     Stock Prices as of September 6, 1996
                              Financial Ratios
                              ----------------------

                                 Equity/
                                Assets    ROA   ROE
                                 (%)      (%)    (%)
EMPIRE FEDERAL S & L ASSN.
  Appraised value - midpoint   30.75      0.92   2.99
  Minimum of range             29.14      0.89   3.07
  Maximum of range             32.27      0.94   2.93
  Superrange maximum           33.95      0.97   2.86

ALL THRIFTS (338)
  Average                      13.10      0.88   8.08
  Median                       10.34      0.89   7.38

MONTANA THRIFTS (4)
  Average                      13.78      1.15   9.30
  Median                       11.68      1.16   7.44
COMPARABLE GROUP (10)
  Average                      13.23      0.89   6.84
  Median                       13.57      0.89   6.82
COMPARABLE GROUP
  CAPS Capital Savings
    Bancorp, Inc.              10.43      0.95   8.96
  ETFS East Texas
    Financial Services         18.91      0.81   4.17
  FBSI First Bancshares,
    Inc.                       16.52      0.85   4.90
  FBHC Fort Bend Holding
    Corp.                       7.07      0.70   9.62
  FFHH FSF Financial Corp.     14.37      0.64   3.79
  MIFC Mid-Iowa Financial
    Corp.                       9.38      0.93  10.00
  MIVI Mississippi View
    Holding Co.                18.40      1.31   6.73
  NWE Northwest Equity Corp.   12.77      1.00   6.91
  SFBM Security Bancorp         8.25      0.71   8.22
  TRIC Tri-County
    Bancorp, Inc.              16.17      0.95   5.13

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                   EXHIBIT 49

                       VALUATION ANALYSIS AND CONCLUSIONS

                             Empire Federal Bancorp, Inc./Empire Federal Savings & Loan Assn.
                      Stock Prices as of September 6, 1996


Valuation assumptions:                                                  Comparable Group                  All Thrifts
                                      Symbol            Value        Average        Median        Average        Median
                                    ----------      ---------------------------- ---------------------------- --------------
Post conv. price to earnings           P/E              20.12          14.03         12.24          16.25         13.71
Post conv. price to book value         P/B              60.24%         86.84%        86.69%        110.16%       102.19%
Post conv. price to assets             P/A              18.52%         11.55%        11.58%         13.85%        11.93%
Post conv. price to core earnings      P/E              20.12          15.05         15.09          17.46         14.84
Pre conversion earnings ($)             Y         $       632,000   For the twelve months ended June 30, 1996.
Pre conversion book value ($)           B         $    15,876,000   At June 30, 1996.
Pre conversion assets ($)               A         $    86,810,000   At June 30, 1996.
Pre conversion core earnings ($)                  $       632,000   For the twelve months ended June 30, 1996.
Conversion expense ($)                  X         $       585,000
Proceeds not reinvested ($)             Z         $     1,568,000
ESOP borrowings ($)                     E         $     1,568,000
ESOP cost of borrowings, net (%)        S                   6.11%
ESOP term of borrowings (yrs.)          T                      10
RRP amount ($)                          M         $       784,000
RRP expense ($)                         N         $       156,800
Tax rate (%)                           TAX                 37.00%
Investment rate of return, net (%)      R                   3.64%
Investment rate of return, pretax (%)                       5.78%

Formulae to indicate value after conversion:

1.  P/E method:     Value  =  P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))                =         $     19,601,372
                              ------------------------------------
                                         1-(P/E)R



2.  P/B method:     Value  =  P/B(B-X-E-M)                                         =         $     19,601,009
                              ------------
                                 1-P/B



3.  P/A method:     Value  =  P/A(A-X)                                             =         $     19,599,435
                              --------
                               1-P/A



VALUATION CORRELATION AND CONCLUSIONS:

                                    Number of           Price                        TOTAL
                                      Shares          Per Share                      VALUE
                                   -------------    --------------               --------------

Appraised value - midrange            1,960,000        $10.00                  $    19,600,000

Minimum - 85% of midrange             1,666,000        $10.00                  $    16,660,000
Maximum - 115% of midrange            2,254,000        $10.00                  $    22,540,000
Superrange - 115% of maximum          2,592,100        $10.00                  $    25,921,000



                                   Exhibit 50


KELLER & COMPANY
Columbus, Ohio
614-766-1426


                     PROJECTED  EFFECT OF  CONVERSION  PROCEEDS
         Empire Federal Bancorp, Inc./Empire Federal Savings & Loan Assn.
                           At the MINIMUM of the Range


1.   Gross Conversion Proceeds

     Minimum market value                                                $       16,660,000
            Less:  Estimated conversion expenses                                    545,000

     Net conversion proceeds                                             $       16,115,000


2.   Generation of Additional Income

     Net conversion proceeds                                             $       16,115,000
            Less:  Proceeds not invested  (1)                                     1,332,800
     Total conversion proceeds invested                                  $       14,782,200

     Investment rate                                                                   3.64%

     Earnings increase - return on  proceeds invested                    $          538,279
            Less:  Estimated cost of ESOP borrowings                                 81,434
            Less:  Amortization of ESOP borrowings, net of taxes                     83,966
            Less:  RRP expense, net of taxes                                         83,966

     Net earnings increase                                               $          288,912


3.   Comparative Earnings

                                                                               Regular              Core
                                                                           -----------------  -----------------

     Before conversion - 12 months ended 06/30/96                        $          632,000            632,000
     Net earnings increase                                                          288,912            288,912
     After conversion                                                    $          920,912            920,912


4.   Comparative Net Worth  (2)

     Before conversion - 06/30/96                    $        15,876,000
     Conversion proceeds                                      14,115,800
     After conversion                                $        29,991,800


5.   Comparative Net Assets

     Before conversion - 06/30/96                    $        86,810,000
     Conversion proceeds                                      16,115,000
     After conversion                                $       102,925,000

(1) Represents ESOP borrowings.
(2) ESOP borrowings and RRP are omitted from net worth.

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 51

                     PROJECTED  EFFECT OF  CONVERSION  PROCEEDS
         Empire Federal Bancorp, Inc./Empire Federal Savings & Loan Assn.
                          At the MIDPOINT of the Range


1.   Gross Conversion Proceeds

     Midpoint market value                                               $       19,600,000
            Less:  Estimated conversion expenses                                    585,000

     Net conversion proceeds                                             $       19,015,000


2.   Generation of Additional Income

     Net conversion proceeds                                             $       19,015,000
            Less:  Proceeds not invested  (1)                                     1,568,000
     Total conversion proceeds invested                                  $       17,447,000

     Investment rate of return                                                        3.64%

     Earnings increase - return on  proceeds invested                    $          635,315
            Less:  Estimated cost of ESOP borrowings                                 95,805
            Less:  Amortization of ESOP borrowings, net of taxes                     98,784
            Less:  RRP expense, net of taxes                                         98,784

     Net earnings increase                                               $          341,942


3.   Comparative Earnings

                                                                               Regular              Core
                                                                           -----------------  -----------------

     Before conversion - 12 months ended 06/30/96                        $          632,000            632,000
     Net earnings increase                                                          341,942            341,942
     After conversion                                                    $          973,942            973,942

4.   Comparative Net Worth  (2)

     Before conversion - 06/30/96                    $        15,876,000
     Conversion proceeds                                      16,663,000
     After conversion                                $        32,539,000


5.   Comparative Net Assets

     Before conversion - 06/30/96                    $        86,810,000
     Conversion proceeds                                      19,015,000
     After conversion                                $       105,825,000


     (1)  Represents ESOP borrowings.
     (2)  ESOP borrowings and RRP are omitted from net worth.

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 52

                     PROJECTED EFFECT OF CONVERSION PROCEEDS
        Empire Federal Bancorp, Inc./Empire Federal Savings & Loan Assn.
                           At the MAXIMUM of the Range


1.   Gross Conversion Proceeds


     Maximum market value                                                $       22,540,000
            Less:  Estimated conversion expenses                                    619,000

     Net conversion proceeds                                             $       21,921,000


2.   Generation of Additional Income

     Net conversion proceeds                                             $       21,921,000
            Less:  Proceeds not invested  (1)                                     1,803,200
     Total conversion proceeds invested                                  $       20,117,800

     Investment rate                                                                  3.64%

     Earnings increase - return on  proceeds invested                    $          732,570
            Less:  Estimated cost of ESOP borrowings                                110,176
            Less:  Amortization of ESOP borrowings, net of taxes                    113,602
            Less:  RRP expense, net of taxes                                        113,602

     Net earnings increase                                               $          395,191


3.   Comparative Earnings

                                                                               Regular              Core
                                                                           -----------------  -----------------

     Before conversion - 12 months ended 06/30/96                        $          632,000            632,000
     Net earnings increase                                                          395,191            395,191
     After conversion                                                    $        1,027,191          1,027,191

4.   Comparative Net Worth  (2)

     Before conversion - 06/30/96                    $        15,876,000
     Conversion proceeds                                      19,216,200
     After conversion                                $        35,092,200


5.   Comparative Net Assets

     Before conversion - 06/30/96                    $        86,810,000
     Conversion proceeds                                      21,921,000
     After conversion                                $       108,731,000


     (1)  Represents ESOP borrowings.
     (2)  ESOP borrowings and RRP are omitted from net worth.

KELLER & COMPANY
Columbus, Ohio
614-766-1426
                                   EXHIBIT 53


                     PROJECTED  EFFECT OF  CONVERSION  PROCEEDS
        Empire Federal Bancorp, Inc./Empire Federal Savings & Loan Assn.
                            At the SUPERRANGE Maximum


1.   Gross Conversion Proceeds

     Superrange market value                                             $       25,921,000
            Less:  Estimated conversion expenses                                    619,000

     Net conversion proceeds                                             $       25,302,000


2.   Generation of Additional Income

     Net conversion proceeds                                             $       25,302,000
            Less:  Proceeds not invested  (1)                                     2,073,680
     Total conversion proceeds invested                                  $       23,228,320

     Investment rate                                                                   3.64%

     Earnings increase - return on  proceeds invested                    $          845,836
            Less:  Estimated cost of ESOP borrowings                                126,702
            Less:  Amortization of ESOP borrowings, net of taxes                    130,642
            Less:  RRP expense, net of taxes                                        130,642

     Net earnings increase                                               $          457,851


3.   Comparative Earnings

                                                                               Regular              Core
                                                                           -----------------  -----------------

     Before conversion - 12 months ended 06/30/96                        $          632,000            632,000
     Net earnings increase                                                          457,851            457,851
     After conversion                                                    $        1,089,851          1,089,851

4.   Comparative Net Worth  (2)

     Before conversion - 06/30/96                    $        15,876,000
     Conversion proceeds                                      22,191,480
     After conversion                                $        38,067,480


5.   Comparative Net Assets

     Before conversion - 06/30/96                    $        86,810,000
     Conversion proceeds                                      25,302,000
     After conversion                                $       112,112,000


     (1)  Represents ESOP borrowings.
     (2)  ESOP borrowings and RRP are omitted from net worth.

                                   EXHIBIT 54

KELLER & COMPANY
Columbus, Ohio
614-766-1426



                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT





                                                                                    Premium
                                                                                    or
                                                                                    (discount)
                                                                                    from
                                                                                    comparable
                                                                                    group.
                                                                                 -----------------------------

                                                          Empire Federal                  Average        Median

                    Midpoint:
                       Price/earnings                          20.x2                        43.40%         64.49%
                       Price/book value                        60.%4   *                   (30.63)%       (30.51)%
                       Price/assets                            18.%2                        60.32%         60.01%
                       Price/tangible book value               60.%4                       (32.00)%       (30.58)%
                       Price/core earnings                     20.x2                        33.72%         33.41%




                    Minimum of range:
                       Price/earnings                          18.x9                        28.91%         47.86%
                       Price/book value                        55.%5   *                   (36.03)%       (35.92)%
                       Price/assets                            16.%9                        40.12%         39.84%
                       Price/tangible book value               55.%5                       (37.29)%       (35.98)%
                       Price/core earnings                     18.x9                        20.20%         19.93%




                    Maximum of range:
                       Price/earnings                          21.x4                        56.36%         79.35%
                       Price/book value                        64.%3   *                   (26.03)%       (25.91)%
                       Price/assets                            20.%3                        79.45%         79.09%
                       Price/tangible book value               64.%3                       (27.49)%       (25.97)%
                       Price/core earnings                     21.x4                        45.80%         45.46%




                    Super maximum of range:
                       Price/earnings                          23.x8                        69.47%         94.39%
                       Price/book value                        68.%9   *                   (21.59)%       (21.45)%
                       Price/assets                            23.%2                       100.14%         99.75%
                       Price/tangible book value               68.%9                       (23.13)%       (21.52)%
                       Price/core earnings                     23.x8                        58.03%         57.67%


 *   Represents pricing ratio associated with primary valuation method.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                      EMPIRE FEDERAL SAVINGS & LOAN ASSN.

                      Summary of Market Value Adjustments


                                      Midpoint Price to Book Value Ratio
                                   Percentage Adjustment from Comparable Group
                                  ---------------------------------------------
                                  9/6/96
                                  Original
                                  Appraisal      Update       Update
                                 ------------  -----------  -------------
Earnings performance                  (7.00)%          %                %
Financial condition                    6.00
Market area                           (3.00)
Dividend payments                     (5.00)
Subscription interest                 (7.00)
Marketing of the issue               (16.00)
Liquidity                              0.00
Management                             5.00

   Total                              (27.00)%       0.00%         0.00%

Midpoint price to book value ratio:
   Subject                             60.24%            %             %
   Comparable group                    86.84%            %             %
     Discount                          26.60 BP      0.00 BP       0.00 BP

Premium/(Discount) Range

Minimum = 5.0% or less
Moderate = 6.0% - 12.0%
Maximum = 13.0% - 20.0%

                                  ALPHABETICAL
                                    EXHIBITS

                                    EXHIBIT A

                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAC



                               PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its offices in Columbus, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuation and appraisal, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 80 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, the Ohio League of Financial Institutions, and the Tri State League of Financial Institutions.

Each of the firm's senior consultants has over fifteen years front line experience and accomplishment in various areas of the thrift, banking, and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included charter and insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projection and modeling, stock valuation, fairness opinions, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                             CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over eighteen years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Savings and Loan Associations, working for two years in the northeastern Ohio district as an examiner of thrift institutions before pursuing graduate studies at the Ohio State University.

Mr. Keller later worked as an associate for a management consulting firm specializing in services to thrift institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of Vice President, with experience in almost all facets of thrift operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November, 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University in 1965 with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

JOHN S. KORTING has eighteen years experience in the financial institution industry working in such areas as data processing, software design, strategic planning, productivity improvement, cash management, incentive compensation planning, asset and liability management and organizational planning.

Mr. Korting began his career with Huntington Bank, Columbus, Ohio, in 1976 as manager of the accounting department in the Bank's operations area, focusing on system analysis for automated teller machines and electronic funds transfer. Mr. Korting then became a system engineer with Electronic Data Systems, Dallas, Texas, providing computer programming and implementation support. He then served as a senior consultant with two big eight accounting firms, Deloitte & Touche and Price Waterhouse. He worked on a wide variety of financial institution projects, including strategic planning, Office of Thrift Supervision business plans, financial analysis, computer, installations, computerized financial modeling, and bank operations.

John Korting graduated from the Ohio State University with a B.S. in Accounting and Computer Science in 1976.

                             EXHIBIT B

                               RB 20
                            CERTIFICATION


I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past or ongoing indictments, formal investigations, examinations, or administrative proceedings (excluding routine or customary audits, inspections and investigations) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign governmental entity, which involve:

(i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)  violation of securities or commodities laws or regulations;

(iii) violation of depositary institution laws or regulations;

(iv)  violation of housing authority laws or regulations;

(v) violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization;

(vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete, and correct to the best of my knowledge and belief.

                                             Conversion Appraiser


        9-25-96                         (Signature of Michael R. Keller)
          Date                                Michael R. Keller

                                    EXHIBIT C





                            AFFIDAVIT OF INDEPENDENCE


STATE OF OHIO,

COUNTY OF FRANKLIN, ss:


     I, Michael R. Keller, being first duly sworn hereby depose and say that:
     The fee which I received directly from the applicant, Empire Federal Savings and Loan Association, Livingston, Montana, in the amount of $17,000 for the performance of my appraisal was not related to the value determined in the appraisal; that the undersigned appraiser is independent and has fully disclosed to the Office of Thrift Supervision any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed in a written statement to the Office of Thrift Supervision.
      Further, affiant sayeth naught.

                                                 /s/ Michael R. Keller
                                                  MICHAEL R. KELLER


         Sworn to before me and subscribed in my presence this 25th day of September, 1996.

                                                 /s/ Lori A. Kessen
                                                  NOTARY PUBLIC
                                                  (Seal)